     As filed with the Securities and Exchange Commission on March 17, 2000
                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    Form S-11

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                           DM MORTGAGE INVESTORS, LLC
        (Exact name of registrant as specified in governing instruments)

                        2901 El Camino Avenue, Suite 206
                             Las Vegas, Nevada 89102
                    (Address of principal executive offices)

                           ---------------------------

                               Michael V. Shustek
                             Chief Executive Officer
                                 CAPSOURCE, INC.
                        2901 El Camino Avenue, Suite 206
                             Las Vegas, Nevada 89102
                     (Name and address of agent for service)

      The Commission is requested to send copies of all communications to:

                               Guy P. Lander, Esq.
                           Goodman Phillips & Vineberg
                                 430 Park Avenue
                            New York, New York 10022

         Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
          Title of              Amount Being      Proposed Maximum      Proposed Maximum       Amount of
 Securities Being Registered     Registered        Offering Price          Aggregate        Registration Fee
                                                      Per Unit           Offering Price
     ===================          ========         =============        ===============      =============

Units of Limited Liability       100,000,000           $1.00              $100,000,000          $26,400
Company Interest
------------------------------------------------------------------------------------------------------------


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              CROSS REFERENCE SHEET

                                -----------------

             CROSS REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS OF
                        INFORMATION REQUIRED BY FORM S-11


Item Number and Caption                                      Location in Prospectus

1.  Forepart of Registration Statement and Outside Front     Outside Front Cover Page of Prospectus
    Cover Page

2.  Inside Front and Outside Back Cover Pages of Prospectus  Inside Front and Outside Back Cover Pages


3.  Summary Information, Risk Factors and Ratio of           Summary Risk Factors
    Earnings to Fixed Charges

4.  Determination of Offering Price                          *

5.  Dilution                                                 *


6.  Selling Security Holders                                 *

7.  Plan of Distribution                                     Plan of Distribution

8.  Use of Proceeds                                          Use of Proceeds

9.  Selected Financial Data                                  Selected Financial Data

10. Management's Discussion and Analysis of  Financial       *
    Condition and Results of Operations

11. General Information as to Registrant                     Front Cover Page; Summary; Risk Factors; Business;
                                                             Management; Summary of Operating Agreement, Rights of
                                                             Members and  Description of Units

12. Policy with Respect to Certain Activities                Business; Compensation of Manager; Summary of Operating
                                                             Agreement, Rights of Members and Description of Units;
                                                             Reports to Members

13. Investment Policies of Registrant                        Business; How the Company Protects Its Rights as a
                                                             Lender; Summary of Operating Agreement, Rights of
                                                             Members and Description of Units

14. Description of Real Estate                               *

15. Operating Data                                           *

16. Tax Treatment of Registrant and Its Security Holders     Risk Factors; Federal Income Tax Consequences

17. Market Price of and Dividends on the Registrant's        *
    Common Equity and Related Stockholder Matters

18. Description of Registrant's Securities                   Summary of Operating Agreement, Rights of Members and
                                                             Description of Units

19. Legal Proceedings                                        *

20. Security Ownership of Certain Beneficial Owners and      Management
    Management

21. Directors and Executive Officers                         Management

22. Executive Compensation                                   Management; Compensation of the Manager

23. Certain Relationships and Related Transactions           Conflicts of Interest; Management; Business

24. Selection, Management and Custody of  Registrant's       Compensation of the Manager; Business
    Investments

25. Policies with Respect to Certain Transactions            Risk Factors; Conflicts of Interest; Business; Summary
                                                             of Operating Agreement, Rights of Members and
                                                             Description of Units

26. Limitations of Liability                                 Fiduciary Responsibility; Summary of Operating
                                                             Agreement, Rights of Members and Description of Units

27. Financial Statements and Information                     Financial Statements

28. Interests of Named Experts and Counsel                   Legal Matters

29.  Disclosure of Commission Position on                    Fiduciary Responsibility
     Indemnification for Securities Act Liabilities

30.  Quantitative and Qualitative Disclosures About          *
     Market Risk

----------

* Not Applicable

                              SUBJECT TO COMPLETION
                               DATED MARCH 17, 2000
PRELIMINARY PROSPECTUS

                           DM MORTGAGE INVESTORS, LLC
                       a Nevada Limited Liability Company

                                   100,000,000
                  Units of Limited Liability Company Interests

                              --------------------

The Limited Liability Company
         The Company will primarily invest in or purchase mortgage loans on real estate and leasehold interests. The Company was organized in Nevada in December 1999, and as of the date of this Prospectus has not conducted any investment business. Its Manager, Capsource, Inc., a Nevada corporation, is wholly owned by Sunderland Corporation, a Delaware corporation with publicly held common stock traded on the NASDAQ Bulletin Board under the symbol "DLMA." Investors in the Company will be members, similar to limited partners of a limited partnership, whose rights and obligations are described in the Operating Agreement.

The Offering
o        Offering is 100,000,000 Units for $100,000,000.
o        Price is $1.00 per Unit.
o        Minimum purchase is 2,000 Units.
o Offering is on a best-efforts basis - DM Financial Services, Inc., an affiliate of the Company, will be offering the Units for sale and will be receiving commissions, dealer management fees and reimbursement of accountable expenses of up to one and one-half percent (1.5%) of gross proceeds, of which a maximum amount of one-half percent (0.5%) of gross proceeds is for the reimbursement of expenses. Additionally, sales commissions of up to three percent (3%), marketing incentive fees of up to one half of one percent (0.5%) and reimbursement of accountable expenses of up to one-half of one percent (0.5%) of gross proceeds of this offering may be paid to unaffiliated broker-dealers, if any.
o Proceeds to the Company are a Minimum of $1,500,000 and a Maximum of $100,000,000, less fees and expenses (including sales commissions, if any) of the Offering estimated to be between $500,000 (a portion of which will be paid by Sunderland Corporation) and $2,500,000.
o The first $1,500,000 of proceeds from the Offering will be held in an Escrow Account by BankWest of Nevada and returned to investors if $1,500,000 in proceeds have not been obtained by December 31, 2000.
o The Units will be in book entry form only. You will not receive a Unit certificate.

The Risk Factors
         See "Risk Factors" at page 8 for a discussion of these and other significant risk factors associated with a purchase of Units: o Your ability to sell or transfer Units is limited; no market currently exists, nor is one expected to develop.

o You must hold your Units for one year before requesting that the Company repurchase any of them.
o Repurchases of Units by the Company are subject to other limitations. o You must place total reliance on the Manager for operating the Company.
o        The Manager is subject to conflicts of interest with other members.
o Investments in real estate mortgages carry risks; for example, defaults can occur in payments by the borrowers.
o The Company will primarily invest in commercial real estate mortgages in Nevada, Arizona and California. No mortgages have yet been identified for investment by the Company.
o Other than the minimum gross proceeds of $1,500,000, of which approximately $1,250,000 are expected to be available for mortgage investments, the Company is not assured of any Offering proceeds.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Units or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present of future cash benefit or tax consequence which may flow from an Investment in this program is not permitted.

                The date of this Prospectus is         , 2000.

                                TABLE OF CONTENTS

COVER PAGE........................................................................................................1

         The Limited Liability Company............................................................................1
         The Offering.............................................................................................1
         The Risk Factors.........................................................................................1

SUMMARY  .........................................................................................................1

RISK FACTORS......................................................................................................8
         Forward Looking Statements...............................................................................8
         Risks of Real Estate Mortgage Loans......................................................................8
         Lack of Liquidity.......................................................................................13
         Risks of Lack of Control by Members.....................................................................14
         Conflicts of Interest Risks.............................................................................15
         Competition Risks.......................................................................................17
         Taxation Risks..........................................................................................17

INVESTOR SUITABILITY STANDARDS...................................................................................18

NOTICE TO CALIFORNIA RESIDENTS...................................................................................20

USE OF PROCEEDS..................................................................................................21

CAPITALIZATION OF THE COMPANY....................................................................................22

CAPITAL CONTRIBUTION OF THE MANAGER..............................................................................22

COMPENSATION OF THE MANAGER AND ITS AFFILIATES...................................................................22
         Front End Fees..........................................................................................25
         Promotional Interest of Manager.........................................................................25
         Ongoing/ Recurring Fees.................................................................................26
         Paid by Borrowers.......................................................................................26

CONFLICTS OF INTEREST............................................................................................26

FIDUCIARY RESPONSIBILITY.........................................................................................30
         Exculpation.............................................................................................30
         Indemnification.........................................................................................30

MANAGEMENT.......................................................................................................31
         Management of the Company...............................................................................31

         Research and Acquisition by the Manager.................................................................31
         Company Management......................................................................................31
         Mortgage Investments....................................................................................32
         Directors and Executive Officers........................................................................32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................36

BUSINESS ........................................................................................................38
         Commitment of Members' Capital Contributions............................................................42
         Principal Investment Objectives.........................................................................42
         Types of Mortgage Loans.................................................................................43
         Prepayment Penalties....................................................................................45
         Balloon Payment.........................................................................................45
         Equity Interests and Participation in Real Property.....................................................45
         Loan Limit Amount.......................................................................................45
         Mortgage Loans to Affiliates............................................................................45
         Purchase of Loans from Affiliates.......................................................................45
         Borrowing...............................................................................................46
         Repayment of Mortgages on Sales of Properties...........................................................46
         No Trust or Investment Company Activities...............................................................46
         Miscellaneous Policies and Procedures...................................................................46
         Competition and General Economic Conditions.............................................................46
         Available Information...................................................................................47

HOW THE COMPANY PROTECTS ITS RIGHTS AS A LENDER..................................................................48
         Introduction............................................................................................48
         General  ...............................................................................................48
         Parties to a Deed of Trust..............................................................................48
         Foreclosure.............................................................................................48
         Provisions in Deeds of Trust............................................................................49
         Usury Law Not Applicable to Company Mortgage Loans......................................................51

FEDERAL INCOME TAX CONSEQUENCES..................................................................................52
         Classification as a Partnership.........................................................................53
         The Company Will Not Be Classified As A Publicly Traded Partnership.....................................53
         General Principles of Partnership Taxation..............................................................56
         Determination of Basis in Units.........................................................................56
         Allocations of Profits and Losses.......................................................................56
         Limitations on the Deduction of Losses..................................................................57
         Computation of Gain or Loss on Sale or Redemption of Units..............................................58
         Character of Gain or Loss...............................................................................58
         Tax Rates on a Partner's Share of Ordinary Income from the Partnership..................................58
         Depreciation............................................................................................58
         Investment Interest.....................................................................................58
         Tax Treatment of Tax-Exempt Entities....................................................................59
         Partnership Tax Returns and Audits......................................................................60
         Original Issue Discount Rules...........................................................................61
         Market Discount.........................................................................................61
         No Section 754 Election - Impact on Subsequent Purchasers...............................................61
         Taxation of Mortgage Loan Interest......................................................................61
         Treatment of Compensation of Manager....................................................................62
         Possible Legislative Tax Changes........................................................................62

         Annual Valuation........................................................................................63
         Plan Assets Generally...................................................................................63

SUMMARY OF OPERATING AGREEMENT, RIGHTS OF MEMBERS................................................................66

AND DESCRIPTION OF UNITS.........................................................................................66
         Nature of the Company...................................................................................66
         The Responsibilities of the Manager.....................................................................66
         Limitations on the Manager..............................................................................66
         Liabilities of Members--Nonassessability................................................................66
         Meetings ...............................................................................................67
         Voting Rights...........................................................................................67
         Status of Units.........................................................................................67
         Distributions...........................................................................................67
         Reinvestments...........................................................................................68
         Assignment and Transfer of Units........................................................................69
         Repurchase of Units, Withdrawal from Company............................................................69
         Special Power of Attorney...............................................................................70

REPORTS TO MEMBERS...............................................................................................70

PLAN OF DISTRIBUTION.............................................................................................71

LEGAL MATTERS....................................................................................................72

EXPERTS..........................................................................................................72

                                     SUMMARY

         This Summary highlights some of the information from this Prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in the Units. You should read the entire Prospectus carefully, including the section, "Risk Factors," beginning at page 8, and the Financial Statements and Notes, beginning at page F-1.

The Company                The name of the Company is "DM Mortgage Investors,
                           LLC." It was organized in December 1999, as a Nevada limited liability company. The date specified for termination of the Company in the Operating Agreement is December 31, 2019, unless a majority of the members extend the duration of the Company.

The Manager                The sole manager of the Company is Capsource, Inc., a
                           Nevada corporation, incorporated in 1997. Its executive offices and the executive offices of the Company are at 2901 El Camino Avenue, Suite 206, Las
                           Vegas, Nevada 89102, telephone (702) 227-0965.

Conflicts of Interest      The Manager will experience conflicts of interest
                           with the Company and its members in connection with the management of the Company, including the following:

                           o The Manager and its affiliates will have to allocate their time between the Company and other activities they are involved in.
                           o The various fees of the Manager are not set by arms-length negotiations.
                           o    The Manager will be receiving fees from
                                borrowers that may reduce the Company's
                                returns.

Risk Factors               In addition to the conflicts of interest above, an
                           investment in Units is also subject to the following risks:

                           o You must rely totally on the Manager to operate the Company.
                           o Investments in real estate mortgages are risky; for example, defaults can occur in payments by the borrowers. Furthermore, the mortgage portfolio will be secured by real property located primarily in only three states.
                           o You may not be able to timely obtain cash for your Units. See "Units are Restricted as to Sale and Transfer" on page 4 and "Lack of Liquidity" beginning on page 13.
                           o Mortgage lending is highly competitive, and the Company competes with numerous established entities, many of which have greater resources than the Company.
                           o Your return on investment would be adversely affected if the Company were to be deemed a corporation for tax purposes, or if the Company were deemed to be conducting a trade or business. See "Taxation Risks" beginning on page 17.
                           o Upon redemption you may receive less than $1.00 per Unit, the price in this offering.
                           o A member's interest in the fair market value of the underlying assets of the Company may be diluted by subsequent capital contributions.

Compensation to            The Manager and its affiliates receive significant
Manager and its            compensation and fees for services to, and for the
Affiliates                 benefit of, the Company and third party borrowers for
                           the organization of the Company and the Manager's making, arranging, evaluating, extending and permitting the assumption of loans. These fees are summarized in the table below.

                              Compensation/
                           Section of Prospectus           Description of Fee                 Amount of Fee
                           ---------------------           ------------------                 -------------
   1. Front-End Fees
             Paid by Fund
                           Compensation for         Commission and dealer management       Up to one and one-half
                           Services in the          fees paid to broker-dealer             percent (1.5%) of gross
                           Offering (see "Plan of   affiliates of the Manager;             proceeds of this
                           Distribution")           recoupment of expenses incurred in     offering, of which a
                                                    the offering                           maximum of one-half of
                                                                                           one percent (0.5%) of
                                                                                           gross proceeds is for the
                                                                                           reimbursement of expenses


         Paid by Borrower  Loan Brokerage Fees      Points and fees paid for the           2%-6%.  Any points or
                           (payable to Manager or   origination/placement of loans         fees paid up front;
                           an affiliate)                                                   dictated by local market
                                                                                           conditions

                           Loan Evaluation and      Points and fees for Manager's          Approximately 2-5%.
                           Processing Fees          evaluation, analysis and processing    Dictated by local market
                                                    of a loan                              conditions

                           The Front End Fees above plus all other
                           organizational and acquisition fees and expenses paid to third parties out of the proceeds of this offering, whenever paid, including sales commissions of up to three percent (3%), marketing incentive fees of up to one half of one percent (0.5%) and reimbursement of accountable expenses of up to one-half of one percent (0.5%) of gross proceeds of this offering to be paid to unaffiliated broker-dealers, if any, shall in no event exceed 14% of the aggregate amount of the Company's capital contributions.

   2. Promotional          Promotional Interest     Additional ownership interest vested    0.5% ownership interest
     Interest of Manager   of Manager ("Capital     in Manager                              in addition to 0.5%
                           Contribution of                                                  interest paid for.
                           Manager,"                                                        Manager may only receive
                           "Distribution")                                                  distributions on its
                                                                                            interest, including the
                                                                                            portion for which it paid
                                                                                            consideration, after all
                                                                                            members receive a return of
                                                                                            100% of their initial
                                                                                            capital contributions

3.Ongoing/
  Recurring Fees
         Paid by Fund     Management Fees            Paid to the Manager
                                                      to Company loans                      Initially up three-quarters
                                                                                            of one (0.75%) of the
                                                                                            original capital
                                                                                            contributions committed to
                                                                                            mortgage loans (including
                                                                                            working capital reserves).
                                                                                            Beginning with the third
                                                                                            year, it will be
                                                                                            three-quarters of one
                                                                                            percent (0.75%) of the fair
                                                                                            market value of the
                                                                                            Company's assets (including
                                                                                            working capital), less any
                                                                                            indebtedness of the Company.
                                                                                            For funds not invested in
                                                                                            mortgages, the percentage
                                                                                            paid as a management fee is
                                                                                            one-half of one percent
                                                                                            (0.5%).

                           Reimbursement of          Manager's or affiliate's recoupment    Lesser of cost or third of
                           Operating Expenses        of charges for conducting the          party rate
                           Fund

                           Real Estate Brokerage     Amounts paid to the Manager for        Up to 3% of proceeds Fees on Property
                           Fees on Property          reselling properties foreclosed upon   where substantial Resales
                                                                                            contribution by Manager
                                                                                            (up to 6% for all persons
                                                                                            involved)


         Paid by Borrower
                           Servicing Fee (payable   Fees payable for the administration     0.25% of the outstanding
                           to the Manager and its   of each borrower's loans                principal balance of the
                           Affiliates)                                                      loan

                           Escrow/ReconveyanceLoan  Fees payable for other services         As permitted by law and
                           Extension and            provided by the Manager or its          local market conditions;
                           permitting loan          affiliates                              anticipated to be 2-5%
                           Assumption (payable to
                           the Manager and its
                           Affiliates)

                           Late Fees/Prepayment     Fees payable when payments              As permitted by law and
                           Fees                     under mortgage loan are                 local market conditions
                                                    not timely made or
                                                    in some cases upon prepayment of
                                                    mortgage loans

                                                                * * *

The Units                  Each Unit is a limited liability company interest
                           in the Company.

Units are Restricted as    Some of the factors that may prevent you from
to Sale and Transfer       transferring your Units include:

                           o No public market exists for our Units, and we do
                             not expect one ever to develop;
                           o Securities laws restrictions apply to the Units;
                           o Investor suitability standards apply to any
                             proposed transferees of your Units;
                           o Restrictions apply regarding prevention of the
                             Company from becoming a "publicly traded partnership" under the Internal Revenue Code of 1986, as amended (the "Code") (generally a limited liability company whose interests are publicly traded or frequently transferred); and
                           o Restrictions apply regarding preventing
                             termination of the Company for tax purposes.

The Offering               The Company is offering for sale 100,000,000 Units
                           of limited liability company interests at a purchase price per Unit of $1.00. The minimum initial purchase under the offering is 2,000 Units for $2,000, except to the extent that state suitability standards dictate otherwise. DM Financial Services, Inc., a Nevada corporation and affiliate of the Manager, is acting as the best-efforts Dealer
                           Manager, will receive commissions, dealer management fees and reimbursement of bona fide accountable expenses of up to one and one-half percent (1.5%) of gross proceeds, of which a maximum amount of one-half percent (0.5%) of gross proceeds is for the reimbursement of expenses. Unaffiliated broker-dealers may receive sales commissions of up to three percent (3%), marketing incentive fees of up to one half of one percent (0.5%) and reimbursement of accountable expenses of up to one-half of one percent (0.5%) of gross proceeds in this offering. The Minimum Offering of not less than 1,500,000 Units for $1,500,000 must be sold on or before December 31, 2000, or the sales proceeds will be returned in full to investors by BankWest of Nevada, the escrow agent for the Minimum Offering amount.
                           The Units will be in book entry form only. You will not receive a Unit certificate.

Investor Suitability       You must meet certain standards as an investor in
Standards                  Units. These are imposed by the state securities law
                           administrators and by the Manager, since there are risks associated with investment in the Units, including a lack of liquidity of the investment.
                           Generally, the standards are:

                              o You must have a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 and a minimum annual gross income of at least $45,000; or
                              o     Alternatively, a minimum net worth of
                                    $150,000.

                           Notwithstanding the above, some states have enacted suitability standards or procedural rules for mortgage funds that differ from the foregoing. These are appended to the Subscription Agreement that each purchaser will sign, appended to this prospectus as Exhibit B. See also "Investor Suitability Standards".

Tax Considerations         In the opinion of tax counsel to the Company, the
                           Company will be treated for federal tax purposes as a partnership and not an association taxable as a corporation. A person considering a purchase of the Units should consult his or her own tax advisor for advice on other personal tax consequences that might be associated with investment in the Units. See
                           "Taxation Risks," beginning at page 17, and "Federal
                           Income Tax Consequences," beginning at page 52 of this Prospectus.

Purchase of Units          To Purchase Units you must complete and sign the
                           Subscription Agreement and Power of Attorney, which is Exhibit B at page B-1 of this Prospectus, and deliver it to the securities dealer which has solicited your investment, together with the payment for the Units that is specified in the Subscription
                           Agreement. The Subscription Agreement contains subscriber representations that the Company will be relying on in determining the suitability to you of an investment in the Units. If your Subscription
                           Agreement is accepted, you are then an owner of the Units and a member of the Company. If you are not accepted, your purchase payment will be returned to you promptly. In the latter case, no interest will be paid.

                           The first $1,500,000 of proceeds from the Minimum Offering, representing the purchase price of 1,500,000 Units will be placed in a segregated escrow account with BankWest of Nevada, Las Vegas, Nevada, as escrow agent.

                           If the $1,500,000 Minimum has not been received in that escrow account on or before December 31, 2000, BankWest will return to each investor the purchase price for the Units subscribed to, together with the investor's proportionate share of any earnings obtained by BankWest from permitted investment of the sales proceeds in the escrow account.

                           If the $1,500,000 Minimum is deposited into BankWest escrow account on or before December 31, 2000, the proceeds together with all earnings obtained by BankWest from investment thereof will be delivered to the Company for its use according to the provisions in this Prospectus. The offering will then continue without the use of an escrow account for proceeds received from the sale of Units.

Use of Offering            If only the Minimum Offering is sold, the Company
Proceeds                   will receive the sales proceeds of $1,500,000 less
                           expenses of the offering and sales commissions estimated at $500,000 (out of which the portion in excess of 14% of the gross offering proceeds will be paid by Sunderland). If the maximum amount of this offering is sold, the Company will receive
                           $100,000,000, less expenses of the offering and sales commissions estimated not to exceed
                           $2,500,000. After receipt of the Minimum, the offering proceeds will be received by the Company as Units are sold.

Investment                 The Company's objectives are:
Objectives
                           o To maximize cash flow and distribute net income to
                             the members; and
                           o To preserve, protect and return your capital
                             contribution.

                           The Manager may change these investment objectives at its full discretion, but may not change the nature of the Company's business as a mortgage investment fund.

Distributions              All net income available for distribution is paid
                           monthly in arrears to the members on or before the last day of the calendar month following the month in which the net income is earned. Net income available for distribution means taxable profits and losses reduced by amounts set aside for the restoration or creation of reserves and increased by the reduction or elimination of reserves.

                           Profits or cash revenues will come primarily from interest on mortgage loans.

                           It is not anticipated that any capital will be returned prior to seven years after the effective date of the registration statement of which this prospectus forms a part. A return of a member's capital will result in a deemed redemption of Units proportionately to the amount in the member's capital account.

Distribution               The Company has an automatic Distribution
Reinvestment Plan          Reinvestment Plan that allows you to invest your
                           monthly distribution in our Units. If you elect this automatic reinvestment plan, your election may be changed by sending a written form obtained from the Company.

                           If you elect to participate in the Distribution Reinvestment Plan, you will be allocated your share of the Company's taxable income even though you do not receive cash distributions. The Manager could terminate this Plan for various reasons listed later in this Prospectus. See "Summary of Operating Agreement, Rights of Members and Description of Units," beginning at page 66 of this Prospectus.

Operating                  Your rights and obligations in the Company
Agreement                  and your relationship with the Manager will be
                           governed by the Operating Agreement. Some of the significant features of the Operating Agreement include:

                           Allocations of the Company's income, gains, losses and distributions are in the same proportion that the amount of the member's capital account bears to all of the members' capital accounts of the Company. The number of Units owned will be of no significance in this determination.

                           The owners of a majority by value of the Company's capital accounts (the "majority-in-interest") may vote to:

                           o amend the Operating Agreement, subject to certain limitations;
                           o  change our business purpose;
                           o  dissolve the Company; and
                           o  to remove and replace the Manager.

                           In the event of any such vote, you will be bound by the majority vote even if you did not vote with the majority.

                           Mergers and Consolidations. The Company may not merge or consolidate with any other limited liability company, partnership or corporation without approval by a majority-in-interest.

         For a more detailed discussion concerning the terms of the Operating Agreement please refer to the "Summary of Operating Agreement, Rights of Members and Description of Units" section of this Prospectus on page 66. If any statements in this Prospectus differ from the Operating Agreement, you should rely on the Operating Agreement. The Operating Agreement is attached as Exhibit A.

                                  RISK FACTORS

         There are risks associated with investing in the Company, most of which the Manager does not control, such as trends in the economy, general interest rates, income tax laws, governmental regulations, and the availability of satisfactory investment opportunities. Also, you cannot properly evaluate whether to invest in the Company without careful analysis of your own investment objectives. Accordingly, it is important for you to discuss investment in the Company with your own professional advisors.

Forward Looking Statements

         Some of the information in this Prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking words such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial conditions or state other forward-looking information. When considering such forward-looking statements you should keep in mind the risk factors and other cautionary statements in this Prospectus. Although management of the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, there are certain factors, in addition to these risk factors and cautioning statements, such as general economic conditions, local real estate conditions, or weather and other natural occurrences, as well as other risks and uncertainties, that might cause a material difference between actual results and those forward-looking statements. As such, this analysis may prove to be inaccurate because of the assumptions made by the Manager or the actual development of future events. No assurance can be given that any of these forward-looking statements and predictions will ultimately prove to be correct or even substantially correct.


Risks of Real Estate Mortgage Loans

         The Company will invest in or purchase mortgage loans secured by real property and mortgage loans on leasehold interests. For purposes of this Prospectus, the term "mortgage" shall include mortgages and deeds and trust. Therefore, it is subject to the risks usually associated with real estate financing, such as the following:

          o Repayment of a commercial loan generally is dependent upon the ability of the property to produce cash flow and, to the extent there is recourse to the borrower, the ability of the borrower to repay the loan.

          o Some of the factors that may affect the net operating income or value of a mortgaged property can develop after the Company acquires a mortgage loan and therefore could not be included in the factors considered by the Manager in selecting the loan for the Company.

          o Net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

          o Net operating income and property value of the mortgaged properties may be affected adversely by a large number of factors, such as:

              |X|   age, design and construction quality;
              |X|   attractiveness of competing properties;
              |X|   adequacy of the property's management and maintenance;
              |X|   increases in operating expenses;
              |X|   a decline in the financial condition of a major
                    tenant; or
              |X|   an increase in vacancy rates in the specific property
                    and in the region generally.

         + Risks of Default by Borrowers and Real Estate Ownership after Foreclosures

         Since most of the assets of the Company will be mortgage loans, defaults by borrowers under those loans can have adverse consequences to the Company's income. Examples of these are the following:

          o Operation of foreclosed properties may require the Company to spend substantial funds for an extended period;

          o Subsequent income and capital appreciation from the foreclosed properties may be less than competing investments or insufficient to meet any remaining expenses or surviving debt service;

          o The proceeds from sales of foreclosed properties may be less than the Company's initial mortgage investment in foreclosed properties and/or the amount invested to improve these properties.

          o   Keeping the property leased by tenants may be unfeasible;

          o   Adverse general and local market conditions;

          o High operating costs and high costs of complying with changes in laws and regulations pertaining to taxes, use, zoning and environmental protection, in each case for indeterminate periods; and

          o   Possible liability for injury to persons and property.

         Investing in construction mortgage loans is riskier than investing in loans secured by properties with an operating history. The Company's efforts to reduce this risk may include prior commitments for permanent financing, strict voucher controls, progress payment programs, or holding back loan proceeds under a permanent loan until construction is completed, which may have the effect of limiting the number of construction loans made available to the Company or determined by the Company to be acceptable to the Company for investing. This smaller set of options could potentially decrease the returns to the Company's members. In addition, there is no assurance that the Company's efforts to reduce risk will be successful.

         Loans secured by leasehold interests are riskier than loans secured by real property because the loan is subordinate to the lease between the property owner (lessor) and the borrower. There is no assurance that the Company will be able to obtain consents from the applicable lessor to facilitate curing defaults under the lease in order to protect the Company's rights as lender.

         Second and wraparound mortgage loans (those under which the Company generally makes the payments to the holders of the prior liens) are substantially riskier than first mortgage loans because of:

          o   Their subordinate position in the event of default;
          o A decline in the real estate market where the property underlying the loan is located could adversely affect the value of the property such that the aggregate outstanding balance of senior liens and company loans may exceed the value of the underlying property; and
          o The potential need to cure liens of a senior loan holder, which, if not satisfied, would cause the Company to lose its entire interest in the loan.

+        Risks of Balloon Payment Loans

         The Company intends to invest in or purchase some commercial property loans that will have substantial remaining principal balances as of their respective maturity dates. A borrower's ability to repay such a balloon payment loan typically will depend upon its ability either to refinance the loan or sell the mortgage property at a price sufficient to permit repayment. A borrower's ability to refinance or sell is affected by a large number of factors that affect the value or operating income of a property, including among others the factors that are listed under "Risks of Real Estate Mortgage Loans" at page 8. Thus, balloon payment loans involve greater risks than fully amortizing loans.

+        Risks of Large Loans

         In situations where the Company has funds to invest in loans and relatively smaller loans are not available, it may be required to invest in loans of a higher amount than the average existing loans at any time. This would decrease the diversification of Company loans and increase the risk of losses through delinquencies.

+        Risks from the Manager Not Purchasing Defaulted Receivables and Loans

         The Manager has no obligation or intention to purchase loans or receivables that may go into default.

         The Company intends to maintain working capital reserves of three percent (3%) of its assets invested in mortgage loans. There is no assurance that these reserves will be adequate to meet the Company's needs from time to time.

+        Risks of Incorrect Original Collateral Assessment (Valuation)

         Appraisals are obtained from certified third party appraisers on all properties securing trust deeds. However, there is a risk that the appraisals prepared by these third parties are incorrect, which could result in defaults and/or losses related to these loans if the amount realized upon a sale of the underlying property turns out to be insufficient to cover the outstanding loan balance.

+        Risks of Unexpected Declines in Values of Secured Properties

         The Company generally invests in or purchases loans with the following maximum loan to appraised value ratios at the time of the investment:

          o First Mortgage Loans (which will comprise the majority of the Company's investments)---

              75% of improved residential property,
              60% of unimproved property,
              75% of commercial property, and
              75% of projected appraised value upon completion for
                not-yet-constructed property;

          o   Second and Wraparound Loans --- total indebtedness of 75%.

         Because values of properties can quickly decline below their appraised values during the term of the associated Company loans, there is no assurance that the foregoing ratios will be adequate to protect the Company. Material declines in values could result in Company loans being undersecured with subsequent losses if the Company has to foreclose on such loans. If the Manager decreases the ratios above, there is no assurance that the returns offered on subsequent mortgage investments will remain at the levels currently anticipated by the Manager.

+        Risks Related to Short Term Loans

         The Manager intends that most of the Company's initial mortgage loans will mature within one to seven years. For that reason, the Manager will not regularly examine loans to see if the original loan to appraised values are being maintained. Instead, it will review a loan if there is a delinquency or indication of possible decline in the market value of the secured property. Because the investment may not be monitored as frequently as a longer-term investment would be, the Company may not necessarily be aware of changes in the following factors relating to its security, which could materially and adversely affect the Company's results of operations:

         o   Physical evaluation of the property and area where it is located;

         o   Property occupancy and vacancy experience;

         o   Tenant mix and quality; and

         o   Financial stability of the borrower.

+        Risks Related to Change in Market Interest Rates

          o It is expected that at least for the foreseeable future the loans invested in or purchased by the Company will be predominantly fixed-interest rate loans. Market interest rates on investments comparable to the Units could materially increase above the general level of the Company's fixed-rate loans. Distributions by the Company could then be less than the yield obtainable by the members from these other investments.

          o A decrease in market interest rates on variable rate loans in the Company's portfolio would lower the yields of these investments. Additionally, Company investments in new mortgage loans may require the Company to accept these lower yields. Increases in variable interest rates could increase default rates on such loans if material increases in borrowers' monthly loan payments result.

          o Risk related to interest rate shifts increases as the length of maturity of a Company loan increases and the amount of Company cash available for new loans decreases.

+        Risks of Equity or Cash Flow Participation in Loans

          o The Company may sometimes obtain participation in any appreciation in value or the cash flow from a secured property. If a borrower defaults and claims that this participation makes the loan comparable to equity (like stock) in a joint venture, the Company might lose its secured position as lender in the property. Other creditors of the borrower might then wipe out or substantially reduce the Company's investment. Participation in property appreciation could also expose the Company to the risks associated with being an owner of real property.

          o Controls on a borrower imposed by Company loans may also increase the risk of claims of liability as lender against the Company for wrongful acts of the borrower.

+        Risks of Uninsured Losses

          o Company loans require that borrowers carry adequate hazard insurance for the benefit of the Company. Some events are, however, either uninsurable or insurance coverage is economically not practicable. For example, flood insurance may not be available at commercially reasonable rates in Nevada in the event of unexpected water levels in that state. In California, losses from earthquakes, floods or mudslides may be uninsured. These and other scenarios in the other states in which the Company invests in loans would cause losses to the Company on entire loans.

          o If a borrower allows insurance to lapse, an event of loss could occur before the Company knows of the lapse and has time to obtain insurance itself.

          o Insurance coverage may be inadequate to cover property losses, even though the Manager will impose insurance requirements on borrowers that it believes are adequate.

+        Proceeds of this Offering are not Committed to Specific Loans

         The Company's assets will be invested primarily in a portfolio of mortgage loans, the amount of which will depend upon the total amount of the proceeds that are received from this offering. The Manager has sole authority and control to choose loans for the Company, including their type and amount. Members will be informed concerning the Company's loan portfolio in reports provided by the Manager.

+        Risks of Real Estate Development on Property Acquired by the Company

         When the Company has acquired property by foreclosure or otherwise as a lender, it may develop the property, either singly or in combination with other persons or entities. This could be done in the form of a joint venture, limited liability company or partnership, with the Manager, its affiliates and/or unrelated third parties, subject to the Company having a controlling equity interest and other conditions. This development can create the following risks:

          o Reliance upon the skill and financial stability of third-party developers and contractors;

          o  Inability to obtain governmental permits;

          o  Delays in construction of improvements;

          o  Increased costs during development; and

          o Economic and other factors affecting sale or leasing of developed property.

+        Risks Related to Concentration of Mortgages in Nevada, Arizona and
         California

         The majority of the initial mortgage loans that the Company invests in will be secured by Nevada, Arizona, or California real estate. This concentration may increase the risk of delinquencies on our loans when real estate or economic conditions are weaker in one or more of those states than elsewhere, for reasons such as:

          o   economic recession;

          o   overbuilding of commercial properties; and

          o relocations of businesses outside the area, due to factors such as costs, taxes and regulatory environment.

         These factors also tend to make more commercial real estate available on the market and reduce values, and suitable mortgage loan investments could become less readily available to the Company. In addition, such factors tend to increase defaults on existing loans.

+        Hazardous or Toxic Substance Risks

         Various federal, state and local laws can impose liability on owners, operators, and sometimes lenders for the cost of removal or remediation of certain hazardous or toxic substances on property. Such laws often impose liability whether or not the person knew of, or was responsible for, the presence of the substances.

         When the Company forecloses or obtains a deed in lieu of foreclosure on a mortgage loan, it becomes the owner of the property. As owner, the Company, under some circumstances, could become liable for remediating any hazardous or toxic contamination, which costs could exceed the value of the property. Other costs or liabilities that could result include the following:

         o   damages to third parties or a subsequent purchaser of the property;

         o   loss of revenues during remediation;

         o   loss of tenants and rental revenues;

         o   payment for clean up;

         o   substantial reduction in value of the property;

         o   inability to sell the property; or

         o   default by a borrower if it must pay for remediation.

         Any of these could create a material adverse effect on Company assets and/or profitability.

Lack of Liquidity

+        General

         You may not be able to obtain cash for Units you own on a timely basis. There are a number of restrictions on your ability to sell or transfer your Units or to have them repurchased by the Company. These are summarized in this Risk Factor. For further discussion, please refer to page 66, under the caption "Summary of Operating Agreement, Rights of Members and Description of Units."

+        No Free Tradability of Units

         The Units are restricted as to free tradability under the Internal Revenue Code of 1986, as amended (the "Code"). To preserve the Company's status as a limited liability company taxable as a partnership and to prevent its being taxable as a corporation, you will not be free to sell or transfer your Units at will, and they are likely not to be accepted by a lender as security for borrowing. Factors affecting tradability are the following:

         o There is no market for the Units, public or private, and there is no likelihood that one will ever develop.

         o    You must be prepared to hold your Units as a long-term investment.

         o To comply with applicable tax laws, the Manager may refuse on advice of tax counsel to consent to a transfer or assignment of Units. The Manager must consent to any assignment that gives the assignee the right to become a member, and its consent to that transaction may be withheld in its absolute discretion.

         o Sales to or by residents of Nevada are limited by Nevada state regulations that approximate Regulation D promulgated under the Securities Act of 1933, as amended. Other states may have further regulated such sales. In California, for example, the Commissioner of Corporations has also imposed a restriction on sale or transfer because of the investor suitability standards that apply to a purchaser of Units. Refer to the section beginning at page 18, under the caption "Investor Suitability Standards." All purchasers in this offering are advised to speak with counsel to see what restrictions may be applicable in their particular situations.

+        Repurchase of Units by the Company is Restricted

         If you purchase Units pursuant to the offering made by this Prospectus, you must own them for at least one year before you can request that the Company repurchase any of those Units. This restriction does not apply to Units purchased through the Company's Distribution Reinvestment Plan, as set forth in the Company's Operating Agreement. Some of the other restrictions on your requesting that the Company repurchase your Units are the following:

         o You must give a written request to withdraw at least 60 days prior to the withdrawal;

         o Payments only return all or the requested portions of your Capital Account and are not affected by the value of the Company's assets, except upon final liquidation of the Company;

         o Payments are made only to the extent the Company has available cash;

         o    There is no reserve fund for repurchases;

         o    You may withdraw a maximum of $100,000 during any calendar year;

         o The total amount withdrawn by all members during any calendar year cannot exceed 10% of the aggregate capital accounts of the members;

         o Payments are only made by the Company on the last day of any month.

         If the Company does not sell sufficient Units in this offering or if principal payments on existing loans decrease, your ability to have your Units repurchased may be adversely affected, especially if the total amount of requested withdrawals should increase substantially. To help prevent lack of such liquidity, the Company will not refinance or invest in new loans using payments of loan principal by borrowers or new invested capital of members, unless it has sufficient funds to cover requested withdrawals.

Risks of Lack of Control by Members

+        Rights of Members Are Restricted

         No member can exercise control over the Company's affairs, which is entirely in the hands of the Manager. Voting of members is provided for in a limited number of specific situations. A majority-in-interest of members can take action in those situations and bind all of the members. These situations include votes to:

         o    dissolve the Company;

         o    change the nature of the Company's business;

         o    amend the Operating Agreement;

         o    remove and replace the Manager; or

         o approve a merger or sale of all or substantially all of the assets of the Company.

+       Greater Uncertainty Investing in Unspecified Mortgage Fund

         Because all of the proceeds of this offering are not committed to a specific property, there is increased uncertainty and risk to investors, who will not be able to evaluate the manner in which the proceeds are to be invested and the economic merit of the particular real estate projects prior to investment. Additionally, there may be a substantial period of time before the proceeds of this offering are invested, and therefore a delay to investors in receiving a return on their investment.

+       Risk if Sole Manager Withdraws or is Terminated

         The Company presently has only one Manager. If the Manager withdraws from the Company or is terminated as Manager by its dissolution or bankruptcy, the Company itself will be dissolved unless the members, acting by a majority-in-interest, agree to continue the Company and, within 6 months, admit one or more successor Managers. There is no assurance that the members will be able to coordinate such activities or that the assets of the Company would be monitored during such period to the same extent as they had been monitored by the Manager. No assurance is given that the Members will choose a Manager or Managers that will run the Company's business as well as or better than the current Manager.

Risks related to Capital Account and Unit Calculations

+        Capital Accounts

         The Manager will establish for each member an individual capital account on the books of the Company, initially in the amount of the member's first capital contribution for Units. The capital account will receive that percentage of the Company's income, gains, losses and distributions that the amount of the member's capital account bears to all of the members' capital accounts of the Company.

         Notwithstanding anticipated fluctuations in the value of Units (as described below), capital accounts generally are not adjusted to reflect unrealized appreciation or depreciation of the Company's underlying assets (except for write-downs). As a result, each member's capital account may not reflect the member's proportionate interest in the fair market value of the Company's underlying assets, particularly immediately after a capital contribution (and corresponding Unit issuance). For example, if the fair market value of the Company's assets at the time of a capital contribution (including under the Company's dividend reinvestment plan) is greater than its carrying value (cost) on the books of the Company, then, because there are no interim revaluations of the capital accounts (except for write-downs), the right to a subsequent allocation of those inherent gains will be shared with new members (or members making reinvestments), which results in the dilution in the member's proportionate interest in the fair market value of the underlying assets.

+        Valuation of Units

         The value of a Unit is based on the proportional interest of an individual member's capital account compared to all of the members' capital accounts of the Company. A member's capital account is then adjusted upwards and downwards based on the income, gains, losses and distributions from the Company. Consequently, the value and distribution rights for a Unit at any point in time may be less or more than $1.00, the price subscribers will be paying for Units in this offering, with the value of an individual Unit varying based on when the Unit was purchased. For example, if the fair market value of the Company's assets at the time of a capital contribution (including under the Company's dividend reinvestment plan) is less than its carrying value (cost) on the books of the Company, then the value of a member's proportionate interest in the fair market value of the underlying assets immediately after a capital contribution to the Company may be less than one dollar. Additionally, the amount of gains, losses and distributions to be allocated to any member is based on the member's capital account as of the date of such allocation, which may be different from the member's proportionate share of the Units held by all members and may also be different from the member's proportionate interest in the fair market value of the underlying assets.


Conflicts of Interest Risks

         The Manager and its affiliates are subject to various conflicts of interest in managing the Company. The Company pays the Manager substantial fees that are not determined by arms-length negotiations. These fees are shown in tabular form in the prospectus summary and in the section entitled "Compensation of the Manager."

+        Payment of Fees to Manager and its Affiliates by the Company

         The Company is responsible for paying the following fees, compensation and expenses to the Manager and its affiliates:

         1. Front-End Fees. Compensation for services rendered in this offering to DM Financial Services, Inc., an affiliate of the Manager. These fees are paid directly by the Company and are taken out of any funds used to make investments by the Company, which diminishes the funds that can generate cash flow for the Company's members.

         2. Promotional Interest of the Manager. The Manager has a one-half percent (0.5%) ownership interest for which it did not pay consideration. The Manager can receive distributions on its interest, including the portion for which it paid consideration, only after all members have received a return of 100% of their capital contributions.

         3.   Ongoing/ Recurring Fees.

                  o   Management fees;
                  o Reimbursement of permitted operating expenses attributable to the Company; and
                  o   Real estate brokerage fees.

                  The Company must pay these fees monthly or upon sales of mortgages or real property owned due to foreclosure, as determined by the Manager within the limits provided in the Operating Agreement. The Manager may continue to receive management fees even if the Company is not generating sufficient income to make distributions to the members. Brokerage fees reduce the proceeds to the Company of transactions without regard to the profitability of such transactions.

+        Payment of Fees to Manager and its Affiliates by Borrowers

         The Manager also will earn fees if the Company enters into mortgage investment transactions where a borrower has employed and agreed to compensate the Manager or an affiliate of the Manager to act as a broker in arranging the loan. Origination, placement and investment evaluation fees to the Manager are generally payable up front from payments made by third parties. Borrowers will also pay the Manager or an affiliate of the Manager a fee for servicing their respective loans. The Manager and/or an affiliate will also receive fees for escrow services, reconveyance of mortgages, extending and permitting the assumption of loans. The Manager will be entitled to fees from the borrower upon a delinquent payment under a mortgage loan or, in some cases, the prepayment of a mortgage investment. All of these fees belong to the Manager and are not shared with the Company.

The members must rely on the fiduciary duty of the Manager to deal fairly with the members in all of these situations.

+        Manager Not Full Time

         The Company does not have its own officers, directors, or employees. The Manager supervises and controls the business affairs of the Company, locates investment opportunities for the Company and renders certain other services. The Manager devotes only such time to the Company's affairs as may be reasonably necessary to conduct its business. The Manager may be a general partner or manager of other partnerships or limited liability companies and has other business interests of significance. See "Management" at page 31.

+        Affiliates of the Manager as Underwriters

         To the extent the broker-dealer conducting the offers and sales of the Units is related to the Company, which it is, there is a perceived risk that it may not be performing its due diligence with the same degree of care as an unrelated third party.

+        Joint Ventures with Affiliates and Third Parties

         The Company may also participate in loans with other lenders (including certain affiliates or other limited partnerships organized by the Manager), other individuals and pension funds, by providing funds for or purchasing a fractional undivided interest in a loan meeting the requirements set forth above. Although the Company presently intends to only participate in such loans with publicly registered affiliates, there is no assurance that it will not invest with parties not under common control in the future. In joint ventures with related parties, there is a risk of impasse on joint venture decisions, as no program has a controlling interest, and the risk that although the Company may have the right to buy an asset from its co-venturer or the joint venture itself, it may not have the resources to do so in the future. The Company will only invest in joint ventures with unrelated parties if it has a controlling interest in such joint venture.

Competition Risks

         The mortgage lending business is highly competitive, and the Company competes with numerous established entities, some of which have more financial resources and experience in the mortgage lending business than the Manager. The Company encounters significant competition from banks, insurance companies, savings banks, thrifts, mortgage bankers, pension funds, real estate investment trusts, and other lenders with objectives similar in whole or in part to those of the Company. Any general increase in the availability of funds to mortgage lenders may increase competition for loans and could reduce the yields they produce, including those of the Company.

Taxation Risks

         The tax consequences of investing in the Company may differ materially depending on whether the member is an individual taxpayer, corporation, trust, partnership or tax-exempt entity. Therefore, members should discuss investment in the Company, including the following taxation risks, with their own tax advisor.

         Risks of Taxation as a Corporation. The Company has obtained an opinion from tax counsel, Wendel, Rosen, Black & Dean, LLP, Oakland, California, that under Treasury Regulations enacted in 1996, the Company will be classified as a partnership for tax purposes. Tax counsel has also given its opinion that the Company will not be classified as a "publicly traded partnership" taxable as a corporation. However, there can be no assurance that such status might not be lost because of future changes in applicable laws or regulations. The Company has not and will not apply for a ruling from the IRS that it is properly classified as a partnership rather than an association taxable as a corporation.

         If the Company were taxable as a corporation, the Company would be subject to federal income tax on any taxable income at regular corporate tax rates. The members would not be entitled to take into account their distributive share of the Company's deductions or credits, and would be subject to tax on their share of the Company's income to the extent distributed either as dividends out of current or accumulated earnings and profits or as taxable gain in excess of the tax basis of their Units. Classification of the Company as an entity taxable as a corporation would result in a reduction in yield and cash flow, if any, to a member on its investment. See Federal Income Tax Consequences--Classification as a Partnership, at page 53.

         Other Risks Related to Tax Aspects. In evaluating an investment in the Company, a member should consider all of the tax consequences thereof, including, but not limited to: (i) the possibility that the Company might not be considered to be engaged in a trade or business, with the result that income or loss of the Company will be considered portfolio income or loss and an individual member's share of expenses of the Company will be "miscellaneous itemized deductions," deductible only to the extent all miscellaneous itemized deductions exceed 2% of the member's adjusted gross income (subject to certain additional limitations in the case of certain high-income taxpayers); (ii) the possibility that interest incurred to carry Units may not be deductible under the "investment interest" limitation of Section 163(d) of the Code; (iii) the possibility that an audit of the Company's information returns may result in the disallowance of certain deductions, an increase in the Company's gross income, and an audit of the income tax returns of the members, which could result in adjustments to the members' nonpartnership items of income, deductions or credits, and the imposition of penalties and interest relating to such adjustments and additional expenses in connection with filing amended income tax returns; (iv) if the Company invests in or purchases any loan in which it participates in the appreciation of the mortgaged property or in the cash flow from the operations thereof, the IRS may attempt to recharacterize the entire loan as an equity interest in the underlying property--there can be no assurance that the IRS will not be successful in this regard; (v) the possibility that state or local income tax treatment may not be similar to federal income tax treatment; and (vi) with respect to tax-exempt entities investing in the Company, the possibility that all or a portion of the income from the Company may be deemed "unrelated trade or business income" subject to tax.

         Risks of Investment by Tax-Exempt Entities. Prospective investors that are qualified employee benefit plans and individual retirement accounts ("Qualified Plans") should consider a number of factors which may affect their decision to invest in the Company, including whether an investment in the Company would comply with the "prudent man" rule of the Employee Retirement Income Security Act of 1974 ("ERISA"); whether an investment in the Company would be consistent with the requirement that the assets of a Qualified Plan be invested in a diversified manner; and whether an investment in the Company would be consistent with the liquidity needs of the prospective investor. The resolution of these issues could vary for each Qualified Plan considering an investment in the Company, depending upon, among other factors, the exact composition of the assets owned by the Qualified Plan. In addition, the Company does not intend to provide investors with annual appraisals of Units or Company assets. The Manager, however, will furnish its best estimate of the value of the Units or the Company assets, if requested to do so by any member. Each Qualified Plan contemplating an investment in the Company should consider the impact that such an investment will have on the requirement that the Plan revalue its assets on at least an annual basis.


                         INVESTOR SUITABILITY STANDARDS

         You must meet the investor suitability standards in this section to purchase Units and/or to participate in the Company's Distribution Reinvestment Plan. In addition, the Company and certain states have placed various restrictions on the resale or transfer of Units. Please review the appendix to the Subscription Agreement (which is found at Exhibit B to this prospectus) prior to executing it, as you will be deemed to have made representations as to certain aspects of the suitability standards for the state in which you reside (as indicated in the appendix to the Subscription Agreement).

            The Subscription Agreement outlines the suitability standards and requests the disclosure from each investor that it meets the minimum standards. The Manager reviews and screens all Subscription Agreements, and rejects Subscription Agreements from investors not meeting the suitability standards. DM Financial Services, Inc. and other participating securities broker/dealers that offer and sell Units for the Company must diligently inquire of all prospective investors to ascertain if the Units are suitable for the investor in light of such investor's age, educational level, knowledge of investments, financial means and other pertinent factors and maintain records for at least six years of the information used to determine that an investment in Units is suitable and appropriate for each investor. The Company cannot accept subscriptions from any person or entity where the representations required are either not provided or are provided but inconsistent with the determination that the investment is suitable for the subscriber. The Manager has the unconditional right to accept or reject any subscription in whole or in part.

         Units represent a long-term investment with limited liquidity. You may not be able to liquidate your investment in the event of an emergency or for any other reason. Units will be sold to you only if you have, and you also represent in the Subscription Agreement that you have, either:

          o a minimum net worth (exclusive of home, home furnishings and automobiles) of $45,000 plus a minimum annual gross income of at least $45,000;

          o a minimum net worth (exclusive of home, home furnishings and automobiles) of $150,000, irrespective of annual gross income; or

          o in the case of purchases by fiduciary accounts, a fiduciary that meets one of the foregoing conditions.

As noted in the first paragraph in this section, deviations from these standards or additional requirements are set forth in the appendix to the Subscription Agreement.

         If the investment is a gift to a minor, the custodian or the donor must meet the above conditions.

         In certain states, you may transfer Units only to persons who meet similar suitability standards. You should carefully read the requirements in connection with resales of Units in "Summary of Operating Agreement, Rights of Members and Description of Units--Assignment and Transfer of Units" at page 69, and in the Subscription Agreement.

         Investment in the Company involves certain risks and, accordingly, is suitable only for entities or persons of adequate means. Due to the nature of the Company's investments, it is likely that all or substantially all of the income of the Company will be taxable to the members as ordinary income. See "Federal Income Tax Consequences" at page 52. The Units may, therefore, be suitable for:

          o   a corporate pension or profit sharing plan ("Corporate Plan");

          o a Keogh Plan account ("Keogh Plan") (Corporate Plans and Keogh Plans are referred to herein, collectively, as "Qualified Plans");

          o   an Individual Retirement Account ("IRA" or "Roth IRA");

          o   a Simplified Employee Pension ("SEP");

          o other entities exempt from federal income taxation such as endowment partnerships and foundations, and charitable, religious, scientific or educational organizations (assuming the provisions of their governing instruments and the nature of their tax exemptions permit such investment); and

          o   persons seeking current taxable income.

         It should be noted, however, that an investment in the Company will not create an IRA for you and that, in order to create an IRA, you must comply with the provisions of Section 408 of the Code.

         The investment objectives and policies of the Company have been designed to make the Units suitable investments for employee benefit plans under current law. In this regard, ERISA provides a comprehensive regulatory scheme for "plan assets." In accordance with applicable regulations, the Manager intends to manage the Company to assure that an investment in the Company by a Qualified Plan will not make the assets of the Company "plan assets." The regulations are also applicable to an IRA. See "Federal Income Tax Consequences" at page 52.

         The Manager is not permitted to allow any Qualified Plan to purchase Units if the Manager has investment discretion with respect to the assets of the Qualified Plan invested in the Company, or regularly gives individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. This prohibition is designed to prevent violation of certain provisions of ERISA.

         You should obtain the advice of your attorney, tax advisor, and/or business with respect to the legal, tax and business aspects of this investment prior to subscribing for Units.

                         NOTICE TO CALIFORNIA RESIDENTS

         All certificates representing Units resulting from any of offers or sales of Units will bear the following legend restriction transfer:

                  It is unlawful to consummate a sale or transfer of this security, or any interest therein, or to receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner's Rules.

         A copy of the applicable rule of the California Commissioner of Corporations is furnished to each California investor by the Manager.

                                 USE OF PROCEEDS

         The Manager has not identified the mortgage loans in which it will invest the proceeds of this offering, although the Company will invest in mortgage loans of the kind that are described under "Business - Types of Mortgage Loans," at page 43. Members, however, have no advance information concerning particular investments that the Company may make and must rely solely upon the judgment and abilities of the Manager. The Manager has complete discretion in investing the proceeds from the sale of Units, subject to certain limitations set forth in the Operating Agreement.

         There is no assurance that Units will be sold or that any proceeds in excess of the Minimum Proceeds of $1,500,000 (less certain expenses of the offering) will be received. If the Minimum Proceeds are received within the time permitted by this Prospectus under "Plan of Distribution" at page 71, the Company will continue this offering seeking to obtain the proceeds from the Maximum Offering. Since there will be no escrow of those funds, there can be no assurance that any proceeds other than the Minimum will be obtained from the offering, which would severely restrict the Company's mortgage investments and its intended operations, and, depending on the rates of withdrawal by members and principal payments on loans by borrowers, withdrawals by members could be further restricted due to lack of liquidity. The following table sets forth the application of the sales proceeds of the Minimum and Maximum number of Units being offered. Pending investment in such mortgage loans, the Company may invest in short-term liquid investments such as U.S. Treasury bills, notes or bonds, certificates of deposit or commercial paper.


                                            Minimum Offering            Pct of          Maximum Offering          Pct of
                                            (1,500,000 Units)          Offering        (100,000,000 Units)       Offering
                                         ------------------------                     ----------------------    ------------

Gross Offering Proceeds.............           $ 1,500,000                 100.0%        $100,000,000                100.0%

Less:

   Public Offering Expenses (1) ....               210,000 (2)              14.0%           2,500,000                  2.5%
                                         ------------------------     ------------    ----------------------    ------------

   Proceeds Available for Investment             1,290,000                  86.0%          97,500,000                 97.5%

Less:

   Cash Reserves (3) ...............               $45,000                   3.0%           3,000,000                  3.0%
                                         ------------------------     ------------    ----------------------    ------------
Cash Available for Investment in
Mortgage Loans (4) .................           $ 1,245,000                  83.0%         $94,500,000                 94.5%
                                         ========================     ============    ======================    ============

----------
(1) Includes filing and review fees, legal, accounting, printing and other expenses of this offering, estimated not to exceed this amount.
(2) If the expenses of this offering exceed 14% of the gross offering proceeds, Sunderland Corporation, the owner of the Manager, has agreed to pay the expenses in excess of that amount. For the Minimum Offering of Units, this amount paid by Sunderland will be $290,000, based upon anticipated offering expenses of $500,000.
(3) The Company will maintain working capital reserves of at least 2 1/2% of the aggregate capital accounts of the members other than the Manager. This reserve is available to pay expenses in excess of revenues, satisfy obligations of underlying securities, expend money to satisfy unforeseen obligations of the Company and for other permitted uses of the Company's working capital. The Manager will make a capital contribution in the amount of one-half of one percent (0.5%) of the aggregate capital accounts of the other members, making the total reserves equal to three percent (3%) of the aggregate capital accounts of members. Working capital reserves of up to three percent (3%) are included in the funds committed to mortgage investments in determining whether the Company has invested at least 84% of its capital contributions in mortgage investments.
(4) The Manager has not set the amount of sales proceeds to be allocated to the various types of mortgage loans to be invested in or purchased by the Company. Each loan presented to the Company is reviewed to determine if it meets the criteria established by the Manager. See "Business - Principal Investment Objectives" at page 42. It is expected that the majority of the funds will be invested in first mortgage loans on income-producing commercial properties (including properties currently under construction). The Company does not expect to use any of the proceeds of this offering to acquire assets other than in the ordinary course of its business.

                          CAPITALIZATION OF THE COMPANY

         The capitalization of the Company as of December 31, 1999, and as adjusted to give effect to the sale of the minimum and maximum number of Units offered hereby, excluding the promotional contributions (and interest) of the Manager, is as follows:

                                                                           As Adjusted (1)
                                                                           ---------------

                                                               Minimum Number            Maximum Number
                                               Actual          Of Units Sold             Of Units Sold
                                               ------          --------------            --------------

  Members' Equity - actual 115,100 Units,
  minimum 1,615,100 Units, maximum           $ 115,100          $ 1,405,100               $ 98,000,000
  100,115,100 Units

----------

(1) Amounts are shown net of payments of certain estimated public offering costs aggregating $500,000 (to the extent that Sunderland Corporation does not pay those costs - see footnote (2) under "Use of Proceeds") and $2,500,000 if the minimum and maximum number of Units are sold, respectively.


                       CAPITAL CONTRIBUTION OF THE MANAGER

         The Manager is required to contribute to capital one-half of one percent (0.5%) of the aggregate capital contributions of the members. In addition, the Manager is entitled to a promotional interest of one-half of one percent (0.5%) of the aggregate capital accounts of the members. If the minimum of 1,500,000 Units is sold in the offering, $7,500 of the Manager's existing $115,100 contribution will be deemed to be the Manager's required minimum capital contribution, and the Manager will be credited with an additional $7,500 in promotional interest. If the maximum of 100,000,000 Units is sold in the offering, the Manager will contribute $384,900 (plus the existing $115,100 contribution) and will be credited with an additional $500,000 in promotional interest. If a number of Units between the minimum and the maximum number of Units is sold, those amounts will be adjusted accordingly.


                 COMPENSATION OF THE MANAGER AND ITS AFFILIATES

The Manager and its affiliates receive significant compensation and fees for services to and for the benefit of the Company and third party borrowers in connection with the organization of the Company and the Manager's making, arranging, evaluating, extending and permitting the assumption of loans. These fees are summarized in the table below.

Compensation to          The Manager and its affiliates receive significant
Manager and its          compensation and fees for services to, and for the
Affiliates               benefit of, the Company and third party borrowers for
                         the organization of the Company and the Manager's making, arranging, evaluating, extending and permitting the assumption of loans. These fees are summarized in the table below. A more complete description of these fees can be found in the section of this prospectus entitled "Compensation of the Manager".


                           Compensation/ Section
                             of Prospectus                 Description of Fee                  Amount of Fee
                           ---------------------    ----------------------------------      ----------------------
 1. Front-End Fees
       Paid by Fund
                           Compensation for         Commission and dealer management fees   Up to one and one-half
                           Services in the          paid to broker-dealer affiliates of     percent (1.5%) of gross
                           Offering (see "Plan of   the Manager; recoupment of expenses     proceeds of this
                           Distribution")           incurred in the offering                offering, of which a
                                                                                            maximum of one-half of
                                                                                            one percent (0.5%) of
                                                                                            gross proceeds is for
                                                                                            the reimbursement of
                                                                                            expenses

      Paid by Borrower     Loan Brokerage Fees      Points and fees paid for the            2%-6%.  Any points or
                           (payable to Manager or   origination/placement of loans          fees paid up front;
                           an affiliate)                                                    dictated by local market
                                                                                            conditions

                           Loan Evaluation and      Points and fees for Manager's           Approximately 2-5%.
                           Processing Fees          evaluation, analysis and processing     Dictated by local market
                                                    of a loan                               conditions


                           The Front End Fees above plus all other organizational and acquisition fees and expenses paid to third parties out of the proceeds of this offering, whenever paid, including sales commissions of up to three percent (3%), marketing incentive fees of up to one half of one percent
                           (0.5%) and reimbursement of accountable expenses of up to one-half of one percent (0.5%) of gross proceeds in this offering to be paid to unaffiliated selling broker-dealers, if any, shall in no event exceed 14%
                           of the aggregate amount of the Company's capital contributions.

   2. Promotional          Promotional Interest     Additional ownership interest vested    0.5% ownership interest
      Interest of          of Manager ("Capital     in Manager                              in addition to 0.5%
      Manager              Contribution of                                                  interest paid for. The
                           Manager,"                                                        Manager may only receive
                           "Distribution")                                                  distributions on its
                                                                                            interest, including the
                                                                                            portion for which it paid
                                                                                            consideration, after all
                                                                                            members receive a return of
                                                                                            100% of their initial capital
                                                                                            contributions


   3.Ongoing/ Recurring
     Fees
         Paid by Fund
                                                    Paid to the Manager for managing        Initially up to three-quarters
                           Management Fees          Company loans                           one percent (0.75%) of the
                                                                                            original capital contributions
                                                                                            committed to mortgage loans committed
                                                                                            (including working capital
                                                                                            reserves). Beginning with the
                                                                                            third year, it will be three-
                                                                                            quarters of one percent (0.75%)
                                                                                            of the fair market value of the
                                                                                            Company's assets (including
                                                                                            working capital), less any
                                                                                            indebtedness of the Company.
                                                                                            For funds not invested in
                                                                                            mortgages, the percentage paid
                                                                                            as a management fee is one-half
                                                                                            of one percent (0.5%).

                           Reimbursement of         Manager's or affiliate's recoupment     Lesser of cost or third
                           Operating Expenses of    of charges for conducting the           party rate
                           Fund                     Company's business

                           Real Estate Brokerage    Amounts paid to the Manager for         Up to 3% of proceeds
                           Fees on Property         reselling properties foreclosed upon    where substantial Resales
                                                                                            contribution by Manager (up to
                                                                                            6% for all persons involved)
         Paid by Borrower
                           Servicing Fee (payable   Fees payable for the administration     0.25% of the outstanding
                           to the Manager and its   of each borrower's loans                principal balance of the
                           affiliates)                                                      loan

                           Escrow/ReconveyanceLoan  Fees payable for other services         As permitted by law and
                           Extension and            provided by the Manager or its          local market conditions;
                           permitting loan          affiliates                              anticipated to be 2-5%
                           Assumption (payable to
                           the Manager and its
                           Affiliates)

                           Late Fees/ Prepayment    Fees payable when payments under        As permitted by law and
                           Fees                     mortgage loan are not timely made       local market conditions
                                                    or in some cases upon prepayment
                                                    of mortgage loans

                                      * * *

Front End Fees

   Paid by the Company

         Compensation for Services in the Offering

         DM Financial Services, Inc., an affiliate of the Company, will be offering the Units for sale and will be receiving commissions, dealer management fees and reimbursements of bona fide accountable expenses of up to one and one-half percent (1.5%) of gross proceeds, of which a maximum amount of one-half percent (0.5%) of gross proceeds is for the reimbursement of expenses.

   Paid by Borrowers

         Loan Brokerage Fees

         The Manager or an affiliate will be permitted to receive loan brokerage commissions for services rendered for other aspects of a borrower's mortgage investments. The Manager anticipates that loan brokerage commissions will average approximately two to six percent (2-6%) of the principal amount of each Mortgage Investment, subject to market conditions. The loan brokerage commissions typically will be paid by the borrower through the title company or escrow agent at the close of escrow.

         Loan Evaluation and Processing Fees

         Borrowers will pay the Manager fees for the Manager's evaluation and processing of a mortgage loan. These fees are anticipated to be between two and five percent (2-5%). These fees will be subject to applicable local laws and market conditions where the loans will be made.

   Limitation on Up-Front Fees

         The Front End Fees above plus all other organizational and acquisition fees and expenses paid to third parties out of the proceeds of this offering, whenever paid, including sales commissions of up to three percent (3%), marketing incentive fees of up to one half of one percent (0.5%) and reimbursement of accountable expenses of up to one-half of one percent (0.5%) of gross proceeds in this offering to be paid to unaffiliated selling broker-dealers, if any, shall in no event exceed 14% of the aggregate amount of the Company's capital contributions.

Promotional Interest of Manager

         The Manager receives a promotional interest of one-half of one percent (0.5%) of the aggregate capital accounts of the members, which is additional compensation to the Manager. The Manager may also receive additional distributions of Company income from its promotional interest. For example, if the Company generates an annual yield on capital of the members of 10%, the Manager would receive additional distributions on its promotional interest of approximately $50,000 per year if $100,000,000 of Units were outstanding. If the Company were then liquidated, the Manager could receive up to $500,000 in capital distributions as a result of its promotional interest without having made equivalent cash contributions. Any distributions on the Manager's interest in the Company, including the portion for which the Manager paid consideration, would only be made after all members receive a return of 100% of their initial capital contributions.

Ongoing/ Recurring Fees

   Paid by the Company

         Management Fees

         The Company will pay the Manager an annual management fee of up to three-quarters of one percent (0.75%) of the original capital contributions committed to investing in mortgage loans (including working capital reserves). Beginning with the third year, it will be three-quarters of one percent (0.75%) of the fair market value of the Company's assets (including working capital reserves), less any indebtedness of the Company. For funds not invested in mortgages, the percentage paid as a management fee is one-half of one percent (0.5%). The Manager is entitled to receive a management fee on all loans, including those that are delinquent. The Manager believes this is justified by the added effort associated with such loans.

         Reimbursement of Other Expenses

         The Manager is reimbursed by the Company for the actual cost of goods and materials used for or by the Company and obtained from unaffiliated entities and the actual cost of services of non-management and non-supervisory personnel related to the administration of the Company (subject to certain limitations contained in the Operating Agreement).

         Real Estate Brokerage on Resales of Property

         The total compensation paid to all persons for the sale of a real property held by the Company as a result of foreclosure shall be limited to a competitive real estate commission, not to exceed six percent (6%) of the contract price for the sale of the real property. If the Manager or its Affiliate provides a substantial amount of the services in the sales effort, it may receive up to one half (50%) of the competitive real estate commission, not to exceed three percent (3%) of the contract price.

Paid by Borrowers

         Servicing Fees

         The Manager or an affiliate will service all of the mortgage loans held by the Company. The Operating Agreement permits the Manager or affiliate to receive a servicing fee of up to one-quarter of one percent (0.25%) of the unpaid balance of each mortgage loan held by the Company serviced.

         Escrow, Other Loan Processing, Reconveyance, Extention and Assumption Fees

         The Manager (and its affiliates, in the case of assumption fees) may charge such fees with respect to these services as are consistent with applicable local law, subject to market demands.

         Late Fees and Prepayment Fees

         The Manager will be entitled to fees from the borrower upon a delinquent payment under a mortgage loan or, in some cases, the prepayment of a mortgage investment.

                              CONFLICTS OF INTEREST

         The Company and its members are subject to various conflicts of interest arising out of their relationship with the Manager. These conflicts include, but are not limited to, the following:

+        Payment of Fees to Manager and its Affiliates by the Company

         The Company is responsible for paying the following fees, compensation and expenses to the Manager and its affiliates:

         1. Front-End Fees. This compensation is for services rendered in this offering, payable to DM Financial Services, Inc., an affiliate of the Manager. These fees are paid directly by the Company and are taken out of any funds used to make investments by the Company, which diminishes the funds that can generate cash flow for the Company's members.

         2. Promotional Interest of the Manager. The Manager has a one-half percent (0.5%) ownership interest for which it did not pay any consideration. The Manager will only receive distributions on its interest in the Company, including the portion for which it paid consideration, after all members have received a return of 100% of their initial capital contributions.

         3.   Ongoing/ Recurring Fees.

                  o   Management fees;
                  o Reimbursement of permitted operating expenses attributable to the Company; and
                  o   Real estate brokerage fees.

                  The Company must pay the annual management fee in monthly portions and the brokerage fees upon sales of mortgages or real property acquired upon a foreclosure, as determined by the Manager within the limits provided in the Operating Agreement. The Manager may continue to receive management fees even if the Company is not generating sufficient income to make distributions to the members. Brokerage fees reduce the proceeds to the Company of transactions without regard to the profitability of the transactions.

+        Payment of Fees to Manager and its Affiliates by Borrowers

         The Manager also will earn fees if the Company enters into mortgage investments where a borrower has employed and agreed to compensate the Manager or an affiliate of the Manager to act as a broker in arranging the loan. Origination, placement and investment evaluation and processing fees to the Manager are generally payable up front from payments made by third parties. Borrowers will also pay the Manager or an affiliate a fee for servicing their loans. The Manager will also receive fees for escrow services, reconveyance of mortgages, and extending and permitting the assumption of loans. The Manager will be entitled to fees from the borrower upon a delinquent payment under a mortgage loan or, in some cases, the prepayment of a mortgage loan. All of these fees belong to the Manager or affiliate, as applicable, and are not shared with the Company.


         Compensation of the Manager Not Negotiated

         The compensation payable to the Manager was not determined by arms-length negotiations.

         Other Mortgage Lending Activities

         The Manager may form additional limited liability companies and other entities to engage in activities similar to and with the same investment objectives as the Company. The Manager may be engaged in sponsoring other entities at approximately the same time as the Company's securities are being offered or its investments are being made. The Manager also originates, places, sells and services loans for individuals or unaffiliated entity investors. These activities may cause conflicts of interest between such activities and the Company and the duties of the Member concerning such activities and the Company. The Manager will attempt to minimize any conflicts of interest that may arise among these various activities.

         Competition by the Company with Other Entities for Management Services

         The Company does not have independent management and relies on the Manager for the operation of its business. The Manager devotes only such time to the business of the Company as, in its judgment, is reasonably required. The Manager has conflicts of interest in allocating time, services, and functions between the Company and other present and future entities which the Manager has organized or may in the future organize or with which it is or may be affiliated, as well as other business ventures in which it is or may be involved. The Manager is engaged, and in the future may be engaged, for its own account, or for the accounts of others, in other business ventures, and neither the Company nor any member is entitled to any interest in such other ventures.

         No Separate Legal Representative

         The same legal counsel currently represents the Company and the Manager. The Company does not have independent legal counsel. If a conflict of interest should arise from such dual representation, appropriate consideration will be given to the extent to which the interests of the Company may diverge from those of the Manager, and, if necessary, separate counsel will be obtained for the Company and the Manager.

         Acquisition of Loans from Manager

         The Manager arranges and makes all of the loans invested in or purchased by the Company and sells those loans to the Company at the lower of the Manager's cost or then-current market value. The Manager also arranges and makes mortgage loans for its own account and for other investors. There may be a conflict of interest between the Company and the Manager or other investors for whom it selects mortgage loans for investment. This could arise from the fact that the Manager may be choosing among various loans that it may have originated, placed or evaluated with different interest rates or other terms and features, for placement either in the Company's mortgage loan portfolio, with other investors, with the Manager itself or with other affiliates. Loans may sometimes be acquired by the Company at a discount from face value. The members must rely upon the Manager to honor its fiduciary duty to protect their interests in its choosing, investing in or purchasing of mortgage loans.

         A committee of officers and directors of the Manager makes all decisions regarding mortgage loans to be invested in or purchased by the Company. This committee is currently comprised of Michael V. Shustek, a director of the Manager, Stephen J. Byrne, the President and a director of the Manager, and Lance L. Bradford, the Treasurer and a director of the Manager. See "Management."

         Investing in Loans with Manager or Affiliates

         The Company may invest in mortgages acquired by the Manager or affiliates. The Company's portion of the total mortgage loan may be smaller or greater than the portion of the loan made by the Manager or its affiliates but will generally be on terms substantially similar to the terms of that entity's investment. Such an investment would be made after the Manager determines that the entire loan is not suitable for the Company. However, investing with the Manager or its affiliates could result in a conflict of interest between the Company and the Manager or its affiliates in the event that the borrower defaults on the loan and both the Company and the Manager or its affiliates seek to protect their own interest in the loan and in the underlying security. Members of the Company must rely on the fiduciary duty of the Manager under the Operating Agreement to protect their interests.

         Mortgage Loans to the Manager or its Affiliates

         The Company generally will not invest in or purchase mortgage loans to the Manager, affiliates of the Manager, or any limited liability company or entity affiliated with or organized by the Manager. However, the Company may have an investment in a mortgage loan to the Manager if the Manager or an affiliate purchases a defaulted mortgage loan from the Company for an amount equal to or greater than fair market value and subsequently forecloses on the related loan, becoming the obligor.

         Right of Manager to Engage in Competitive Business

         The Manager will only devote such time to the Company as it deems necessary to conduct the Company's business. The Operating Agreement provides that the Manager and its affiliates have the right to engage in other business (including, but not limited to, acting as manager in other companies formed for the purpose of making, investing in of purchasing mortgage loans similar to those invested in or purchased by the Company), and to compete, directly or indirectly, with the business of the Company. Neither the Company nor any member has any rights or claims from such activities.

                            FIDUCIARY RESPONSIBILITY

         In connection with the safekeeping of the Company's assets, the Manager is accountable to the Company as a fiduciary, and consequently must exercise good faith and integrity with respect to Company affairs, must not take advantage of the members, must make full disclosure in its dealings with the Company, and must account to the Company for any benefit or profit derived by it from any transactions connected with the Company without the consent of the members. The Operating Agreement provides that the Manager and its affiliates may engage in activities similar to or identical with the business of the Company. Presently, the Manager acts for its own account in the mortgage loan investment business, and also arranges and services trust deed investments for other investors. When it acts in such capacity, it has a fiduciary duty to each entity and is bound to treat each fairly and with equal access to investment opportunities. The Operating Agreement does not modify any fiduciary standard imposed on the Manager by Nevada law.

         Based upon the present state of the law, members appear to have the following legal rights and remedies as to the Manager and the Company:

         o they may bring individual actions on behalf of themselves or class actions on behalf of themselves and other members to enforce their rights under the Operating Agreement and Nevada limited liability company law, including breaches by the Manager of its fiduciary duty;

         o they may bring actions on behalf of the Manager for claims it might have, as "derivative" actions, if the Manager refuses to bring suit;

         o they may bring actions under federal or state securities laws, either individually or as a class of members, if the Manager has violated certain of such laws in connection with the offer and sale, or repurchase of Units.

Exculpation

         In accordance with the terms and conditions of the Operating Agreement, which exculpates the Manager from liability to the fullest extent permitted by law, the Manager may not be liable to the Company or members for errors in judgment or other acts or omissions not amounting to willful misconduct or negligence.

Indemnification

         The Operating Agreement indemnifies the Manager by the Company, not by the members, for liabilities the Manager and its affiliates incur in dealing with third parties on behalf of the Company. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and unenforceable.

         This is a rapidly developing and changing area of the law, and members who have questions concerning the duties of the Manager should consult with their own legal counsel.

                                   MANAGEMENT

Management of the Company

         The Manager is Capsource, Inc. Its telephone number is (702) 227-0965. Capsource is a wholly owned subsidiary of Sunderland Corporation, a Delaware corporation with publicly held common stock that trades on the NASDAQ Bulletin Board under the symbol "DLMA." A brief discussion of the business operations of Sunderland is provided immediately after the following summary description of the Manager's duties.

         The Manager manages and controls the affairs of the Company and has general responsibility and final authority in all matters affecting the Company's business. These duties include dealings with members, accounting, tax and legal matters, communications and filings with regulatory agencies and all other needed management duties. The Manager may also, at its sole discretion and subject to change at any time,

         o purchase from the Company the interest receivable or principal on delinquent mortgage loans held by the Company;

         o purchase from a senior lienholder the interest receivable or principal on mortgage loans senior to mortgage loans held by the Company;

         o use its own funds to cover any other costs associated with mortgage loans held by the Company such as property taxes, insurance and legal expenses; and

         o purchase from the Company real estate acquired through foreclosure.

         Members have no right to participate in the management or control of the Company's business or affairs other than to exercise the limited voting rights provided for in the Operating Agreement. The Manager has primary responsibility for the initial selection, evaluation and negotiation of mortgage investments for the Company. The Manager provides all executive, supervisory and certain administrative services for the Company's operations, including servicing the mortgage loans held by the Company. The Company's books and records are maintained by the Manager, subject to audit by independent certified public accountants.

Research and Acquisition by the Manager

         The Manager considers prospective investments for the Company. In that regard, the Manager evaluates the credit of prospective borrowers, analyzes the return to the Company of potential mortgage loan transactions, reviews property appraisals, and determines which types of transactions appear to be most favorable to the Company. See "Business" at page 38. For these services, the Manager generally receives mortgage placement fees (points) paid by borrowers when loans are originally invested in or purchased, or when the Company extends or refinances mortgage loans. These fees may reduce the yield obtained by the Company from its mortgage loans.

Company Management

         The Manager is responsible for the Company's investment portfolio. Its services include:

         o  the creation and implementation of Company investment policies;

         o preparation and review of budgets, economic surveys, cash flow and taxable income or loss projections and working capital requirements;

         o  preparation and review of Company reports;

         o  communications with members;

         o supervision and review of Company bookkeeping, accounting and audits;

         o  supervision and review of Company state and federal tax returns; and

         o supervision of professionals employed by the Company in connection with any of the foregoing, including attorneys, accountants and appraisers.

         The Company will pay the Manager an annual management fee of up to three-quarters of one percent (0.75%) of the original capital contributions committed to investing in mortgage loans (including working capital reserves). Beginning with the third year, it will be three-quarters of one percent (0.75%) of the fair market value of the Company's assets (including working capital), less any indebtedness of the Company. For funds not invested in mortgages, the percentage paid as a management fee is one-half of one percent (0.5%). The management fee is payable on all loans, including nonperforming or delinquent loans. The Manager believes that a fee payable on delinquent loans is justified because of the expense involved in the administration of such loans. See "Compensation of the Manager - Management Fees," at page 26.

Mortgage Investments

         The Manager originates, places and services the Company's mortgage investments. These mortgage investment services include:

         o  review of investments;

         o  recommendations with respect to changes in investments;

         o  employment and supervision of employees who handle the investments;

         o  preparation and review of projected performance;

         o  review of reserves and working capital;

         o  collection and maintenance of all investments; and

         o  sales and servicing of investments.

Directors and Executive Officers

         The following persons comprise the board of directors and executive officers of the Manager:

      NAME                         AGE                 TITLE
--------------------------         ---         -------------------------------
Michael V. Shustek                  40         Director
Stephen J. Byrne                    41         President and Director
Lance Bradford                      33         Treasurer, Secretary and Director

Sunderland Corporation is the sole stockholder of the Manager. Sunderland had a net worth of approximately $4,700,000 as of December 31, 1999. The directors and officers of Sunderland are as follows:

     NAME                          AGE                 TITLE
----------------------             ---         -------------------------------
Michael V. Shustek                  40         Chief Executive Officer and
                                               Director
Stephen J. Byrne                    41         President and Director
Lance Bradford                      33         Chief Financial Officer,

                                               Corporate Secretary and Director
Michael J. Whiteaker                49         Vice-President of Regulatory
                                               Affairs
Robert J. Aalberts                  49         Director
Robert W. Fine                      64         Director
John E. Dawson                      42         Director
Robert L. Forbuss                   51         Director

      All respective directors of Sunderland and the Company hold office until the next annual meeting of shareholders or until their successors are elected and qualified. At present, Sunderland's Bylaws provide for not less than one nor more than 10 directors. Currently, there are seven directors of Sunderland. The Manager's By-laws also provide for up to 10 directors. The Bylaws of each entity permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified. Officers serve at the discretion of the Board of Directors.

      The principal occupation and business experience for each officer and director of the Company and Sunderland, for at least the last five years, are as follows:

     MICHAEL V. SHUSTEK serves as Chairman of the Board of Directors and as Chief Executive Officer of Sunderland and is a director of the Manager. Mr. Shustek founded Del Mar Mortgage in 1993 and has been involved in various aspects of the real estate industry in Nevada since 1990. In 1993, he founded Foreclosures of Nevada, Inc., a company specializing in non-judicial foreclosures, and has built it into what the Company believes to be the second largest company of its kind in the state. During the same year, he also established Goldell Development, Inc., a company that specialized in residential and commercial construction. With the completion of the existing projects and the growth of Del Mar Mortgage, Goldell Development ceased operations in 1998. In 1990, Mr. Shustek started Shustek Investments, a company that originally specialized in property valuations for lending or investment purposes by third parties and which continues today as the primary vehicle for his private investment portfolio. Mr. Shustek is a guest lecturer at the University of Nevada, Las Vegas, where he also teaches a course in Real Estate Law and Ethics. Mr. Shustek received a Bachelor of Science degree in Finance at the University of Nevada, Las Vegas.

      STEPHEN J. BYRNE serves as President and a director of Sunderland and is the President and a director of the Manager. Mr. Byrne joined Del Mar Mortgage in June 1998 as its Senior Lending Officer. Prior to joining Del Mar Mortgage, Mr. Byrne owned and operated Capsource, Inc., which he founded in February 1997, and which is involved in substantially the same asset lending activities as Del Mar Mortgage. From October, 1991 to February 1997, Mr. Byrne served in Las Vegas as Vice-President of Wells Fargo Bank and of its predecessor First Interstate Bank of Nevada. In that capacity, he underwrote over $1.5 billion in real estate, commercial and gaming industry loans. Mr. Byrne served in various capacities with First Interstate Bank, including management of the Diversified Asset Group based in Las Vegas and heading-up the commercial Diversified Asset Group in Houston, Texas. Mr. Byrne received a Bachelor's of Science degree in Business Administration from Hastings College, Hastings, Nebraska.

      LANCE BRADFORD joined Sunderland in April 1999 as Chief Financial Officer, Corporate Secretary, and director. He is also a director and the Treasurer and Secretary of the Manager. Since 1992, Mr. Bradford has been a partner in L. L. Bradford & Company, Las Vegas, Nevada, a Certified Public Accounting firm that he founded. From 1988 to 1991, Mr. Bradford served as an accountant with Ernst & Young International. Mr. Bradford received a Bachelor of Science degree in Accounting from the University of Nevada, Reno.

      MICHAEL J. WHITEAKER joined Sunderland in May, 1999 as its Vice-President of Regulatory Affairs. From 1982 to 1999, Mr. Whiteaker served with the State of Nevada as its Supervisory Examiner, responsible for the financial and regulatory compliance audits of all financial institutions in Nevada. In this capacity, he supervised the activities of the examiners and served as the interface with management and/or board of directors of the regulated financial institutions. Mr. Whiteaker worked extensively on compliance matters pertaining to both state and federal statutes, credit administration for commercial, real estate, and consumer loans procedures, and all facets of operations management. From 1973 to 1982, Mr. Whiteaker was Assistant Vice-President of the Nevada National Bank, responsible for a variety of matters including loan reviews. Mr. Whiteaker received a Bachelor of Science degree in Management from the University of Nevada, Reno.

      ROBERT AALBERTS serves as a Director of Sunderland. Since 1991, Mr. Aalberts has held the Ernst Lied Professor of Legal Studies professorship at the University of Nevada, Las Vegas. From 1984 to 1991, Mr. Aalberts was an Associate Professor of Business Law at Louisiana State University - Shreveport. From 1982 through 1984, he served as an attorney for Gulf Oil Company. Mr. Aalberts has co-authored a book relating to the regulatory environment, law and business. His work is either cited in, and/or he is the author of, almost 100 legal articles, dealing with various aspects of real estate, business, and the practice of law. Mr. Aalberts received his JurisDoctor degree from Loyola University, New Orleans, Louisiana and received a Master of Arts from the University of Missouri. He is a member of the State Bar of Louisiana.

      ROBERT W. FINE serves as a Director of Sunderland. Since 1998, Mr. Fine has been the President of Equisource Group Ltd., a company providing investment-banking services to businesses seeking to raise capital or to become public companies. From 1993 to 1998, Mr. Fine was President of Transworld Healthcare, a company providing home healthcare products and services, during which period the company grew from less than $7 million in revenues to over $80 million. From 1990 to 1993, the year of its sale, Mr. Fine served as President of the Fortress Company, a manufacturer of healthcare mobility devices. For the seven years prior to joining Fortress, Mr. Fine was President of ConAc, a company that specialized in mergers and acquisitions. During this period, the company provided assistance in over 100 mergers, principally in the healthcare field. Mr. Fine received a Bachelor of Arts in Accounting degree from Bentley College, Waltham, Massachusetts.

      JOHN E. DAWSON was elected a Director of Sunderland in March 2000. Mr. Dawson has been a partner at the law firm of Marquis & Aurbach since 1995. Prior to joining Marquis & Aurbach, Mr. Dawson was affiliated with the law firm Jeffrey L. Burr & Associates. Mr. Dawson co-authored the Asset Protection Guidebook for Attorneys and Accountants and has presented seminars on asset protection. Mr. Dawson was admitted to the Nevada Bar in 1988 and the Utah Bar in 1989.

      ROBERT L. FORBUSS was elected a Director of Sunderland in March 2000. Since February 1999, Mr. Forbuss has been the President of Strategic Alliances, a business and government affairs consulting organization. Prior to joining Strategic Alliances, was the President of Medical Transportation of America from March 1998 through February 1999. From February 1997 to March 1998, Mr. Forbuss was the Chief Executive Officer of the Southwest Division of American Medical Response. From March 1994 to February 1997, Mr. Forbus was Senior Vice President of Laidlaw Medical Transportion, which had acquired Mercy Medical Services, Inc., a company that Mr. Forbus founded, owned and managed for 22 years. The latter four companies are all in the business of providing emergency ambulance and transportation services.

         SUNDERLAND CORPORATION

                  Overview

                  Following is an overview and a description of the business of Sunderland Corporation, a corporation existing under the laws of the State of Delaware. For a complete description of Sunderland, potential investors should review Sunderland's most recent periodic filings, which are on file with the Securities and Exchange Commission and can be found in the Commission's EDGAR database found at on the Internet at http://www.sec.gov.

                  Sunderland is a non-conventional mortgage lender. Mortgage lending refers to the origination funding of loans secured by real property. Loan origination involves the processing of a loan application, including necessary documentation and research, the approval of the loan and the funding of the loan. The mortgage lending industry consists of large public and private institutional lenders, such as banks, insurance companies, and savings associations and thrifts, as well as numerous private and non-conventional lenders.

                  Currently, approximately 85% of the loans originated by Sunderland service commercial and residential developers. The remaining 15% of Sunderland's loans involve primarily (i) land loans (10%), and
         (ii) bridge financing loans (5%). Sunderland's pool of loan participants is principally derived from its data base of prior participants in securitized mortgages, consisting of approximately 4,500 potential investors. Sunderland received over 560 mortgage loan applications during 1999, of which approximately over $122,000,000 of those mortgage applications have been successfully funded and $12,000,000 remain as active loan applications in the pipeline. The loan pipeline is defined as the volume of loans in Sunderland's system that have met all of Sunderland's preliminary qualification criteria and are consequently eligible for funding. These loans have been pre-approved and are awaiting final review. Generally, between 65% to 70% of the loans in the Pipeline are funded. The majority of loans that fund will do so within 90 days from entrance into the pipeline. Private investors now hold over $225 million in mortgage notes placed by Sunderland.

                  Experience with Other Programs

                  The following is a summary of the combined experience of Sunderland and its affiliates, including the Manager, with real estate investments during the last decade.

                  Sunderland has coordinated the investment by approximately 4,500 investors in approximately $450 million dollars in mortgage loans. Almost all of the properties underlying mortgages and deeds of trust invested in by Sunderland, its affiliates and such other investors have been secured by properties located in Nevada, California and Arizona.

                  For the three year period ended December 31, 1999, the properties underlying loans by these programs can be subdivided as follows:

                                                Aggregate amount invested
                                                 (as percentage of total
                       Property Type            purchases by these programs)
                       -------------            ----------------------------
                       Commercial (total)                  58%
                       Residential                          6%
                       Land Acquisition                    36%

         Of the loans described in the foregoing table, 90% of Sunderland's and its affiliates' real estate program sponsorships (by dollar amount) were for development loans (including construction loans), the balance being for land acquisition loans and loans secured by developed properties .

         Sunderland and its affiliates invested in or purchased mortgage loans that are secured by real estate with respect to approximately 350 properties during the last three years in all programs combined. These loans were divided up by type as described in the table above. Sunderland and its affiliates invested in or purchased such loans primarily with working capital obtained by means of capital contributions, except for $1,980,000 incurred in indebtedness to finance such transactions.

         The description above of Sunderland and its affiliates is not intended to provide a description of the loans to be invested in or purchased by the Company in the future. That information can be found elsewhere in this prospectus.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The Manager owns 100% of the interest of the Company as of December 31, 1999. Following the successful completion of the offering of the Minimum Amount and at all times thereafter, the Manager will own one percent (1%) of the interests in the Company. The ownership (common stock) of the Manager is held 100% by Sunderland Corporation, a Delaware corporation, whose common stock is publicly held and is traded on the NASDAQ Bulletin Board under the symbol "DLMA." Based in part upon Sunderland's public filings, the ownership of the common stock of Sunderland by its executive officers and directors is set forth in the table below.


                               COMMON STOCK                       PERCENT OF
                               BENEFICIALLY                      COMMON STOCK
NAME                              OWNED(1)                    BENEFICIALLY OWNED
----                            ------------                  ------------------
Michael V. Shustek               3,300,000(2)                        53.3%
Chairman and Chief
Executive Officer
129 Augusta
Henderson, Nevada 89104

Stephen J. Byrne                   30,200                              *
President, Director
1808 Dalton Avenue
Henderson, Nevada 89104

Lance Bradford                     30,000                              *
Chief Financial Officer,
Corporate Secretary and Director
3441 Eastern Avenue
Las Vegas, Nevada 89109

Michael J. Whiteaker                    0                               0%
Vice-President of Regulatory Affairs
4008 Tyler William Lane
Las Vegas, Nevada  89130

Robert J. Aalberts                  1,000                              *
Director
311 Vallarte Drive
Henderson NV 89014

Robert W. Fine                    400,000                             6.5%
Director
3 Palazzo Terrace
Henderson, Nevada  89014

John E. Dawson                      8,400(3)                           *
Director
228 South Fourth Street
Las Vegas, Nevada 89101

Robert L. Forbuss                       0                              0%
200 Starlite Drive
Las Vegas, Nevada 89107

All directors and               3,769,600(3)                         54.3%
executive officers as
a group (8 persons)

-------------
* Less than 1%

(1) Based upon 6,191,270 shares outstanding giving effect to the Company's 5-for-3 forward stock split in April, 1999, which amount includes the assumed issuance of 30,000 shares to Mr. Shustek upon the completion of the transfer by Mr. Shustek to Sunderland of all of the equity of DM Financial Services, Inc., the dealer-manager in this offering.
(2) Assumes the issuance of 30,000 shares to Mr. Shustek upon the completion of the transfer by Mr. Shustek to Sunderland of all of the equity of DM Financial Services.
(3) Beneficial ownership of two hundred of these shares are owned by Mr. Dawson's spouse. Mr. Dawson disclaims beneficial ownership of such shares.

                                    BUSINESS

Members' Return on Investment

         The Company will invest the proceeds of this offering in mortgage loans or similar instruments, as illustrated in the "Use of Proceeds" section. These loans will yield monthly payments of interest and/or principal to the Company, which for tax purposes will be attributed to the Members. The Company's objectives are to preserve the members' capital and to maximize the cash flow and distributions to its members of the income generated by the loans in which the Company has invested. Such distributions will be paid monthly in arrears. The Company will not accumulate cash on hand (except for working capital reserves of up to three percent (3%) of capital contributions) or assets other than mortgage notes or similar instruments. Distributions to new members will commence with the distribution with respect to the month in which their contributions are received, pro rata based upon the monthly return on all Company assets, if any, the size of the investor's contribution and when during the month the contribution is received.

Capital Accounts

         For a member's initial investment in the Company, the Manager will establish for the member an individual capital account on the books of the Company in the amount of that capital contribution. The capital account will receive that percentage of the Company's income, gains, losses and distributions that the amount of the member's capital account bears to all of the members' capital accounts of the Company. Each member's capital account is increased by additional capital contributions (including dividend reinvestments) and the member's share of income and gains realized by the Company. The capital account is decreased by the member's share of losses realized by the Company and both income and capital distributed to the member. Except for a writedown of a Company investment, capital accounts are not adjusted to reflect unrealized appreciation or depreciation of the Company's underlying assets, which means that each member's capital account may not reflect the member's proportionate interest in the fair market value of the Company's underlying assets. Because this is a continuous offering, Units purchased by members at different times will have different values (i.e., different rights to distributions and income from the Company's mortgage investments).

Unit Repurchases and Deemed Distributions

         After the one year holding period described elsewhere within this prospectus, the members will have a right, subject to certain limitations and delays, to cause the Company to repurchase the Units for an amount equal to the amount in the capital account. See "Summary of Operating Agreement, Rights of Members and Description of Units." The number of Units held by a member will also decrease upon the return of capital to the member, which the Company does not anticipate occurring until seven years after the effectiveness of the registration statement of which this prospectus forms a part. A return of capital will result in a deemed redemption of Units proportionately to the amount in the member's capital account. The Company will provide statements to the members reflecting the number of Units deemed to have been redeemed and the number of Units still owned by the member.

Write-Down of Investments

         Within 30 days following the end of each calendar quarter, the Manager shall determine whether a write-down of any of the Company's investments is required, and shall cause the Company's accountants to determine whether the write-down conforms with generally accepted accounting principals. If a write-down is required, the write-down shall be effective on the last day of the calendar quarter and the capital accounts of all members on that date shall be reduced accordingly.

Valuation of Units

         The value of a Unit is based on the proportional interest of an individual member's capital account compared to all of the members' capital accounts of the Company. A member's capital account is adjusted upwards and downwards based on the income, gains, losses and distributions from the Company. Consequently, the value and distribution rights for a Unit at any point in time may be less or more than $1.00. Additionally, the amount of gains, losses and distributions to be allocated to any member is based on the member's capital account as of the date of the allocation, and not based on the member's proportionate share of the Units held by all members. As a result, the value of an individual Unit may vary based on when the Unit was purchased.

         Notwithstanding the fluctuations in the value of Units described above, capital accounts and distribution percentages will not be adjusted to take into account an increase or decrease (other than a write-down of an investment) in the fair market value of the Company's underlying assets at the time of a capital contribution (and corresponding Unit issuance). Thus, if the fair market value of the Company's assets at the time of a capital contribution (including under the Company's dividend reinvestment plan) is less than its carrying value
(cost) on the books of the Company, then the value of a member's proportionate interest in the fair market value of the underlying assets immediately after a capital contribution to the Company may be less than one dollar. Conversely, if the fair market value of the Company's assets at the time of a capital contribution (including under the Company's dividend reinvestment plan) is greater than its carrying value (cost) on the books of the Company, then, because there are no interim revaluations of the capital accounts (except for write-downs), the right to a subsequent allocation of the unrealized gains in the fair market value of the Company's assets will be shared with new members (or members making reinvestments), thereby resulting in a dilution in the value of the member's proportionate interest in the fair market value of the underlying assets.

Company Investments

         The Manager and/or its affiliates make and arrange or purchase all of the loans invested in or purchased by the Company. In connection with the investment in loans, the Company in limited instances may acquire an equity interest in the underlying real property in the form of a shared appreciation interest. To date, the Company has not acquired any shared appreciation interests. The Company's mortgage loans are to be secured by mortgages or deeds of trust (such terms being used interchangeably in this prospectus unless the context indicates to the contrary) on unimproved, improved, income-producing and non-income-producing real property, such as apartments, shopping centers, office buildings, and other commercial or industrial properties, as well as secondarily on residential properties. No single Company loan may exceed 20% of the total Company assets as of the date the loan is made.

         General Standards for Mortgage Investments. The Company is engaged in the business of investing in or purchasing loans to members of the general public which will generally be secured by deeds of trust on real property, including single-family residences (including homes, condominiums and townhouses), multiple unit residential property (such as apartment buildings), commercial property (such as stores, shops and offices), and unimproved land. Based on prior experience, the Manager anticipates that of the number of Mortgage Investments to be made, approximately no more than five percent (5%) of the total dollar amount of Mortgage Investments will be secured by single family residences, twenty percent to sixty-five percent (20% - 65%) by commercial properties, ten percent to twenty percent (10% - 20%) by apartments, and fifteen percent to twenty-five percent (15% - 25%) by unimproved land. The Company's Mortgage Investments will not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured. Mortgage Investments will be made pursuant to a strict set of guidelines designed to set standards for the quality of the security given for the Mortgage Investments, as follows:

         1. Priority of Mortgages. The lien securing each Mortgage Investment will not be junior to more than one other encumbrance (a first deed of trust) on the real property (the "security property") which is to be used as security for the loan. Although the Company may also invest in or purchase wrap-around (or "all-inclusive") Mortgage Investments, those wrap-around loans will include no more than two (2) underlying obligations. The Manager anticipates that the Company's Mortgage Investments will be diversified as to priority approximately as follows: first mortgages - ninety percent (90%); second mortgages - ten percent (10%).

         2. Construction Mortgage Investments. The Company anticipates that it will invest a significant amount of the proceeds in or otherwise purchase construction loans (other than home improvement loans on residential property). The Company estimates that such loans will comprise between twenty and sixty-five percent (20-65%) of the Company's Mortgage Investment portfolio, subject to the following guidelines:

             o The Company may not invest in mortgage loans on unimproved real property in an amount in excess of twenty-five percent (25%) of the Capital Contributions to be raised, and

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


             o In no event will the loan-to-value ratio on construction loans exceed eighty percent (80%) of the independently appraised completed value of the property.

The Company will not invest in or purchase construction loans secured by properties determined by the Manager to be Special-Use Properties, other than loans to casinos.

         3. Loan-to-Value Ratio. The amount of the Company's Mortgage Investment combined with the outstanding debt secured by a senior deed of trust on the security property generally will not exceed a specified percentage of the appraised value of the security property as determined by independent written appraisal, according to the following table:

         Type of Security Property                           Loan-to-Value Ratio

         Residential                                                75%
         Unimproved Land                                            60%
         Commercial Property                                        75%
         (including retail stores and office buildings)
         Property under Development/Construction Loan               75%

         Any of the above loan-to-value ratios may be increased if, in the sole discretion of the Manager, a given loan is supported by credit adequate to justify a higher loan-to-value ratio. In addition, such loan-to-value ratios may be increased to the extent mortgage insurance is obtained; however, the Manager does not anticipate obtaining mortgage insurance. Finally, the foregoing loan-to-value ratios will not apply to purchase-money financing offered by the Company to sell any real estate owned (acquired through foreclosure) or to refinance an existing loan that is in default at the time of maturity. In such cases, the Manager shall be free to accept any reasonable financing terms that it deems to be in the best interests of the Company, in its sole discretion. Notwithstanding the foregoing, in no event will the loan-to-value ratio on any loan exceed eighty percent (80%) of the independently appraised completed value of the property. The target loan-to-value ratio for Company Mortgage Investments as a whole is approximately seventy percent (70%).

         The Company will receive an independent appraisal for each property securing a mortgage loan with respect to which it will invest in or purchase a mortgage loan. Members will have the right to review or review copies of these appraisals upon reasonable notice to the Company. Generally, appraisers retained by the Company shall be licensed or qualified as independent appraisers and be certified by or hold designations from one or more of the following organizations: The Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC"), the National Association of Review Appraisers, the Appraisal Institute, the Society of Real Estate Appraisers, M.A.I., Class IV Savings and Loan appraisers or from among appraisers with other qualifications acceptable to the Manager. The Manager will review each appraisal report and will conduct a "drive-by" for each property on which an appraisal is made. A "drive by" means the Manager or its affiliates will drive to the property and assess the front exterior of the subject property, the adjacent properties and the neighborhood. A "drive by" does not include entering any structures on the property, although in most cases the Manager will also attempt to do so.

         4. Terms of Mortgage Investments. Most mortgage investments will be for a period of one to seven years, but in no event more than 15 years. Most Mortgage Investments will provide for monthly payments of principal and/or interest. Many mortgage investments provide for payments of interest only or are only partially amortizing with a "balloon" payment of principal payable in full at the end of the term. Some Mortgage Investments will provide for the deferral and compounding of all or a portion of accrued interest for various periods of time.

         5. Equity Interests in Real Property. Most Mortgage Investments will provide for interest rates comparable to second mortgage rates prevailing in the geographical area where the security property is located. However, the Manager reserves the right to make Mortgage Investments (up to a maximum of twenty-five percent (25%) of the Company's Mortgage Investment portfolio) bearing a reduced stated interest rate in return for an interest in the appreciation in value of the security property during the term of the Mortgage Investment.

         6. Escrow Conditions. Mortgage Investments will be purchased through an escrow account handled by a title insurance company, subject to the following conditions:

         (a) Satisfactory title insurance coverage will be obtained for all loans, with the title insurance policy naming the Company as the insured and providing title insurance in an amount at least equal to the principal amount of the loan. (Title insurance insures only the validity and priority of the Company's deed of trust, and does not insure the Company against loss by reason of other causes, such as diminution in the value of the security property, over appraisals, etc.).

         (b) Satisfactory fire and casualty insurance will be obtained for all loans, naming the Company as loss payee in an amount equal to cover the replacement cost of improvements.

         (c) The Manager does not intend to arrange for mortgage insurance, which would afford some protection against loss if the Company foreclosed on a loan and there were insufficient equity in the security property to repay all sums owed. If the Manager determines in its sole discretion to obtain such insurance, the minimum loan-to-value ratio for residential property loans will be increased.

         (d) All loan documents (notes, deeds of trust, escrow agreements, and any other documents needed to document a particular transaction or to secure the loan) and insurance policies will name the Company as payee and beneficiary. Mortgage Investments will not be written in the name of the Manager or any other nominee.

         7. Purchase of Mortgage Investments from Affiliates and Other Third Parties. Existing mortgage investments may be acquired from the Manager or its affiliates for a price not in excess of the par value of the note or its fair market value, whichever is lower, plus allowable fees and expenses, but without the allowance of any other income to the Manager. All income generated by the mortgage loan while owned by the Manager or its affiliate through the date the Company acquires the mortgage loan will belong to the Company.

         8. Note Hypothecation. The Company also may acquire Mortgage Investments which will be secured by assignments of secured promissory notes. The amount of a Mortgage Investment secured by an assigned note will satisfy the loan-to-value ratios set forth in Paragraph 3 above (which are determined as a specified percentage of the appraised value of the underlying property) and also will not exceed eighty percent (80%) of the principal amount of the assigned note. For example, if the property securing a note is commercial property, the total amount of outstanding debts secured by such property, including the debt represented by the assigned note and any senior mortgages, must not exceed seventy-five percent (75%) of the appraised value of such property, and the Mortgage Investment will not exceed eighty percent (80%) of the principal amount of the assigned note. For purposes of acquiring Mortgage Investments secured by promissory notes, the Company shall rely on the appraised value of the underlying property, as determined by an independent written appraisal which was conducted within the then-preceding twelve (12) months, or if such appraisal was not conducted within that period, then the Company will arrange for a new appraisal to be prepared for the property. All such appraisals will satisfy the standards described in Paragraph 3 above. Any Mortgage Investment evidenced by a note assigned to the Company will also satisfy all other lending standards and policies described herein. Concurrently with the Company's acquiring the Mortgage Investment, the borrower of Company funds, i.e., the holder of the promissory note, shall execute a written assignment which shall assign to the Company its interest in the promissory note. No more than twenty percent (20%) of the Company's portfolio at any time will be secured in this manner.

         9. Joint Venturers. The Company may also participate in loans with other lenders (including certain affiliates or other limited partnerships organized by the Manager), other individuals and pension funds, by providing funds for or purchasing a fractional undivided interest in a loan meeting the requirements set forth above. Because the Company will not participate in a loan that would not otherwise meet its requirements, and will only participate in any joint venture where the Company holds a controlling interest, the risk of such participation is minimized. The Company shall not give the Manager and the Manager's affiliates any consideration in form or substance like rebates or give-backs or enter into reciprocal arrangements with the Manager or its affiliates that might be entered into in lieu of joint ventures.

         10. Diversification. The maximum investment by the Company in a Mortgage Investment will not exceed twenty percent (20%) of the then total Company assets.

         11. Reserve Fund. A contingency working capital reserve fund equal to not more than three percent (3%) of the gross proceeds of this offering will be established and maintained for the purpose of covering unexpected cash needs of the Company.

         Credit Evaluations. The Manager may consider the income level and general creditworthiness of a borrower to determine its ability to repay the Mortgage Investment according to its terms, but such considerations are subordinate to a determination that a borrower has sufficient equity in the security property to satisfy the loan-to-value ratios described above. Therefore, the Company may invest in loans to borrowers who are in default under other of their obligations (e.g., to consolidate their debts) or who do not have sources of income that would be sufficient to qualify for loans from other lenders such as commercial banks, savings banks and thrifts.

         Loan Brokerage Commissions. The Manager or an affiliate (or a non-affiliated third party) will receive loan brokerage commissions from borrowers for services rendered in connection with the review, selection, evaluation, negotiation, extension and permitted assumptions of the Mortgage Investments. The Manager anticipates that loan brokerage commissions will average approximately two to six percent (2-6%) of the principal amount of each Mortgage Investment, but may be higher or lower depending upon market conditions. The loan brokerage commissions typically will be paid by the borrower through the title company or escrow agent at the close of escrow.

         Loan Servicing. It is anticipated that all Mortgage Investments will be "serviced" (i.e., loan payments will be collected) by the Manager or an affiliate of the Manager that also acts as a loan broker in the initial placement of Mortgage Investments, which will be compensated for such loan servicing activities (See "Compensation to Manager and Affiliates" at page 22).

         Borrowers will make interest payments in arrears, i.e., with respect to the preceding 30-day period, and will make their checks payable to the Manager. Checks will be deposited in the Manager's trust account, and, after checks have cleared, funds will be transferred to the Company's bank or money market account.

         Sale of Mortgage Investments. Although the Manager has no plan to do so, the Company may sell Mortgage Investments (or fractional interests therein) to parties other than the Manager or its affiliates if and when the Manager determines that it appears to be advantageous to the Company to do so.

Commitment of Members' Capital Contributions

      At a minimum, the Manager shall commit at least eighty-four percent (84%) of the capital contributions received by the Company to invest in or purchase mortgage loans (including in such amount the three percent (3%) held as working capital reserves). Subject to the policies described in this prospectus, the Company may invest in or purchase mortgage loans of such duration and on such real property and with such additional security as the Manager in its sole discretion shall determine. Such mortgage loans may be senior to other mortgage loans on such property, or junior to other mortgage loans on such property, all in the sole discretion of the Manager

Principal Investment Objectives

         The Company will invest primarily in mortgage loans on commercial, industrial and residential income-producing real property and land (including properties under construction). The Manager and/or its affiliates negotiate the terms of and make or purchase all loans on a loan-by-loan basis, after which the loans are acquired by the Company.

         The Company's two initial principal investment objectives are to preserve the capital of the Company and to provide monthly cash distributions to the members. It is not an objective of the Company to provide tax-sheltered income. Under the Operating Agreement (and as further described elsewhere in this prospectus), the Manager would be permitted to modify these investment objectives without the vote of members but has no authority to do anything that would make it impossible to carry on the ordinary business as a mortgage investment limited liability company.

         The Manager locates and identifies virtually all mortgages the Company invests in and makes all investment decisions on behalf of the Company in its sole discretion, except as set forth to the contrary in the Operating

Agreement. The members are not entitled to act on any proposed investment. In evaluating the prospective investments, the Manager considers such factors as the following:

             o the ratio of the amount of the investment to the value of the property by which it is secured;

             o   the property's potential for capital appreciation;

             o   expected levels of rental and occupancy rates;

             o   current and projected cash flow of the property;

             o   potential for rental increases;

             o   the degree of liquidity of the investment;

             o   geographic location of the property;

             o   the condition and use of the property;

             o   the property's income-producing capacity;

             o   the quality, experience and creditworthiness of the borrower;

             o general economic conditions in the area where the property is located; and

             o   any other factors which the Manager believes are relevant.

         During the course of its business, the Manager will continuously evaluate prospective investments. The Manager originates and places or obtains loans from mortgage brokers, previous borrowers, and by solicitations of new borrowers in those states where permissible. The Company may purchase existing loans that were originated by other lenders. Such a loan might be obtained by the Manager from a third party and then sold to the Company for an amount equal to the lower of the Manager's cost or the then-current market value. The Manager evaluates all potential mortgage loan investments to determine if the security for the loan and the loan-to-value ratio meet the standards established for the Company, and if the loan can meet the Company's investment criteria and objectives. An appraisal will be ordered on the property securing the loan, and an officer, director, agent or employee of the Manager will inspect the property during the loan approval process.

         The Company requires that each borrower obtain a title insurance policy as to the priority of the mortgage and the condition of title. The Company obtains an independent, on-site appraisal from a qualified appraiser for each property in which it invests. Appraisals will ordinarily take into account factors such as property location, age, condition, estimated building cost, community and site data, valuation of land, valuation by cost, valuation by income, economic market analysis, and correlation of the foregoing valuation methods. The Manager additionally relies on its own independent analysis in determining whether or not to arrange for the investing in or purchasing of a particular mortgage loan for the Company.

Types of Mortgage Loans

         The Company invests in first and second mortgage loans, wraparound mortgage loans, and construction mortgage loans on real property. The Company does not ordinarily invest in or purchase mortgage loans with a maturity of more than 15 years, and most loans invested in or purchased have terms of one to seven years. All loans provide for monthly payments of interest and some also provide for principal amortization, although Company loans may provide for payments of interest only and a payment of principal in full at the end of the loan term. The Manager does not intend to originate or place loans with negative amortization provisions.

         First Mortgage Loans

         First mortgage loans are secured by first mortgages and/or deeds of trust on real property. Such loans are generally for terms of one to seven years. In addition, such loans do not usually exceed 75% of the appraised value of improved residential real property, 60% of the appraised value of unimproved real property, 75% of the appraised value of commercial property, and 75% of the anticipated appraised value upon completion of property under construction.

         Second and Wraparound Loans

         Second and wraparound mortgage loans are secured by second or wraparound deeds of trust on real property which is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgaged property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loans, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, the Company generally makes principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans.

         Construction Loans

         Construction loans are loans originally made for both original development and renovation of property. Construction loans invested in by the Company are generally secured by first deeds of trust on real property for terms of six months to two years. In addition, if the mortgaged property is being developed, the amount of such loans generally will not exceed 75% of the anticipated post-development appraised value.

         The Company will not usually disburse funds on a construction loan until work in the previous phase of the project has been completed, and an independent inspector has verified certain aspects of the construction and its costs. In addition, the Company requires the submission of signed labor and material lien releases by the borrower in connection with each completed phase of the project prior to making any periodic disbursements of loan proceeds.

         Leasehold Interest Loans

         Loans on leasehold interests are secured by an assignment of the borrower's leasehold interest in the particular real property. Such loans are generally for terms of up to 15 years. Leasehold interest loans generally do not exceed 75% of the value of the leasehold interest and require personal guarantees of the borrowers. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans all permit the Manager to cure any default under the lease.

         Variable Rate Loans

         Variable rate loans originated or placed by the Manager may use as indices the one and five year Treasury Constant Maturity Index, the Prime Rate Index and the Monthly Weighted Average Cost of Funds Index for Eleventh District Savings Institutions (Federal Home Loan Bank Board). The Manager may negotiate spreads over these indices of from 2.5% to 5.5%, depending upon market conditions at the time the loan is made.

         It is possible that the interest rate index used in a variable rate loan will rise (or fall) more slowly than the interest rate of other loan investments available to the Company. The Manager attempts to minimize such interest rate differential by tying variable rate loans to indices that are more sensitive to fluctuations in market rates. In addition, most variable rate loans originated and placed by the Manager contain provisions under which the interest rate cannot fall below the starting rate.

         Interest Rate Caps

         All variable rate loans to be acquired by the Company will have interest rate caps. The interest rate cap is generally a ceiling that is 2-4% above the starting rate with a floor rate equal to the starting rate. The inherent risk in interest rate caps occurs when general market rates exceed the cap rate.

         Assumability

         Variable rate loans of five to ten year maturities are generally not assumable without the prior consent of the Manager. The Company does not typically invest in or purchase other assumable loans. To minimize risk to the Company, any borrower assuming an existing mortgage loan is subject to the same stringent underwriting criteria as the original borrower.

Prepayment Penalties

         The Company's loans typically will not contain prepayment penalties. If the Company's loans are at a high rate of interest in a market of falling interest rates, the failure to have a prepayment penalty provision in the loan allows the borrower to refinance the loan at a lower rate of interest, thus providing a lower yield to the Company on the reinvestment of the prepayment proceeds. However, such loans will usually be written with relatively high minimum interest rates, which generally would minimize the risk of lower yields.

Balloon Payment

         A majority of the loans to be invested in or purchased by the Company will require the borrower to make a "balloon payment" on the principal amount upon maturity of the loan. To the extent that a borrower has an obligation to pay mortgage loan principal in a large lump sum payment, its ability to satisfy this obligation may be dependent upon its ability to sell the property, obtain suitable refinancing or otherwise raise a substantial cash amount. As a result, these loans involve a higher risk of default than fully amortizing loans.

Equity Interests and Participation in Real Property

         As part of its investing in or purchasing a mortgage loan, the Company may acquire an equity interest in the real property securing the loan in the form of a shared appreciation interest or other equity participation, subject to the limitations set forth in the Operating Agreement which, generally, require that the Company's interest be a controlling interest in the entity owning the real property.

Loan Limit Amount

         The Company limits the amount of its investment in any single mortgage loan, and the amount of its investment in mortgage loans to any one borrower, to 20% of the total Company assets as of the date the loan is made.

Mortgage Loans to Affiliates

         The Company will not invest in mortgage loans made to the Manager, affiliates of the Manager, or any limited liability company or entity affiliated with or organized by the Manager. However, the Company may acquire investment in a mortgage loan payable by the Manager when the Manager has assumed by foreclosure the obligations of the borrower under that loan.

Purchase of Loans from Affiliates

         The Company may purchase loans from the Manager or its affiliates that were originated and placed by the Manager and first held for its own portfolio, as long as the loan is not in default and otherwise satisfies all of the Company's ending criteria. In addition, if the loan did not originate within the 90 days prior to its purchase by the Company from the Manager, the Manager must retain a minimum of a 10% interest in the loan. This requirement also applies to any loan originated and/or placed by an affiliate of the Manager.

Borrowing

         The Company will not incur indebtedness for the purpose of investing in mortgage loans. However, the Company may incur indebtedness in order to prevent default under mortgage loans which are senior to the Company's mortgage loans or to discharge senior mortgage loans if this becomes necessary to protect the Company's investment in mortgage loans. Such short-term indebtedness may be with recourse to the Company's assets. In addition, the Company may incur indebtedness in order to operate or develop a property that the Company acquires under a defaulted loan.

Repayment of Mortgages on Sales of Properties

         The Company invests in mortgage loans and generally does not acquire real estate or engage in real estate operations or development (other than when the Company forecloses on a loan or takes over management of such foreclosed property). The Company also does not invest in mortgage loans primarily for sale or other disposition in the ordinary course of business.

         The Company may require a borrower to repay a mortgage loan upon the sale of the mortgaged property rather than allow the buyer to assume the existing loan. This may be done if it is determined that repayment appears to be advantageous to the Company based upon then-current interest rates, the length of time that the loan has been held by the Company, the credit-worthiness of the buyer and the objectives of the Company. The net proceeds to the Company from any sale or repayment are invested in new mortgage loans, held as cash or distributed to the partners at such times and in such intervals as the Manager in its sole discretion determines; provided that after seven years the Company will be prohibited from reinvesting proceeds of capital transactions, including foreclosures and prepayments of mortgages to the extent classified as a return of capital under the Code, and any other disposition of a mortgage or underlying property.

No Trust or Investment Company Activities

         The Company has not qualified as a real estate investment trust under the Code, and therefore is not subject to the restrictions on its activities that are imposed on real estate investment trusts. The Company conducts its business so that it is not an "investment company" within the meaning of the Investment Company Act of 1940. It is the intention of the Company to conduct its business in such manner so as not to be deemed a "dealer" in mortgage loans for federal income tax purposes.

Miscellaneous Policies and Procedures

         The Company will not:

         o issue securities senior to the Units or issue any Units or other securities for other than cash;

         o invest in the securities of other issuers for the purpose of exercising control, except in connection with the exercise of its rights as a secured lender;

         o    underwrite securities of other issuers; or

         o    offer securities in exchange for property.

Competition and General Economic Conditions

         Savings banks, thrifts, conduit lenders and other entities both larger and smaller than the Company may compete with the Manager to make the loans that the Company might subsequently invest in or fund. The Company believes it can be competitive in large part because the Manager will generate all of its loans.

         For the past few years, the major institutional lenders have not been as active in the commercial mortgage market as in past years. Recently, however, many major institutional lenders have reentered the commercial mortgage market due to a stronger economy, stabilized property values and leasing rates, and the decrease in demand for residential loans. This has created increased potential competition to the Company for investments in mortgages secured by commercial properties, creating downward pressure on interest rates. As such, the Company may not be able to obtain as high interest rates on mortgage investments to be held by the Company as would otherwise be possible, which would affect the net income of the Company and the yield earned by the members.

Available Information

         This Prospectus does not contain all information set forth in the Registration Statement on Form S-11 (No. 333-__________) and exhibits thereto which the Company has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and to which reference is hereby made. Additionally, the Company will be subject to the informational requirements of the Securities and Exchange Act of 1934, as amended, and in accordance therewith will file reports and other information with the Commission. Copies of the Registration Statement on Form S-11 and other reports and information filed by the Company can be inspected and copied at the public reference facilities (phone number (800) SEC-0330) maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of this site is http://www.sec.gov.

                 HOW THE COMPANY PROTECTS ITS RIGHTS AS A LENDER

Introduction

         The following discussion is limited to the laws of the States of Nevada and California. The Company anticipates that loans into these two states (Nevada to a larger extent) are expected to comprise a substantial portion of the loans to be invested in by the Company. The laws of other states where the Company may have mortgage investments, including Arizona, are believed to be substantially similar to Nevada. The Company will generally obtain the advice of legal counsel in other states in connection with its investments in loans secured by real property in those states.

General

         Most of the Company's loans are secured by a deed of trust, the most commonly used way of securing the lender's interest in a real property secured loan. As previously noted, in this Prospectus references to "mortgages" or "mortgage loans" include "deeds of trust" or "deeds of trust loans."

Parties to a Deed of Trust

         The deed of trust has these parties:

         o        The borrower-trustor (like a mortgage);

         o        The trustee; and

         o        The lender-beneficiary (like a mortgagee).

         The borrower conveys the property, until the debt is paid, in trust to the trustee for the benefit of the lender (the "beneficiary"), to secure the payment of the borrower's obligations.

         The power of the trustee is governed by the loan documents and applicable state law. The trustee under the Company's loans will be a corporation qualified to act as a trustee in the state where each loan and real property securing it are located. The trustee may be changed by the Company and a different qualified trustee appointed.

Foreclosure

         Nonjudicial Foreclosure

         If and when a Company loan becomes in default and the Manager's judgment is that the best way of protecting the Company interest in the loan is to foreclose, it will act to do so. The most commonly used foreclosure procedure is the following:

         o        The Manager will notify the trustee;

         o The trustee records a notice of default, sends it to the borrowers, and publishes it publicly;

         o If there is a lien on the property that is junior to the Company's the junior lienholder or its borrower has time to cure the default and reinstate the loan;

         o The trustee may sell the secured property by public auction after the required notice has been provided to the borrower, unless it pays the loan obligations;

         o The beneficiary under the deed of trust, in this case the Company, may make a non-cash bid equal to the total amount secured by the deed of trust, including fees and expenses; any other bidder may be required by the trustee to show evidence of ability to pay its bid amount in cash;

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

         o After the sale, the trustee will execute and deliver a trustee's deed to the Company if it is the purchaser; title under this deed is subject to all prior liens and claims, including real estate taxes;

         o If the Company's deed of trust was not superior to all other liens on the property, foreclosure by the Company leaves it subject to those prior liens.

         Proceeds to Company from Trustee Sale

         When the Company uses non-judicial foreclosure, the trustee will first apply the amount of the Company's purchase bid to the fees and costs of the sale, and then to the unpaid indebtedness. Amounts in excess of that, if any, are paid first to holders of any junior liens and then to the borrower. Following the trustee's sale, the borrower's right to redeem the property is cut off. In Nevada, the Company can pursue a deficiency judgment against the borrower or a guarantor if the value of the property securing the loan is insufficient to pay back the debt owed to the Company. In California, the Company normally has no further right of collection for any amount remaining unpaid under the loan, unless there was other security obtained from the borrower, such as property other than the real estate.

         Judicial Procedure

         As noted immediately above, the laws of the State of Nevada provides for an action on a deficiency balance after a non-judicial foreclosure. Therefore, judicial foreclosure, which also provides a mechanism for bringing an action for the deficiency balance, would not justify the incremental cost and delay to the Company in Nevada and other states with similar law. In jurisdictions like California, however, if the Company desires to seek a judgment in court against the borrower for the deficiency balance, it may be required to seek judicial foreclosure of its deed of trust. This typically is a more prolonged procedure, and is subject to most of the delays and expenses that affect other lawsuits. Recovery of such a deficiency judgment is also barred by California law in certain situations where the loan was made to purchase the real estate, and is subject to other statutory limitations. Following a judicial foreclosure sale, the borrower or its successor has either one year or three months, depending upon the type of purchase made at the sale, to redeem the property and remains in possession during this period. Consequently, judicial foreclosure will be rarely used by the Company.

Other Statutory Provisions Affecting Foreclosure

         Other statutes, such as bankruptcy laws and laws giving certain priorities to federal tax liens, may have the effect of delaying the Company's foreclosure under a deed of trust. During such a delay, the amount realizable from a trustee's sale could decline, due to (among other difficulties) adverse changes in the borrower's financial condition or ability to maintain the secured property pending repossession of it by the Company.

Provisions in Deeds of Trust

         Insurance and Condemnation Proceeds

         The form of deed of trust used by the Company gives it the right to receive all proceeds from hazard insurance and any award made in a condemnation proceeding and use those funds to apply to the indebtedness under the loan.

         Future Advances Clause

         If the Company advances additional funds to a borrower, these will be covered by the deed of trust. The Company's priority with respect to those advances depends on whether an advance was obligatory or optional. If obligatory, the Company's priority will remain as to the advance. If optional, the advance will be subordinate to any other lien imposed with the knowledge of the Company after it invested in or purchased the original loan.

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

         Borrower Must Pay Taxes and Prior Liens, Maintain Property

         If the borrower under a Company deed of trust does not pay when due all taxes and assessments and prior liens on the secured property and maintain the property with adequate hazard insurance, the Company can advance the monies to preserve its interest and priority in the collateral. If it does, its expenditures become additions to the indebtedness of the borrower under the note and/or deed of trust.

         "Due-on-Sale" Clauses

         The Company's standard form of note and deed of trust, like that of most institutional lenders, may contain a due-on-sale clause and/or debt acceleration clause, permitting the Company to accelerate payment of the loan if the borrower sells or transfers the secured property or undergoes a monetary or non-monetary default. Such clauses are enforceable subject to certain exceptions. Clauses providing for acceleration in the event of a material payment default are generally enforceable, but courts of some states may refuse foreclosure of a mortgage when an acceleration of indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

         Under a 1982 federal statute and a U.S. Supreme Court case, the Company should be permitted to enforce a due-on-sale clause, with certain exceptions pertaining to specific residential property. None of the Company's investment loans are expected to be secured by that type of residential property and its due-on-sale clauses should therefore be enforceable.

         "Due-on-Encumbrance" Clauses

         If a "due-on-encumbrance" clause is in a Company's note and/or deed of trust, it permits the Company to accelerate the maturity of the loan if the borrower encumbers the property with an additional lien, or it may prohibit such a lien altogether. The due-on-encumbrance clause would probably be enforceable, like its due-on-sale clause, because the Company's loans will not be secured by the type of residential property that would make the loans unenforceable.

         Prepayment Charges

         The Company's deed of trust may provide that a borrower must pay specified additional amounts if it makes early payments or on full repayment of the loan. A similar provision would preclude the borrower from repayment for a specified period of time, usually several years. These provisions should be enforceable by the Company, so long as any reasonable charges are imposed. The Company's notes and/or deeds of trust will not usually contain this type of provision.

         The Manager has the total discretion to waive prepayment charges imposed by any Company's deed of trust.

         Late Charges and Additional Interest on Delinquent Payments

         The Company's loans generally will include a provision which requires the borrower to pay a late payment charge, if payments are not received within the specified period, and additional interest on delinquent payments. These provisions should be enforceable if the amount of the charge is reasonable. The Manager will be entitled to receive all such late payment charges and additional interest.

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

Usury Law Not Applicable to Company Mortgage Loans

         Nevada law does not apply limitations on interest that may be charged on the type of loans that are intended to be invested in or purchased by the Company. The Arizona law that limits interest on certain types of loans is believed not to apply to the types of loans that are to be invested in or purchased by the Company.

         In California, the Company will only invest in loans that were made through real estate brokers licensed by the California Department of Real Estate. Mortgage loans made or arranged by a licensed real estate broker are exempt from the California usury law provisions that restrict the maximum rate of interest on California loans. All underlying mortgage loans on California property that are invested in or purchased by the Company will be arranged by such a licensed California real estate broker for the Company.

         When the Company invests in a loan in a state other than Arizona, California or Nevada, it will consult with legal counsel in that state for advice as to the usury laws there. The Company will always seek to invest in loans that will not cause usury law violations in any state. It is possible, however, that violations may inadvertently occur in the future. Significant penalties, including loss of interest and treble damages, may be imposed for violations of usury laws.

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



                         FEDERAL INCOME TAX CONSEQUENCES

         The following summarizes the anticipated federal income tax aspects of an investment in the Company. It is impractical to discuss all aspects of federal, state, and local law which may have tax consequences with respect to an investment in the Company. This summary is based on the Code, as in existence on the date hereof, existing laws, judicial decisions and administrative regulations, rulings and practice, any of which are subject to change and such changes could be retroactive.

         The Company and its members may be subject to state and local taxes in states and localities in which the Company may be deemed to be doing business, and this discussion does not cover state or local tax consequences to a member.

         Some of the deductions claimed or positions taken by the Company will not be challenged by the IRS. The IRS has increased its audit efforts with respect to limited partnerships and limited liability companies, and an audit of the Company's information return may result in, among other things, an increase in the Company's gross income, the disallowance of certain deductions or credits claimed by the Company or in an audit of the income tax returns of a member.

         Any audit adjustments made by the IRS could adversely affect the members even if no such adjustments are ultimately sustained, the members will, directly or indirectly, bear the expense of contesting such adjustments.

          Members are advised to consult their own tax advisors, with specific reference to their own tax situation and potential changes in applicable laws and regulations.

         Neither the Company's independent accountant or tax counsel will prepare or review the Company's income tax information returns, which will be prepared by the Manager. Tax matters involving the Company will be handled by the Manager, often with the advice of independent accountants, and may be reviewed with tax counsel in certain circumstances.

         Tax counsel has rendered an opinion to the Company that:

         o the Company will be classified as a partnership rather than as an association taxable as a corporation for federal income tax purposes;

         o the Company will not be classified as a "publicly traded partnership" for federal income tax purposes; and

         o the discussion set forth below is an accurate summary of certain material federal income tax aspects of an investment by a member in the Company.

         The following discusses the material tax issues associated with an investment in the Company.

         The discussion considers existing laws, applicable current and proposed Treasury Regulations ("Regulations"), current published administrative positions of the IRS contained in Revenue Rulings, Revenue Procedures and other IRS pronouncements, and published judicial decisions. It is not known whether a court would sustain any Company position, if contested, or whether there might be legislative or administrative changes or court decisions that would modify this discussion. Any such changes may or may not be retroactive with respect to transactions prior to the date of such changes.

         Moreover, it is possible that such changes, even if not applied retroactively, could reduce the tax benefits anticipated to be associated with an investment in the Company.

         Each person is urged to consult and rely upon his own tax advisor with respect to the federal and state consequences arising from an investment in the Company. The cost of such consultation could, depending on the amount thereof, decrease any return anticipated on the investment. Nothing in this

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

prospectus is or should be construed as legal or tax advice to any specific investor as individual circumstances may vary. This federal income tax consequences section of this prospectus only provides the current state of tax laws. Investors should be aware that the IRS may not agree with all tax positions taken by the Company and that legislative, administrative or court decisions may reduce or eliminate the anticipated tax benefits to an investor.

Classification as a Partnership

         Under Regulations issued in December 1996 (the "Check-the-Box" Regulations), a domestic limited liability company with more than one member will be classified as a partnership for federal income tax purposes unless it makes an election to be classified as an association taxable as a corporation. The Company is a domestic limited liability company and if the minimum offering of $1,500,000 Units is completed as described in the Prospectus under "Plan of Distribution", at page 71, it will have more than one member. The Manager will not cause the Company to make an election to be classified as an association taxable as a corporation. Based on the foregoing and subject to the discussion set forth below regarding the tax treatment of publicly traded partnerships, it is the opinion of tax counsel that that the Company will be classified as a partnership for federal income tax purposes.

         Based on the opinion that the Company will be classified as a partnership for federal income tax purposes, in the discussion which follows, as the context requires:

         o the use of the term "partnership" will be construed to refer also to a limited liability company classified as a partnership for federal income tax purposes (i.e., the Company);

         o the use of the term "partner" will be construed to refer also to a member of a limited liability company (i.e., a member of the Company); and

         o "partnership interest" or "interest in the partnership" or similar terms will be construed to refer also to the interest of a member in a limited liability company (i.e., the interest of a member in the Company).

The Company Will Not Be Classified As A Publicly Traded Partnership

         Section 7704 of the Code treats "publicly traded partnerships" as corporations for federal income tax purposes. Section 7704(b) of the Code defines the term "publicly traded partnership" as any partnership (including a limited liability company otherwise classified as a partnership for federal income tax purposes) the interest of which are readily traded on an established securities market; or readily tradable on a secondary market or the substantial equivalent thereof.

         Notice 88-75 issued by the IRS, sets forth comprehensive guidance concerning the application of Section 7704 prior to the adoption of final Regulations under Section 7704. It primarily addresses the issue of when partnership interests will be considered to be readily tradable on a secondary market or the substantial equivalent thereof under Section 7704(b).

         In1995, the IRS issued final Regulations under Section 7704 (the "Final PTP Regulations"). The Final PTP Regulations generally retain the conceptual framework of Notice 88-75, but contain a number of modifications, and are generally effective for taxable years beginning after December 31, 1995.

         The Final PTP Regulations provide that an established securities market includes:

         o a national securities exchange registered under the Securities Exchange Act of 1934;

         o a national securities exchange exempt from registration because of the limited volume of transactions;

         o         a foreign securities exchange;

         o         a regional or local exchange; and

         o an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise (i.e., an over-the-counter market).

         As indicated above, the primary focus of the Final PTP Regulations is on determining when partnership interests will be treated as "readily tradable on a secondary market or the substantial equivalent thereof." The Final PTP Regulations provide a number of safe harbors relative to this determination. Included as a safe harbor in the Final PTP Regulations is a safe harbor described under the heading "Lack of Actual Trading" (the "Lack of Actual Trading Safe Harbor").

         The Lack of Actual Trading Safe Harbor contained in Final PTP Regulations provides that interests in a partnership will not be considered readily tradable on a secondary market or the substantial equivalent thereof within the meaning of Section 7704(b) of the Code if the sum of the percentage interests in partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed two percent (2%) of the total interests in partnership capital or profits (the "Two Percent Safe Harbor")).

         Certain transfers are disregarded for purposes of determining whether the Two Percent Safe Harbor is met under the Final PTP Regulations. These include transfers at death, transfers in which the basis is determined under
Section 732 of the Code, interests issued by the partnership for cash, property or services, and interests in the partnership which are redeemed pursuant to the "Redemption and Repurchase Safe Harbor" discussed below.

         The Final PTP Regulations contain a safe harbor for redemption and repurchase agreements (the "Redemption and Repurchase Safe Harbor"). This safe harbor provides that the transfer of an interest in a partnership pursuant to a "redemption or repurchase agreement" is disregarded for purposes of determining whether interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof certain requirements are met. The Final PTP Regulations provide that a redemption or repurchase agreement means a plan of redemption or repurchase maintained by a partnership whereby the partners may tender their partnership interests for purchase by the partnership, another partner or certain persons related to another partner.

         The requirements which must be met in order to disregard transfers made pursuant to a redemption or repurchase agreement are:

         o the redemption agreement requires that the redemption cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner's intention to exercise the redemption right;

         o the redemption agreement requires that the redemption price not be established until at least 60 days after receipt of such notification by the partnership (or the price is established not more than 4 times during the partnership's taxable year); and

         o the sum of the percentage interests in partnership capital and profits represented by partnership interests that are transferred (other than in transfers otherwise disregarded, as described above) during the taxable year of the partnership, does not exceed 10% of the total interests in partnership capital or profits.

         The Operating Agreement provides that, subject to certain limitations, a member may withdraw or partially withdraw from the Company and obtain the return of his outstanding capital account. These provisions of the Operating Agreement constitute a redemption or repurchase agreement within the meaning the Final PTP Regulations.

         The limitations on a member's right to withdraw his capital account set forth in the Operating Agreement include:

         o a requirement that the withdrawal will not be made until at least 61 days after written notice of withdrawal is delivered to the Manager;

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

         o the amount distributed to the withdrawing members will be a sum equal to such member's capital account as of the date of such distribution; and

         o in no event will the Manager permit the withdrawal during any calendar year of more than 10% of the outstanding Units. In the opinion of tax counsel, the foregoing limitations satisfy the requirements of the Final PTP Regulations set forth above.

         The Operating Agreement provides that a member may not transfer his interest in the Company if the Manager determines that such a transfer would result in the Company being classified as a publicly traded partnership within the meaning of Section 7704(b) of the Code. To prevent such classification, the Operating Agreement provides that:

         o the Manager will not permit trading of Units on an established securities market within the meaning of Section 7704(b);

         o the Manager will prohibit any transfer of Units which would cause the sum of percentage interests in Company capital or profits represented by partnership interests that are transferred during any taxable year of the Company to exceed the limitation under the Two Percent Safe Harbor; and

         o the Manager will not permit during any withdrawal of Units except in compliance with the provisions of the Operating Agreement.

         Based upon the provisions of the Operating Agreement and the representations of the Manager, tax counsel's opinion is that:

         o interests in the Company will not be traded on an established securities market within the meaning of Section 7704 of the Code;

         o the operation of the Company with regard to the withdrawal by members will qualify for the Redemption and Repurchase Safe Harbor;

         o the operation of the Company with regard to the transfer of Units by members will qualify for the Two Percent Safe Harbor;

         o interests in the Company will not be considered as readily tradable on a secondary market or the substantial equivalent thereof; and

         o the Company will not be classified as a publicly traded partnership for purposes of Section 7704 of the Code.

         A partnership which is classified as a publicly traded partnership under Section 7704 of the Code will not be treated as a corporation for federal income tax purposes if 90% or more of its gross income is "qualifying income."
Section 7704(c) of the Code defines the term "qualifying income" for this purpose to include, among other "passive-type" items, interest, dividends, real property rents, and gains from the sale of real property, but excludes interest derived in the conduct of a financial business.

         If a publicly traded partnership is not taxed as a corporation because it meets the qualifying income test, the passive loss rules discussed below are applied separately to the partnership, and a tax-exempt partner's share of the partnership's gross income may be treated as income from an unrelated trade or business under the unrelated trade or business taxable income rules discussed below.

         It is not clear whether the Company would satisfy the "qualifying income" test of Section 7704(c). (This would be relevant only if it were determined that the Company should be classified as a publicly traded partnership.) The Manager expects that more than 90% of the Company's income will be of the passive-type included in the definition of "qualifying income" contained in Section 7704(c). However, it is not clear whether the Company will be engaged in the conduct of a financial business. If the Company were classified as a publicly traded partnership and considered to be engaged in a financial business, the Company would be treated as a corporation for federal income tax purposes.

General Principles of Partnership Taxation

         A partnership generally is not subject to any federal income taxes. The Company will file partnership information returns reporting its operations on the accrual basis for each calendar year.

Determination of Basis in Units

         In general, a member will not be taxed on Company distributions unless such distributions exceed the member's adjusted basis in his Units. A member's adjusted basis in his Units is the amount originally paid for such Units increased by:

         o his proportionate share of Company indebtedness with respect to which no member is personally liable;

         o         his proportionate share of the Company's taxable income, and

         o any additional contributions to the Company's capital by such member, and decreased by:

                   o        his proportionate share of losses of the Company,

                   o the amount of cash, and fair value of noncash, distributions to such member, and

                   o any decreases in his share of any nonrecourse liabilities of the Company.

Any increase in nonrecourse liabilities is treated as a cash contribution and a decrease in nonrecourse liabilities is treated as a cash distribution, even though the member does not actually contribute or receive cash. Distributions in excess of such basis generally will be treated as gain from the sale or exchange of a member's interest in the Company.

Allocations of Profits and Losses

         The Company will allocate to the members profits and losses and cash distributions in the manner described in Article 7 of the Operating Agreement. These allocations of profits and losses under a partnership agreement will be recognized as long as they have "substantial economic effect" under the Regulations by satisfying one of these tests:

         o it has "substantial economic effect" (the "substantial economic effect test");

         o it is in accordance with the partners' interest in the partnership (determined by taking into account all facts and circumstances) (the "partners' interest in the partnership test"); or

         o it is "deemed" to be in accordance with the partners' interest in the partnership.

         The substantial economic effect test is a substantially objective test which effectively creates a safe harbor for compliance with the requirements of
Section 704(b). However, in order to comply strictly with the requirements of that test, it would be necessary to include in the Operating Agreement a lengthy, intricate and complex set of provisions which may have little practical significance based on the Company's anticipated operations.

         It is not anticipated that the operation of the Company and the allocation provisions of the Operating Agreement will ever produce a situation in which a member will be allocated losses in excess of the economic losses actually borne by such member. For these reasons, the Manager has decided not to include these complex provisions in the Operating Agreement and to rely instead on the partners' interest in the partnership test as the basis for justifying the allocations under the Operating Agreement.

         The allocations of profits, losses and cash distributions contained in the Operating Agreement will be substantially proportionate to the capital accounts of the members. For this reason, the IRS should treat the allocations as being substantially in accordance with the partners' interests in the partnership within the meaning of this alternative test.

Limitations on the Deduction of Losses

         The Company does not expect that it will incur net losses in any taxable year. However, if the Company were to incur losses in any year, the ability of a member to deduct such losses would be subject to the potential application of the limitations discussed below.

         (i)      The Basis Limitation

         Section 704(d) of the Code provides that a partner's share of partnership losses is allowed as a deduction only to the extent of his adjusted basis in his partnership interest at the end of the year in which the losses occur. Losses disallowed under Section 704(d) may be carried forward indefinitely until adequate basis is available to permit their deduction. Due to this limitation, a member will be precluded from deducting losses in excess of his adjusted basis in his Units.

         (ii)     The At Risk Limitation

         Section 465 of the Code provides that a partner (other than a partner which is a widely-held corporation) to deduct losses incurred in certain business activities, including the lending activities contemplated by the Company, in an amount exceeding the aggregate amount the partner is "at risk" in that activity at the close of his taxable year. The effect of these rules generally is to limit the availability of tax losses of a partnership as offsets against other taxable income of a partner to an amount equal to such partner's adjusted basis in his partnership interest excluding any portion of adjusted basis attributable to partnership nonrecourse indebtedness. In addition, the at risk amount does not include contributions by a partner to the extent the partner used the proceeds of a nonrecourse borrowing to make such contributions.

         (iii)    The Passive Loss Rules

         Section 469 of the Code limits the deductibility of losses from "passive activities" for individuals, estates, trusts and certain closely-held corporations. A passive activity includes an activity which involves the conduct of a trade or business in which the taxpayer does not materially participate. Generally, losses from passive activities are only allowed to offset income from passive activities and will not be allowed to offset "portfolio" income, trade or business income or other nonpassive income such as wages or salaries. Suspended losses and credits attributable to passive activities are carried forward and treated as deductions and credits from passive activities in the next year. Suspended losses (but not credits) from a passive activity are allowed in full when the taxpayer disposes of his entire interest in the passive activity in a taxable transaction.

         The Regulations under Section 469 provide that in certain situations, net income, but not net loss from a passive activity (or a portion thereof) is treated as nonpassive. One of the items covered by this Regulation is net income from an "equity-financed lending activity." An equity-financed lending activity is defined as an activity that involves a trade or business of lending money, if the average outstanding balance of liabilities incurred in the activity for the taxable year does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for such year.

         The Manager expects that at no time will the average outstanding balance of Company liabilities exceed 80% of the average outstanding balance of the Company's mortgage loans. If the Company is deemed to be engaged in the trade or business of lending money, it is an equity-financed lending activity, and income of the Company will generally be recharacterized as nonpassive income, even though the net losses of the Company or loss on the sale of a Unit will be treated as passive activity losses.

         If the Company is not considered engaged in a trade or business of lending money, then income and loss will be considered portfolio income and loss, and a member will not be permitted to offset passive losses from other activities against his share of the income of the Company.

         Section 67(a) of the Code provides that most miscellaneous itemized deductions are deductible by an individual taxpayer only to the extent that they exceed 2% of the taxpayer's adjusted gross income; and are subject to additional limitations for certain high-income taxpayers. Deductions from a trade or business are not subject to these limitations. A member's allocable share of the expenses of the Company will be considered miscellaneous itemized deductions subject to this 2% limitation only if the Company is not considered to be in the trade or business of lending money.

Computation of Gain or Loss on Sale or Redemption of Units

         Gain or loss on the sale by a member of his Units (including a redemption by the Company) will be measured by the difference between the amount realized, including his share of Company nonrecourse liabilities and his adjusted basis in such Units.

Character of Gain or Loss

         Generally, gain on the sale of Units which have been held over 12 months will be taxable as long-term capital gain, except for that portion of the gain allocable to "substantially appreciated inventory items" and "unrealized receivables," as those terms are defined in Section 751 of the Code, which would be treated as ordinary income. The Company may have "unrealized receivables" arising from the ordinary income component of "market discount bonds." In addition, if the Company holds property as a result of foreclosure which is unsold at the time a member sells his Units, or holds an investment in a mortgage loan that is classified as an equity interest, the amount of ordinary income that would result if the Company were to sell such property is generally an "unrealized receivable."

         For noncorporate taxpayers, long-term capital gain for assets held longer than 12 months is subject to a maximum rate of 20% (10% for individuals in the 15% tax bracket). The amount of ordinary income against which a noncorporate taxpayer may deduct a capital loss is the lower of $3,000 (or in the case of a married taxpayer filing a separate return $1,500) or the excess of such losses of the taxpayer over the taxpayer's capital gain.

Tax Rates on a Partner's Share of Ordinary Income from the Partnership

         A taxpayer's tax liability with respect to an investment in the Company will depend upon his individual tax bracket. Currently, there are five tax brackets for individuals. For calendar year 2000, the first bracket is at 15% (on taxable income not over $43,850 in the case of married taxpayers filing joint returns), the second at 28% (on taxable income from $43,850-$105,950), the third at 31% (on taxable income from $105,950-$161,450), the fourth at 36% (on taxable income from $161,450-$288,350), and the fifth at 39.6% (on taxable income over $288,350).

Depreciation

         From time to time the Company may acquire equity or leasehold interests in real property by direct investment, foreclosure or otherwise. Generally, the cost of the improvements on any such owned real property may be recovered through depreciation deductions over a period of 39 years.

Investment Interest

         Section 163(d) of the Code, applicable to noncorporate taxpayers and S corporation shareholders, places a limitation upon the deductibility of interest incurred on loans used to acquire or carry property held for investment. Property held for investment includes all investments held for the production of taxable income or gain, but does not include trade or business property or interest incurred to construct such property. In general, investment interest is deductible by noncorporate taxpayers and S corporation shareholders only to the extent it does not exceed net investment income for the taxable year.

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

         Net investment income is the excess of investment income over the sum of investment expenses. Interest expense of the Company and interest expense incurred by members to acquire Units will not be treated as investment interest to the extent attributable to a passive activity of the Company. However, that portion of interest expense allocable to portfolio investments is subject to the investment interest limitations.

         Interest attributable to debt incurred by a member in order to purchase or carry Units may constitute "investment interest" subject to these deductibility limitations. Prospective investors should consider the effect of investment interest limitations on using debt financing for their purchase of Units.

Tax Treatment of Tax-Exempt Entities

         Sections 511 through 514 of the Code impose a tax on the "unrelated business taxable income" of organizations otherwise exempt from tax under
Section 501(a) of the Code. Entities subject to the unrelated business income tax include qualified employee benefit plans, such as pension and profit-sharing plans, Keogh or HR-10 plans, and individual retirement accounts. Other charitable and tax-exempt organizations are also generally subject to the unrelated business income tax. Such organization, plan or account is referred to as a "Tax-Exempt Entity". Interest income is not subject to this tax unless it constitutes "debt-financed income."

         Unrelated business taxable income includes gross income, reduced by certain deductions and modifications, derived from any trade or business regularly carried on by a partnership of which the Tax-Exempt Entity is a member where the partnership is a publicly traded partnership or which is unrelated trade or business with respect to the Tax-Exempt Entity. Among the items generally excluded from unrelated business taxable income are:

         o         interest and dividend income;

         o rents from real property (other than debt-financed property or property from which participating rentals are derived); and

         o gains on the sale, exchange or other disposition of assets held for investment.

         The receipt of unrelated business taxable income by a Tax-Exempt Entity has no effect on such entity's tax-exempt status or on the exemption from tax of its other income. In certain circumstances, the continual receipt of unrelated business taxable income may cause certain Tax-Exempt Entities to lose their exemption. For certain types of Tax-Exempt Entities, the receipt of any unrelated business income taxable may cause all income of the entity to be subject to tax. For example, for charitable remainder trusts, the receipt of any taxable income from an unrelated trade or business during a taxable year will result in the taxation of all of the trust's income from all sources for such year. Each tax-exempt entity is urged to consult its own tax advisors concerning the possible adverse tax consequences resulting from an investment in the Company.

         The Manager intends to invest Company assets in such a manner that tax-exempt members will not derive unrelated business taxable income or unrelated debt-financed income with respect to their Units. Unrelated debt-financed income might be derived in the event that the Manager deems it advisable to incur indebtedness in connection with foreclosures on property where mortgagees have defaulted on their loans.

         Subject to certain exceptions, if the Company acquires property subject to acquisition indebtedness, the income attributable to the portion of the property which is debt financed may be treated as unrelated business taxable income to the Tax-Exempt Entity holding Units.

         Sales of foreclosure property might also produce unrelated business taxable income if the Company is characterized as a "dealer" with respect to that property. Mortgage loans invested in or purchased by the Company which permit the Company to participate in the appreciation value of the properties may be recharacterized by the IRS as an equity interest and such recharacterization could result in unrelated debt-financed income. The IRS might not agree that the Company's other income is not subject to tax under the unrelated business income and unrelated debt-financed income tax provisions.

         If a Tax-Exempt Entity is a Qualified Plan (as defined below) and its Partnership income constitutes

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unrelated business taxable income, such income is subject to tax only to the extent that its unrelated business taxable income from all sources exceeds $1,000 for the taxable year.

         In considering an investment in the Partnership of a portion of the assets of a qualified employee benefit plan and an individual retirement account ("Qualified Plan"), a fiduciary should consider:

         o whether the investment is in accordance with the documents and instruments governing the plan;

         o whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of the Employee Retirement Income Security Act of 1974 ("ERISA");

         o whether the investment is prudent considering, among other matters, that there probably will not be a market created in which the investment can be sold or otherwise disposed of; and

         o whether the investment would cause the IRS to impose an excise tax under Section 4975 of the Code.

         An investment in the Company by an individual retirement account generally will not be subject to the above diversification and prudence requirements of ERISA unless the individual retirement account also is treated under Section 3(2) of ERISA as part of an employee pension benefit plan which is established or maintained by an employer, employee organization, or both.

Partnership Tax Returns and Audits

         The Manager will prepare the Company's information income tax returns. Generally, all members are required to report Company items on their individual returns consistent with the treatment of such items on the Company's information return. A member may report an item inconsistently if he files a statement with the IRS identifying the inconsistency. Otherwise, additional tax necessary to make the member's treatment of the item consistent with the Company's treatment of the item may be summarily assessed without a notice of deficiency or an opportunity to protest the additional tax in the Tax Court being afforded to the members. Penalties for intentional disregard of the consistency requirements may also be assessed.

         The Company's returns may be audited by the IRS. Tax audits and adjustments are made at the Company level in one unified proceeding, the results of which are binding on all members. A member may, however, protest the additional tax by paying the full amount thereof and suing for a refund in either the U.S. Claims Court or a U.S. District Court.

         Manager is Tax Matters Partner

         A limited liability company which is classified as a partnership for tax purposes must designate a "tax matters partner" to represent it in dealing with the IRS. The Manager will serve as the "tax matters partner" to act on behalf of the Company and the members with respect to "partnership items," to deal with the IRS and to initiate any appropriate administrative or judicial actions to contest any proposed adjustments at the Company level.

          Members with less than a 1% interest in the Company will not receive notice from the IRS of these Company administrative proceedings unless they form a group with other members, which group has an aggregate interest of 5% or more in the Company, and request such notice. However, all members have the right to participate in the administrative proceedings at the Company level. Members will be notified of adjustments to their distributive shares agreed to at the Company level by the "tax matters partner."

         If the Company's return is audited and adjustments are proposed by the IRS, the "tax matters partner" may cause the Company to contest any adverse determination as to partnership status or other matters, and the result of any such contest cannot be predicted. Members should be aware that any such contest would result in additional expenses to the Company, and that the costs incurred in connection with such an audit and any ensuing administrative proceedings will be the responsibility of the Company and may adversely affect the profitability, if any, of Company operations.

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         Adjustments, if any, resulting from any audit may require each member to file an amended tax return, and possibly may result in an audit of the member's own return. Any audit of a member's return could result in adjustments of non-Company items as well as Company income and losses.

Original Issue Discount Rules

         The original issue discount rules under the Code pertain to mortgage loans and obligations issued by the Company. The effect will be that the Company will realize as interest income the amount that economically accrues under a mortgage loan during the course of the year (using compound interest concepts) even where a lesser amount is actually paid or accrued under its terms. Identical concepts will be used for determining the Company's interest deduction on its obligations, if any.

Market Discount

         The Company may purchase mortgage investments for an amount substantially less than the remaining principal balance of such mortgage investments. Each monthly payment which the Company receives from a mortgagor will consist of interest at the stated rate for the investment in a mortgage loan and a principal payment. If the Company purchases an investment in a mortgage loan at a discount, for federal income tax purposes the principal portion of each monthly payment will constitute the return of a portion of the Company's investment in the investment in a mortgage loan and the payment of a portion of the market discount for the investment in a mortgage loan.

         The Company will recognize the amount of each monthly payment attributable to market discount as ordinary income, but the amount of each monthly payment representing the return of the Company's investment will not constitute taxable income to the Company. Accrued market discount will also be treated as ordinary income on the sale of an investment in a mortgage loan.

No Section 754 Election - Impact on Subsequent Purchasers

         Section 754 of the Code permits a partnership to elect to adjust the basis of its property in the case of a transfer of an interest in the partnership. The effect of such an election would be that, with respect to the transferee member only, the basis of Company property would either be increased or decreased by the difference between the transferee's basis for his Units and his proportionate share of the Company's basis for all Company property.

         The Manager has decided that due to the accounting difficulties which would be involved, it will not cause the Company to make an election pursuant to
Section 754 of the Code. Accordingly, the Company's tax basis in its assets will not be adjusted to reflect the transferee's purchase price of his Units.

         This treatment might not be attractive to prospective purchasers of Units, and a member might have difficulty for that reason in selling his Units or might be forced to sell at a discounted price.

Taxation of Mortgage Loan Interest

         Mortgage loans invested in or purchased by the Company may sometimes permit the Company to participate in the appreciation in the value of the properties or in the cash flow generated by the operation of the borrowers mortgaged properties.

         The IRS might then seek to recharacterize a mortgage loan as an equity interest. If a mortgage loan is recharacterized as an equity interest, the Company would be required to recognize an allocable share of the income, gain, loss, deductions, credits and tax preference items attributable to the mortgaged property. Recharacterization of a loan as an equity interest also could result in the receipt of unrelated business taxable income for certain tax-exempt members.

Treatment of Compensation of Manager

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

         The Company will pay the Manager an annual management fee of up to three-quarters of one percent (0.75%) of the original capital contributions committed to investing in mortgage loans (including working capital reserves). Beginning with the third year, it will be three-quarters of one percent (0.75%) of the fair market value of the Company's assets (including working capital), less any indebtedness of the Company. For funds not invested in mortgages, the percentage paid as a management fee is one-half of one percent (0.5%). The Manager will be entitled to loan processing fees paid by the Company in connection with the Company's investing in or purchasing a mortgage loan, in addition to reimbursement from the Company of permitted expenses. In addition, the Manager of an affiliate of the Manager will act as a servicing agent with respect to the Company's mortgage investments, for which it will be paid by the relevant borrower a fee of up to one-quarter of one percent (0.25%) of the unpaid balance of the respective mortgage loan serviced.

          The Company will deduct the amount of all management, loan processing and other fees paid by the Company each year in computing the taxable income of the Company. The deductibility of such fees depends on the value of the services rendered, which is a question of fact that may depend on events to occur in the future.

         Due to this uncertainty, tax counsel has not given its opinion as to the proper tax treatment of these fees, and the IRS may attempt to recharacterize the Company's treatment of such fees by disallowing the deduction claimed by the Company. Such a recharacterization could cause the tax benefits generated by the payment of such fees to be deferred or lost.

         The Manager or an affiliate may also act as escrow agent for mortgage investments made by the Company and may also provide certain document preparation, notarial and credit investigation services for which it will be entitled to receive from the applicable borrower such fees as are permitted by law and as are generally prevailing in the geographical area where the mortgaged property is located.

         The Company will enter into mortgage investment transactions in which the borrower has employed and agreed to compensate the Manager or an affiliate (or a non-affiliated third party) to act as a broker in arranging the loan. The exact amount of the loan brokerage commissions will be negotiated with prospective borrowers on a case by case basis. The Manager may also receive a fee from a borrower for the reconveyance of property upon full payment of a loan in an amount as is generally prevailing in the geographical area where the property is located. In addition, the Manager and/or an affiliate may receive a fee payable by a borrower for permitting the assumption of a loan. The Manager will be entitled to fees from the borrower upon a delinquent payment under a mortgage loan or, in some cases, the prepayment of a mortgage investment.

         Since any of the commissions or fees described in the preceding two paragraphs will be payable by the borrowers, such payment should not have any effect on the calculation of the Company's taxable income. The IRS could take the position that these commissions or fees, or any of them, are constructively paid by the Company, in which case interest income of the Company would be increased by the amount of the commissions, and the commissions would be deductible by the Company only to the extent the commissions or fees are reasonable compensation for the services rendered and otherwise considered deductible expenditures.

         Since this is ultimately an issue of fact which may depend on future events, tax counsel has not given an opinion regarding the issue.

         The Manager or its affiliates will be entitled to reimbursement from the Company for certain expenses advanced by the Manager or its affiliates for the benefit of the Company and for salaries and related expenses for nonmanagement and nonsupervisory services performed for the benefit of the Company. The reimbursement of such expenses by the Company will generally be treated in the same manner as if the Company incurred such costs directly.

Possible Legislative Tax Changes

         In recent years there have been a number of proposals made in Congress by legislators, government agencies and by the executive branch of the federal government for changes in the federal income tax laws. In addition, the IRS has proposed changes in regulations and procedures, and numerous private interest groups have lobbied for regulatory and legislative changes in federal income taxation. It is impossible to predict the likelihood of

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

adoption of any such proposal, the likely effect of any such proposals upon the income tax treatment presently associated with investment in mortgage loans or the Company, or the effective date, which could be retroactive, of any legislation which may derive from any such past or future proposal.

         Potential investors are strongly urged to consider ongoing developments in this uncertain area and to consult their own tax advisors in assessing the risks of investment in the Company.

State and Local Taxes

         The Company may invest in or purchase loans in states and localities which impose a tax on the Company's assets or income, or on each member based on his share of any income (generally in excess of specified amounts) derived from the Company's activities in such jurisdiction. Members who are exempt from federal income taxation will generally also be exempt from state and local taxation.

         All members should consult with their own tax advisors concerning the applicability and impact of state and local tax laws.

ERISA Considerations

         ERISA generally requires that the assets of employee benefit plans be held in trust and that the trustee, or a duly authorized investment manager (within the meaning of Section 3(38) of ERISA), have exclusive authority and sole discretion to manage and control the assets of the plan. ERISA also imposes certain duties on persons who are fiduciaries of employee benefit plans subject to ERISA and prohibits certain transactions between an employee benefit plan and the parties in interest with respect to such plan (including fiduciaries).

         Under the Code, similar prohibitions apply to all Qualified Plans, including IRA's, Roth IRA's and Keogh Plans covering only self-employed individuals which are not subject to ERISA. Under ERISA and the Code, any person who exercises any authority or control respecting the management or disposition of the assets of a Qualified Plan is considered to be a fiduciary of such Qualified Plan (subject to certain exceptions not here relevant).

         ERISA and the Code also prohibit parties in interest (including fiduciaries) of a Qualified Plan from engaging in various acts of self-dealing. To prevent a possible violation of these self-dealing rules, the Manager may not permit the purchase of Units with assets of any Qualified Plan (including a Keogh Plan or IRA) if it

         o has investment discretion with respect to the assets of the Qualified Plan invested in the Company, or

         o regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets.

Annual Valuation

         Fiduciaries of Qualified Plans subject to ERISA are required to determine annually the fair market value of the assets of such Qualified Plans as of the close of any such plan's fiscal year. Although the Manager will provide annually upon the written request of a member an estimate of the value of the Units based upon, among other things, outstanding mortgage investments, fair market valuation based on trading will not be possible because there will be no market for the Units.

Plan Assets Generally

         If the assets of the Company are deemed to be "plan assets" under
ERISA:

         o the prudence standards and other provisions of Part 4 of Title 1 of ERISA applicable to investments by Qualified Plans and their fiduciaries would extend (as to all plan fiduciaries) to investments made by the Company,

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

         o certain transactions that the Partnership might seek to enter into might constitute "prohibited transactions" under ERISA and the Code because the Manager would be deemed to be fiduciaries of the Qualified Plan, and

         o audited financial information concerning the Partnership would have to be reported annually to the Department of Labor.

         In 1986, the Department of Labor promulgated final regulations defining the term "plan assets" (the "Final DOL Regulations"). Under the Final DOL Regulations, generally, when a plan makes an equity investment in another entity, the underlying assets of that entity will be considered plan assets unless:

         o equity participation by benefit plan investors is not significant,

         o         the entity is a real estate operating company, or

         o         the equity interest is a "publicly-offered security."

         Exemption for Insignificant Participation by Qualified Plans. The Final DOL Regulations provide that the assets of a corporation or partnership in which an employee benefit plan invests would not be deemed to be assets of such plan if less than 25% of each class of equity interests in the corporation or partnership is held in the aggregate by "benefit plan investors" (including, for this purpose, benefit plans such as Keogh Plans for owner-employees and IRA's).

         For purposes of this "25%" rule, the interests of any person (other than an employee benefit plan investor) who has discretionary authority or control with respect to the assets of the entity, or who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, shall be disregarded.

         Thus, while the Manager and its Affiliates are not prohibited from purchasing Units, any such purchases will be disregarded in determining whether this exemption is satisfied. The Company cannot assure "benefit plan investors" that it will always qualify for this exemption.

         Exemption For a Real Estate Operating Company. The Final DOL Regulations also provide an exemption for securities issued by a "real estate operating company." An entity is a "real estate operating company" if at least 50% of its assets valued at cost (other than short-term investments pending long-term commitment) are invested in real estate which is managed or developed and with respect to which the entity has the right substantially to participate directly in the management or development of real estate.

         The preamble to the Final DOL Regulations states the Department of Labor's view that an entity would not be engaged in the management or development of real estate if it merely services mortgages on real estate. Thus, it is unlikely that the Company would qualify for an exemption from "plan assets" treatment as a real estate operating company.

         Exemption for Publicly Offered Securities. Under the Final DOL Regulations, a "publicly offered security" is a security that is:

         o         freely transferable,

         o part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and

         o either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which the security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public

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

                   occurred.

         For purposes of this definition, whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts. If a security is part of an offering in which the minimum is $10,000 or less, however, certain customary restrictions on the transferability of partnership interests necessary to permit partnerships to comply with applicable federal and state laws, to prevent a termination or of the entity for federal or state tax purposes and to meet administrative needs (which are enumerated in the Final DOL Regulations) not, alone or in combination, affect a finding that such securities are freely transferable.

         The Units will be sold as part of an offering of securities to the public pursuant to registration under the Securities Act of 1933, and the Manager has represented that it will cause the Company to register the Units under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission ) after the end of the fiscal year of the Company during which the offering of Units to the public occurred. The Units will not be subject to any restrictions on transfer other than those enumerated in the Final DOL Regulations and referenced in the preceding paragraph. Based on the foregoing, the Units should be "publicly offered securities" within the meaning of the Final DOL Regulations. As a result, the underlying assets of the Company should be considered to be plan assets under the Final DOL Regulations.

                SUMMARY OF OPERATING AGREEMENT, RIGHTS OF MEMBERS
                            AND DESCRIPTION OF UNITS

         The Units represent interests in the Company. The following is a summary of the Operating Agreement. It does not purport to be complete and is qualified in its entirety by reference to the Operating Agreement and to the Nevada Limited Liability Companies Law. It in no way modifies or amends the Operating Agreement, Exhibit A to this Prospectus.

Nature of the Company

         The Company is a Nevada limited liability company formed on December 14, 1999 under the Nevada Limited Liability Companies Law.

The Responsibilities of the Manager

         The Manager is the exclusive manager of the Company and controls all of its affairs. The Manager arranges, makes and places with the Company all of its investments, on terms that it believes are in its best interests. The Manager's specific responsibilities, among others, are these:

         o         to determine how to invest the Company's assets;

         o         to execute all documents;

         o to acquire, sell, trade, exchange or otherwise dispose of Company assets or any interest therein in its discretion;

         o to cause the Company to become a joint venturer, partner or member of a development or operating entity for properties acquired by the Company through foreclosure;

         o         to manage, operate and develop Company property;

         o to employ or engage persons, including its affiliates, at the expense of the Company, required for the operation of the Company's business;

         o to amend the Operating Agreement, under certain circumstances, without the vote of the members.

Limitations on the Manager

         The Manager has no authority to do any of the following, among others:

         o         any act in contradiction of the Operating Agreement;

         o any act which would make it impossible to carry on the business of the Company;

         o admit a Manager without the prior approval of a majority-in-interest of the members;

         o sell all or substantially all of the Company assets or dissolve the Company, without the prior approval of a majority-in-interest of the members.

Liabilities of Members--Nonassessability

         The Company will continue until December 31, 2019, unless a majority of the members extend the duration of the Company. The Company may, in certain circumstances, be dissolved at an earlier date. Under the Operating Agreement, the Company will be dissolved and its business wound up upon the first to occur of:

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

         o the Manager ceasing to be a manager, with no remaining manager, unless a majority-in-interest of members (excluding the Manager's member interest) agree in writing to continue the business of the Company and within six months admit at least one new manager; or

         o the written consent or vote of a majority-in-interest of the members in favor of dissolution and winding up of the Company.

         The Manager ceases to be a manager upon its removal, withdrawal, dissolution or adjudication of bankruptcy.

Meetings

         The Manager may call meetings of the members at any time and upon written request to the Manager signed by the members holding at least 10% of the Units. The Manager has no present intention of calling any meetings of the members. All voting by the members is anticipated to be by written consent, pursuant to notice as provided in the Operating Agreement.

Voting Rights

         The vote or consent of a majority-in-interest of the members is required, for the following:

         o to amend the Operating Agreement, except that the Manager may amend to cure any ambiguity or formal defect or omission, to conform the Operating Agreement to applicable laws and regulations and any change which, in the Manager's judgment, is not to the prejudice of the members;

         o         to dissolve and wind up the Company;

         o         to remove and replace the Manager; or

         o to approve or disapprove the sale of all or substantially all of the assets of the Company.

         The Company's books and records are maintained at the principal office of the Company and are open to inspection and examination by members or their duly authorized representatives during normal office hours. A copy of each appraisal for the underlying property where the Company has invested in a mortgage loan shall be maintained at the principal office of the Company, until at least six years after the last date the Company holds the related mortgage and is open to inspection, examination and copying by members or their duly authorized representatives during normal office hours. A fee for copying may be charged by the Company.

Status of Units

         Each Unit when issued will be fully paid and nonassessable and all Units owned by members have equal rights. Investments in the Company, whether initial investments or subsequent additional investments, may be made at any time during any calendar month. An investor is deemed to be a member, with all of the associated rights, immediately upon acceptance by the Manager of the Operating Agreement signed and delivered by the investor.

Distributions

         All Net Income Available for Distribution (as defined in the Operating Agreement), if any, is paid to the members monthly in arrears in cash or additional Units (via reinvestment, as described in the next section), in the ratio that the members' respective capital accounts bear to the aggregate amount in all capital accounts of the members as of the last day of the calendar month preceding the month in which such distribution is made. Net Proceeds (as defined in the Operating Agreement), if any, received by the Company may be reinvested in new loans, may be used to improve or maintain properties acquired by the Company through foreclosure, may be used to pay permitted operating expenses, or may be distributed to the members, in each event, in the sole discretion of the Manager; provided that after seven years such amounts shall not be reinvested in new mortgages. In the event of any distribution of net proceeds, such distributions will be made to the members, 1% to the Manager, and 99% to the

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

other members in the ratio that the members' respective capital accounts bear to the aggregate amount in all capital accounts of the members as of the last day of the calendar month preceding the month in which such distribution of net proceeds is made. No such distribution will be made to the Manager until the other members have received distributions of at least 100% of the amount of their capital contributions.

         All distributions are subject to the payment of expenses and other liabilities and the establishment and maintenance of working capital reserves which are adequate in the judgment of the Manager.

Reinvestments

         After you purchase Units, you can choose to have your distributions reinvested rather than receiving cash payments. These are called Reinvested Distributions. Reinvested Distributions are used to purchase additional Units at a rate of one Unit for every $1.00 of Reinvested Distributions. Subject to the right of the Manager to terminate or reinstate the Reinvestment Plan, it will continue to be available as long as the member meets all applicable suitability standards. Reinvested Distributions are normally invested in mortgage loans of the Company. No fees shall be paid to the Manager in connection with the reinvestment of Net Proceeds (as defined in the Operating Agreement).

         As a member you may elect to participate in the Reinvestment Plan at the time you invest and will be deemed a Reinvestment Plan participant as of that day. You may also make an election or revoke a previous election at any time by sending written notice to the Company. Such notice shall be effective for the month in which the notice is received if received at least 10 days prior to the end of the calendar month, otherwise it is effective the first of the following month. Units purchased under the Plan are credited to the member's capital account as of the first day of the month following the month in which the Reinvested Distribution is made. If a member revokes a previous election, subsequent distributions made by the Company are distributed to the member instead of being reinvested in Units.

         The Manager will mail to each Reinvestment Plan participant a statement of account describing the Reinvested Distributions received, the number of Units purchased, the purchase price per Unit, and the total Units accumulated, within 30 days after the Reinvested Distributions have been credited. Tax information for income earned on Units under the Reinvestment Plan for the calendar year will be sent to each reinvestment participant by the Manager at the same time annual tax information is sent to the members. Reinvestment of distributions does not relieve a reinvestment participant of any income tax which may be payable on such distributions.

         No reinvestment participant shall have the right to draw checks or drafts against his account.

         Units acquired through the Reinvestment Plan carry the same rights, including voting rights (generally based on the value of the underlying capital account), as Units acquired through original investment, although the amount in the capital account underlying the new Units will not necessarily be the same as those previously acquired. Capital accounts and distribution percentages will not be adjusted to take into account an increase or decrease (other than a write-down of an investment) in the fair market value of the Company's assets at the time of a capital contribution (and corresponding Unit issuance). Thus, if the fair market value of the Company's assets at the time of a capital contribution (including under the Company's dividend reinvestment plan) is less than its carrying value (cost) on the books of the Company, then the value of a member's proportionate interest in the fair market value of the underlying assets immediately after a capital contribution to the Company may be less than one dollar. Conversely, if the fair market value of the Company's assets at the time of a capital contribution (including under the Company's dividend reinvestment plan) is greater than its carrying value (cost) on the books of the Company, then, because there are no interim revaluations of the capital accounts (except for write-downs), the right to a subsequent allocation of the unrealized gains in the fair market value of the underlying assets will be shared with new members (or members making reinvestments) thereby resulting in a dilution in the member's proportionate interest in the fair market value of the underlying assets.

         The terms and conditions of the Reinvestment Plan may be amended, supplemented, or terminated for any reason by the Company at any time by mailing notice thereof at least 30 days prior to the effective date of such action to each reinvestment participant at his last address of record.

         The Manager reserves the right to suspend or terminate the Reinvestment Plan if:

         o it determines, in its sole discretion, that the Plan impairs the capital or the operations of the Company;

         o it determines, in its sole discretion, that an emergency makes continuance of the plan not reasonably practicable;

         o any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the members;

         o in the opinion of counsel for the Company, such Plan is not permitted by federal or state law, or when repurchases, sales, assignments, transfers and exchanges of Units in the Company within the previous twelve (12) months would result in the Company being considered terminated within the meaning of Section 708 of the Internal Revenue Code; or

         o the Manager determines in good faith that allowing any further reinvestments would give rise to a material risk that the Company would be treated as a "publicly traded partnership" within the meaning of Internal Revenue Code
                   Section 7704 for any taxable year.

Assignment and Transfer of Units

         There is no public market for the Units and none is expected in the future. Members have only a restricted and limited right to assign their company interests and rights. You may transfer your member interest in the Company only by written instrument satisfactory in form to the Manager. You may make no transfer of a fractional Unit, and no transfer if you would then own less than 2,000 Units (other than a member transferring all of his or her Units or in the event of a transfer by operation of law). Any transfer must comply with then-current laws, rules and regulations of any applicable governmental authority, and the person to whom you would wish to transfer must meet the registration and suitability provisions of applicable state securities laws. Transferees who wish to become substituted members may do so only upon the written consent of the Manager, and after compliance with Article 10 of the Operating Agreement.

Repurchase of Units, Withdrawal from Company

         Subject to the one year holding period limitation, a member may withdraw, or partially withdraw, from the Company and obtain the return of all or part of its outstanding Capital Account within 61 to 91 days after written notice of withdrawal is delivered to the Manager, subject to the following limitations:

         o Except with respect to a personal representative of a deceased member, no withdrawal may be made until the expiration of at least on year from the date of a purchase of Units or after the date of this Prospectus, other than by way of automatic reinvestment of Company distributions through the Reinvestment Plan.

         o Any such cash payments in return of an outstanding Capital Account will be made by the Company from Net Proceeds and Capital Contributions during the 61 to 91 day period after written notice is provided to the Manager.

         o Distributions to withdrawing members are limited to a maximum of $100,000 per calendar quarter for any member.

         o The members have the right to receive such distributions of cash only to the extent such funds are available in excess of known or anticipated expenses or other liabilities and reserves therefor; the Manager is not required to use any other sources of Company funds other than Net Proceeds and Capital Contributions to fund a withdrawal; nor is the Manager required to sell or otherwise liquidate any portion of the Company's assets in order to fund a withdrawal.

         o In addition to other restrictions on the Manager's reinvesting Net Proceeds described elsewhere herein, commencing on the date of receipt from a member of written notice of such member's withdrawal from the Company and for a period of up to 90 days thereafter, the Manager will not reinvest any Net Proceeds or Capital Contributions into new loans until the Company has sufficient funds available to distribute to the withdrawing member all of his Capital Account in cash.

         o The amount to be distributed to any withdrawing member is a sum equal to such member's Capital Account as of the date of such distribution, notwithstanding that such sum may be greater or lesser than such member's proportionate share of the current fair market value of the Company's net assets.

         o No more than 10% of the outstanding capital accounts of members may be withdrawn during any calendar year except upon dissolution of the Company.

         o In the event that any member takes withdrawals from the Company and such withdrawal reduces the Capital Account of such member below $2,000, the Manager may distribute all remaining amounts in such account to such member, who will thereupon be deemed to have fully withdrawn from the Company.

         o All payments in satisfaction of requests for withdrawal are on a "first-come, first-served" basis. If the sums required to fund withdrawals in any particular month exceed the amount of cash available for withdrawals, funds will be distributed first to the member whose request was first received by the Manager, until such member's request is paid in full. If such member's withdrawal request cannot be paid in full at the time made, because of insufficient cash available for withdrawals or otherwise, the Manager will continue to distribute eligible funds to such member until such withdrawal request is paid in full. Once the Manager has satisfied the request of the member whose request was received first, the next member to submit a withdrawal request may begin to receive distributions on account of such withdrawal.

Special Power of Attorney

         Under the terms of the Operating Agreement, each member appoints the Manager to serve as his attorney-in-fact with respect to the execution, acknowledgement and filing of certain documents related to the Company or the Operating Agreement. The special power of attorney given by each member to the Manager cannot be revoked and will survive the death of a member or the assignment of Units.


                               REPORTS TO MEMBERS


         The Manager shall cause to be prepared and distributed to the Members not later than 75 days after the close of each fiscal year of the Company all Company information necessary in the preparation of the Members' federal income tax returns. The Manager shall cause to be prepared at least annually, at Company expense, audited financial statements prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accountant. The materials delivered to the members will include

         o annual financial statements: audited balance sheet, statements of income or loss, Members' equity, and a statement of Cash Flow;

         o a statement as to any transactions with the Manager or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Manager or its Affiliates from the Company for the fiscal year completed, showing the amount paid or accrued to each recipient and the respective services performed; and

         o a report identifying distributions from (A) cash flow from operations during that year, (B) cash flow from operations of prior years that had been held as reserves, (C) proceeds from capital transactions, (D) lease payments on net leases with builders and sellers, and (E) reserves from the gross proceeds of the offering originally obtained from the Members.
                                       70

              Copies of the financial statements and reports referred to above (other than those delivered for purposes of members filing their income tax returns) shall be distributed to each Member within 120 days after the close of each taxable year of the Company. Costs of any verification performed by the Company's accountants in connection therewith will be itemized by said accountants and may be reimbursed to the Manager by the Company only to the extent that such reimbursement when added to the costs for administrative services rendered does not exceed the competitive rate for such services.

         For so long as the proceeds of the offering are not fully committed and/or returned to investors, at the Company's expense, the Manager shall cause to be prepared during each quarter in which there were mortgage loans or origination, placement or evaluation fees incurred, a special report (which may be included in the quarterly report described below) containing a statement of the amount of the Mortgage Loans, the material terms of these loans, the identity of the borrower and the real property and the appraised value of the real property. Copies of the statements shall be distributed to each Member within sixty (60) days after the end of each such quarterly period.

         The information required by Form 10-Q (if required to be filed with the Securities and Exchange Commission) will be provided to each Member within 45 days of the end of the quarterly period covered thereby. If the Company is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, the Manager shall cause to be prepared, at Company expense, a quarterly report for each of the first three quarters in each fiscal year containing unaudited financial statements (consisting of a balance sheet, a statement of income or loss and a statement of Cash Flow) and a statement of other pertinent information regarding the Company and its activities during the period covered by the report. Copies of these latter statements and information shall be distributed to each Member within sixty (60) days after the close of the quarter covered by the report of the Company.


                              PLAN OF DISTRIBUTION

         The Units are being offered to the public pursuant to this Prospectus through DM Financial Services, Inc. (the "Dealer Manager"), an affiliate of Sunderland Corporation, the Delaware corporation that is the owner of Capsource, Inc., which is the Manager of the Company. The Dealer Manager is a securities broker-dealer registered with the SEC and certain states and a member of the National Association of Securities Dealers, Inc. ("NASD").

         The Dealer Manager intends to contract with non-affiliated securities firms that are members of the NASD ("Selected Dealers"), who will also offer and sell the Units to the public. The Dealer Manager will receive commissions, dealer management fees and reimbursements of bona fide accountable expenses of up to one and one-half percent (1.5%) of gross proceeds, of which a maximum of one-half percent (0.5%) of gross proceeds is for the reimbursement of expenses. The Selected Dealers may receive sales commissions of up to three percent (3%), marketing incentive fees of up to one half of one percent (0.5%) and reimbursement of accountable expenses of up to one-half of one percent (0.5%) of gross proceeds in this offering.

         Until at least 1,500,000 Units have been sold and the sales proceeds of $1,500,000 have been obtained, all proceeds from sales of Units will be placed in a segregated escrow account with BankWest, whose address is 2700 North Sahara Avenue, Las Vegas, Nevada 89102-1700, pursuant to an escrow agreement which has been filed as an exhibit to the registration statement of which this prospectus is a part.

         If the minimum amount of sales proceeds of $1,500,000 have been placed in the escrow account with BankWest by not later than December 31, 2000, the escrow account will be closed and the proceeds, after deduction of BankWest's escrow agent fees, together with amounts earned as interest on those proceeds, will be delivered to the Company for its intended use as described in this Prospectus under "Use of Proceeds" at page 21.

         If the minimum amount of $1,500,000 has not been deposited into the escrow account by not later than December 31, 2000, BankWest will return to all investors the amounts they have paid to buy Units, together with their pro rata amounts of any interest earned on those proceeds, without deductions, to the investors and the offer and sale of the Units will terminate and the investors' Subscription Agreements will be cancelled.

         If the minimum amount of $1,500,000 is timely obtained as described above, the Company will continue to offer its Units for sale to the public through the Dealer Manager and Selected Dealers to seek a total of $100,000,000 from the sale of a total of 100,000,000 Units. Subject to the two immediately preceding paragraphs, the offer may extend for a period equal to two years from the date the offering originally began, or the Company may elect to terminate the offering at any time in its sole discretion. In certain states where the offering will be made, it may not extend beyond a total of one year from its inception without the prior consent of the appropriate state securities regulatory agency.

         Investors who wish to purchase Units should complete the Subscription Agreement and Power of Attorney (the form is attached as Exhibit B to this Prospectus) that will be provided to them by the securities firm that solicits their purchases and return it to that securities firm, together with full payment for the Units being purchased. The securities firm will advise each subscribing investor whether to make checks or wire transfers payable to "BankWest of Nevada, as Escrow Agent" or, if the escrow account has been closed after the timely sale of the minimum amount of 1,500,000 Units, to "DM Mortgage Investors, LLC." Additional copies of the Subscription Agreement and Power of Attorney may be obtained from DM Financial Services, Inc., whose address is 2901 El Camino Avenue, Suite 207, Las Vegas, Nevada 89102, telephone number (702) 247-1332.

         By submitting the signed subscription Agreement and Power of Attorney with payment for the purchase of Units, the investor:

         o         agrees to be bound by the Operating Agreement;

         o grants a special and limited power of attorney to the Manager; and

         o represents and warrants that the investor meets the relevant suitability standards and is eligible to purchase Units.

         Upon commencement of monthly distributions from cash flow by the Company, the Company's members will have the opportunity to acquire additional Units in lieu of receiving cash dividends. No fees or commissions will be paid in connection therewith. See, generally, "Summary of Operating Agreement, Rights of Members and Description of Units - Reinvestments."

                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of Units offered hereby will be passed upon for the Company by Goodman Phillips & Vineberg and also by Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP, legal counsel for the Company and Manager.

         Tax counsel for the Company is Wendel, Rosen, Black & Dean, LLP, Oakland, California.


                                     EXPERTS

         The financial statements of the Company as of December 31, 1999 and for the period from December 14, 1999 (date of inception) through December 31, 1999 included in this prospectus or in the registration statement of which this prospectus forms a part, have been audited by Grant Thornton LLP, independent certified public accountants, whose report thereon appears herein and elsewhere in this registration statement. Such financial statements are included in reliance upon the report of Grant Thornton LLP, given upon the authority of such firm as experts in accounting and auditing.

         The financial statements of the Sunderland Corporation as of December 31, 1999 and for the year then ended included in this Prospectus or in the Registration Statement of which this Prospectus forms a part, have been audited by Grant Thornton LLP, independent certified public accountants, whose report thereon appears herein and elsewhere in this Registration Statement. Such financial statements are included in reliance upon the report of Grant Thornton LLP, given upon the authority of such firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

DM MORTGAGE INVESTORS, LLC

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                 F-1

BALANCE SHEET AT DECEMBER 31, 1999                                 F-2

STATEMENT OF MEMBERS' EQUITY FOR THE PERIOD FROM
DECEMBER 14, 1999 (DATE OF INCEPTION) THROUGH
DECEMBER 31, 1999                                                  F-3

NOTES TO THE FINANCIAL STATEMENTS                                  F-4


SUNDERLAND CORPORATION

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                 F-8

CONSOLIDATED BALANCE SHEET AT DECEMBER 31, 1999                    F-9

CONSOLIDATED STATEMENT OF INCOME FOR THE YEAR ENDED
DECEMBER 31, 1999                                                  F-10

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1999                               F-11

CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE
YEAR ENDED DECEMBER 31, 1999                                       F-12

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                         F-13

               Report of Independent Certified Public Accountants
               --------------------------------------------------

Member
DM Mortgage Investors, LLC

We have audited the accompanying balance sheet of DM Mortgage Investors, LLC (A Development Stage Company), as of December 31, 1999, and the related statement of members' equity for the period from December 14, 1999 (date of inception) through December 31, 1999. These financial statements are the responsibility of the Company's management and Board of Directors. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DM Mortgage Investors, LLC, as of December 31, 1999, in conformity with generally accepted accounting principles.

/S/ GRANT THORNTON LLP

Reno, Nevada
January 10, 2000

                           DM Mortgage Investors, LLC
                         (A Development Stage Company)

                                 BALANCE SHEET

                               December 31, 1999



                                      ASSETS

        Deferred offering costs                                  $ 115,100
                                                                 ---------

                Total assets                                     $ 115,100
                                                                 =========

                          LIABILITIES AND MEMBERS' EQUITY

        Liabilities                                                    $ -
        Members' equity - actual 115,100 units at $1
         per unit, minimum 1,615,100 units, maximum
         100,115,100 units                                         115,100
                                                                 ---------

                Total liabilities and members' equity            $ 115,100
                                                                 =========

The accompanying notes are an integral part of this statement.

                           DM Mortgage Investors, LLC
                          (A Development Stage Company)

                  STATEMENT OF MEMBERS' EQUITY

           For the period from December 14, 1999 (date of inception) through December 31, 1999

           Inception, December 14, 1999                              $       -

           Issuance of units                                           115,100
                                                                     ---------

           Members' equity at end of period                          $ 115,100
                                                                     =========


The accompanying notes are an integral part of this statement.

                           DM Mortgage Investors, LLC
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

            For the period from December 14, 1999 (date of inception)
                            through December 31, 1999

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      1.  Organization

      DM Mortgage Investors, LLC, a Nevada Limited Liability Company, (the Company) is a development stage company primarily engaged in business as a mortgage lender to make and purchase first, second, wraparound, participating and construction mortgage investments secured by deeds of trust and mortgages on real estate. The Company was organized on December 14, 1999 (date of formation) and will continue until December 31, 2019 unless dissolved prior or extended thereto under the provisions of the operating agreement.

      The Manager of the Company is Capsource, Inc., dba Del Mar Mortgage, a Nevada corporation engaged in the business of mortgage services, specifically the origination of mortgages, principally in the greater Las Vegas area. Capsource, Inc. is a wholly-owned subsidiary of Sunderland Corporation, a Delaware Corporation, whose common stock is publicly held and is traded on the NASDAQ Bulletin Board under the symbol "DLMA".

      For the period from December 14, 1999 (date of inception) through December 31, 1999, the only transaction was non-cash deferred offering costs which were paid by the Manager on behalf of the Company

      2.  Management Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      3.  Income Taxes

      Income tax effects resulting from the Company's operations pass through to the members individually and, accordingly, no provision for income taxes is included in the financial statements.

      4.  Revenue Recognition

      Interest is recognized as revenue when earned according to the terms of the loan.

                           DM Mortgage Investors, LLC
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

            For the period from December 14, 1999 (date of inception)
                            through December 31, 1999

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

      5.  Debt Securities

      The Company will classify its debt securities as held-to-maturity, as the Company has the ability and the intent to hold the securities until maturity. These securities will be recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. A decline in the market value of any held-to-maturity security below cost that is deemed to be other than temporary will result in a reduction in carrying amount to fair value. The impairment would be charged to earnings and a new cost basis for the security would be established. Premiums and discounts will be amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method.

      6.  Loans Secured by Trust Deeds

      Loans secured by trust deeds will be originated by Capsource, Inc. and will be recorded at cost. Interest income on loans will be accrued by the simple interest method. The Company will not recognize interest income on loans once they are determined to be impaired until the interest is collected in cash. A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement and a specific reserve has been recorded. Cash receipts will be allocated to interest income, except when such payments are specifically designated as principal reduction or when management does not believe the Company's investment in the loan is fully recoverable.

NOTE B - MEMBERS' EQUITY

      1.  Membership Units

      The Manager shall contribute to the capital of the Company an amount in cash equal to 0.5% of the aggregate of the capital accounts of the other members. The members shall contribute to the capital of the Company an amount equal to $1.00 for each unit subscribed for by each member, with a minimum subscription of 2,000 units per member. The total Capital contributions of the members will not exceed $100,115,100. The period of public offering will be for a period of two years following the effective date of the prospectus during which time the Company must receive paid subscriptions for at least 1,500,000 units by December 31, 2000. In the event the minimum number of units are not sold by December 31, 2000, the subscription amounts will be returned in full to the subscribers.

                           DM Mortgage Investors, LLC
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

            For the period from December 14, 1999 (date of inception)
                            through December 31, 1999

NOTE B - MEMBERS' EQUITY - Continued

     1.  Membership Units - Continued

     Notwithstanding, (i) Net Losses, if any, allocable to the period prior to the admission of any additional members pursuant to the Operating Agreement (see Note B2) hereof shall be allocated 99% to the Manager and 1% to the Initial Member, and net income during the same period, if any, shall be allocated to the Manager, and (ii) Profits or Losses allocable to the period commencing with the admission of any additional such members and all subsequent periods shall be allocated pursuant to the operating agreement.

     2.  Allocations and Distributions

     In accordance with the operating agreement, the Company's profits, gains and losses are to be credited to and charged against each member in proportion to their respective capital accounts as of the close of business on the last day of each calendar month.

     Distributions of net income are made monthly to the members in proportion to their weighted average capital accounts during the preceding calendar month. The Company will make monthly net income distributions to those members who elect to receive such distributions. Those members who elect not to receive cash distributions shall have their distributions reinvested in additional membership units.

     3.  Promotional Interest of Manager

     Capsource, Inc. will contribute capital to the Company in the amount of 0.5% of the members' aggregate capital accounts, and together with its promotional interest, Capsource, Inc. will have an interest equal to 1% of the members' capital accounts. This promotional interest of Capsource, Inc. of up to 0.5% will be recorded as an expense of the Company and credited as a contribution to Capsource's capital account as additional compensation. Capsource, Inc. may only receive distributions on its interest, including the portion for which it paid consideration, after all members receive a return of 100% of their capital contributions


NOTE C - TRANSACTIONS WITH THE MANAGER AND ITS AFFILIATES

     Broker-dealer affiliates of the Manager are to receive as compensation for services in the offering up to 1.5% of gross proceeds of this offering, of which a maximum of 0.5% of gross proceeds is for reimbursement of expenses.

     Capsource, Inc. will receive fees as compensation for loan evaluation and processing fees. These fees shall be reasonable and shall be payable only for services actually rendered.

                           DM Mortgage Investors, LLC
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

            For the period from December 14, 1999 (date of inception)
                            through December 31, 1999

NOTE C - TRANSACTIONS WITH THE MANAGER AND ITS AFFILIATES - Continued

     Capsource, Inc. will originate all loans the Company invests in. Capsource, Inc. has the ability to act as broker for which it will receive a commission of approximately 2.00% to 6.00% of the principal amount of each mortgage investment made during the year.

     Capsource, Inc. is entitled to receive from the Company a management fee for services rendered as Manager of the Company. These fees will initially be up to 0.75% of the original capital contributions committed to mortgage loans. Beginning with the third year it will be 0.75% of the fair market value of the Company's assets, less any indebtedness of the Company. For funds not invested in mortgages, the percentage paid as a management fee is 0.5%.

     Capsource, Inc. or its affiliates will be reimbursed for the costs of goods and materials used for or by the Company and obtained from entities unaffiliated with the Manager or its affiliates. The Company shall also pay or reimburse the Manager or its affiliates for the cost of administrative services necessary to the prudent operation of the Company.

     Capsource, Inc. will receive fees for reselling properties foreclosed upon. These fees are to be not greater than 3.00% of the proceeds where substantial service has been performed by the Manager.

     All of the Company's loans are to be serviced by Capsource, Inc., in consideration for which Capsource, Inc. will receive up to 0.25% of the total unpaid principal balance of each mortgage investment serviced.

     Capsource, Inc. has the ability to act as an escrow agent for mortgage investments made by the Company and may also provide certain document preparation, notarial and credit investigation services, for which services the manager will be entitled to receive such fees as are permitted by law and as are generally prevailing in the geographical area where the property securing the mortgage investment is located.

     In addition to the above, Capsource, Inc. may be entitled to receive reconveyance, extension, assumption, prepayment and late fees and acquisition service fees, on a case by case basis.

     Capsource, Inc. has the right to purchase from the Company the interest receivable or principal on delinquent loans held by the Company. The Company shall not sell a foreclosed property to the Manager or to another program in which the Manager or its affiliates has an interest.

               Report of Independent Certified Public Accountants
               --------------------------------------------------

Board of Directors
Sunderland Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheet of Sunderland Corporation and Subsidiaries as of December 31, 1999, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunderland Corporation and Subsidiaries as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Grant Thornton LLP

Reno, Nevada
February 11, 2000

                     Sunderland Corporation and Subsidiaries

                           CONSOLIDATED BALANCE SHEET

                                December 31, 1999

                                     ASSETS
Cash                                                         $1,085,753
Accounts receivable                                             902,622
Notes receivable                                                323,000
Investments in marketable securities                            114,949
Investment in real estate held for sale                       1,293,194
Investments in mortgage loans on real estate                  5,516,244
Deferred tax asset                                               27,542
Other assets                                                    115,870
Property and equipment, net                                      35,005
                                                             ----------
              Total assets                                   $9,414,179
                                                             ==========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                              $ 232,935
Accrued expenses                                                197,751
Line of credit                                                1,980,000
Income taxes payable                                            736,875
Due to related party                                            244,641
Note payable                                                  1,290,000
                                                             ----------
              Total liabilities                               4,682,202
                                                             ----------
Commitments and contingencies                                         -
                                                             ----------
Stockholders' equity
      Preferred stock, $.0001 par value;
        20 million shares authorized;
        no shares issued                                              -
      Common stock, $.0001 par value;
        100 million shares authorized;
        6,161,270 shares issued and outstanding                     616
      Additional paid-in capital                              1,642,490
      Retained earnings                                       3,088,871
                                                             ----------
              Total stockholders' equity                      4,731,977
                                                             ----------
              Total liabilities and stockholders' equity     $9,414,179
                                                             ==========

The accompanying notes are an integral part of this statement.

                     Sunderland Corporation and Subsidiaries

                        CONSOLIDATED STATEMENT OF INCOME
                          Year ended December 31, 1999

Revenues
     Loan origination and related fees                        $11,237,208
     Interest income                                              605,468
     Other income                                                  19,319
                                                              -----------
               Total revenues                                  11,861,995
                                                              ===========

Expenses

     Sales and marketing expenses                               1,749,948
     General and administrative expenses                        6,049,323
     Interest expenses                                            142,489
                                                              -----------
               Total expenses                                   7,941,760
                                                              -----------

               Income before provision for
               income taxes                                     3,920,235

 Provision for income taxes                                       959,333
                                                              -----------
               NET INCOME                                     $ 2,960,902
                                                              ===========

Pro forma information (unaudited):

     Historical income before income taxes                    $ 3,920,235
     Pro forma income taxes                                     1,341,202
                                                              -----------
     Pro forma net income                                     $ 2,579,033
                                                              ===========
     Pro forma net income per share                           $      0.42
                                                              ===========
     Weighted average shares outstanding                      $ 6,154,914
                                                              ===========

The accompanying notes are an integral part of this statement.

                     Sunderland Corporation and Subsidiaries

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                          Year ended December 31, 1999


                                                    Preferred Stock            Common Stock         Additional       Receivable
                                                    ---------------            ------------          Paid-in            From
                                                  Shares       Amount      Shares        Amount      Capital        Stockholder
                                                  ------       ------      ------        ------      -------        -----------

Balance at January 1, 1999                           -          $ -     4,891,270         $ 489     $ 3,075,147      $ (535,646)
Cancellation of $0.0001 common stock
in connection with recapitalization                  -            -      (100,000)          (10)              -               -
Issuance of $0.0001 common stock in
connection with recapitalization                     -            -     1,350,000           135             291               -
Distribution of assets, net of liabilities,
to Del Mar Mortgage, Inc.                            -            -             -             -      (1,152,046)              -
Distribution of assets, net of liabilities,
to Del Mar Holdings, Inc.                            -            -             -             -        (643,260)              -
Acquisition of Capsource                             -            -        20,000             2          12,358               -
Contribution by stockholder through
relief of note payable                               -            -             -             -         350,000               -
Payments received on receivable
from stockholder                                     -            -             -             -               -         535,646
Net income                                           -            -             -             -               -               -
                                                  ----          ---     ---------         -----     -----------      -----------
Balance at December 31, 1999                         -          $ -     6,161,270         $ 616     $ 1,642,490             $ -
                                                  ====          ===     =========         =====     ===========      ==========



                                                   Retained
                                                   Earnings         Total
                                                   --------         -----

Balance at January 1, 1999                         $ 127,969    $ 2,667,959
Cancellation of $0.0001 common stock
in connection with recapitalization                        -            (10)
Issuance of $0.0001 common stock in
connection with recapitalization                           -            426
Distribution of assets, net of liabilities,
to Del Mar Mortgage, Inc.                                  -     (1,152,046)
Distribution of assets, net of liabilities,
to Del Mar Holdings, Inc.                                  -       (643,260)
Acquisition of Capsource                                   -         12,360
Contribution by stockholder through
relief of note payable                                     -        350,000
Payments received on receivable
from stockholder                                           -        535,646
Net income                                         2,960,902      2,960,902
                                                   ---------    -----------
Balance at December 31, 1999                     $ 3,088,871    $ 4,731,977
                                                   =========    ===========

The accompanying notes are an integral part of this statement.

                     Sunderland Corporation and Subsidiaries

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                          Year ended December 31, 1999


Cash flow from operating activities:

      Net income                                                                       $ 2,960,902
      Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                                      6,806
           Changes in operating assets and liabilities:
               Accounts receivable                                                        (501,096)
               Deferred tax asset                                                          (27,542)
               Other assets                                                                 (5,025)
               Due from related party                                                     (292,033)
               Accounts payable and accrued expenses                                       764,594
               Due to related party                                                        332,270
               Income taxes payable                                                        736,875
                                                                                       ------------
                    Net cash provided by operating activities                            3,975,751
                                                                                       ------------

Cash flows from investing activities:

      Purchase of property and equipment                                                   (19,507)
      Purchase of investment in note receivable                                           (323,000)
      Purchase of investment in marketable securities                                     (114,949)
      Purchase of real estate held for sale                                                 (3,194)
      Purchase of investments in mortgage loans                                         (3,055,520)
                                                                                       ------------
                    Net cash used in investing activities                               (3,516,170)
                                                                                       ------------

Cash flows from financing activities:

      Advance on line of credit                                                          1,980,000
      Payments on short-term note                                                         (100,000)
      Distribution to stockholder                                                       (2,132,305)
      Payments received from note receivable from stockholder                              535,646
      Deferred offering costs                                                             (115,100)
                                                                                       ------------
                    Net cash provided by financing activities                              168,241
                                                                                       ------------

                    NET INCREASE IN CASH                                                   627,822

Cash at beginning of year                                                                  457,931
                                                                                       ------------

Cash at end of year                                                                    $ 1,085,753
                                                                                       ============

Supplemental cash flow information:

      Cash paid for Federal income taxes                                                 $ 250,000
                                                                                       ============
      Cash paid for interest                                                             $ 128,783
                                                                                       ============

Noncash investing and financing activities:

      Investment in real estate held for sale                                          $ 1,290,000
                                                                                       ============
      Contribution by stockholder through relief of note payable                         $ 350,000
                                                                                       ============
      Distribution of liabilities, net of assets assumed to stockholders
       of Del Mar Mortgage, Inc. and Del Mar Holdings, Inc.                              $ 336,999
                                                                                       ============



The accompanying notes are an integral part of this statement.

                     Sunderland Corporation and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1999

Note A - Organization and Summary of Significant Accounting Policies

      Organization

      Sunderland Corporation ("Sunderland" or the "Company"), was incorporated in the state of Delaware on June 2, 1998. The Company conducts its operations primarily through Capsource, Inc. (Capsource), its wholly owned subsidiary. Capsource operates as a mortgage company licensed in the state of Nevada. Capsource is engaged in the origination, arrangement and secondary purchase and sale of loans secured by real property. The Company's primary operations consist of arranging for investor funding of mortgage loans for the construction of commercial and residential projects in southern Nevada. The Company also services such loans and operates in one business segment.

      On April 27, 1999, Sunderland, a non-operating public company with nominal net assets, acquired certain assets and assumed certain liabilities representing the operations of Del Mar Mortgage, Inc. and Del Mar Holdings, Inc. (the "Del Mar Entities") in exchange for 4,891,270 shares of Sunderland common stock (post 5-for-3 stock split). The combination of the Del Mar Entities has been accounted for in a manner similar to a pooling of interest, as the companies were under common control. Sunderland concurrently acquired 100% of the outstanding common stock of Capsource in exchange for 20,000 shares of Sunderland common stock.

      Under generally accepted accounting principles, the acquisition of the Del Mar Entities is considered to be a capital transaction in substance, rather than a business combination. That is, the acquisition is equivalent to the issuance of stock by the Del Mar Entities for the net monetary assets of Sunderland, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse takeover accounting, the post reverse-acquisition comparative historical financial statements of the "legal acquirer" (Sunderland), are those of the "legal acquiree" (Del Mar Entities) (i.e. the accounting acquirer).

      Accordingly, the consolidated financial statements of Sunderland as of December 31, 1999, and for the year then ended, are the combined historical financial statements of Del Mar Mortgage, Inc. and Del Mar Holdings, Inc. The assets not acquired, net of the liabilities not assumed, have been accounted for as distributions to Del Mar Mortgage, Inc. and Del Mar Holdings, Inc.'s stockholders.

      The business combination with Capsource has been accounted for as a purchase business combination. The cost of Capsource is based upon the fair value of the 20,000 common shares issued to the Capsource shareholder, which was $12,360. The acquisition resulted in the recognition of $1,390 of goodwill, which was expensed for the year ended December 31, 1999.

                     Sunderland Corporation and Subsidiaries

                                December 31, 1999

Note A - Organization and Summary of Significant Accounting Policies
                - Continued

     Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and it's wholly-owned subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

      Concentrations

      Substantially all of the Company's operations are derived from Southern Nevada. Consequently, the Company's results of operations and financial condition are affected by general trends in the Southern Nevada economy and its commercial and residential real estate market.

      The Company's mortgage loans will require the borrower to make a balloon payment of the principal at maturity. To the extent that a borrower has an obligation to pay a mortgage loan in a lump sum payment, its ability to satisfy this obligation may be dependent upon its ability to refinance or raise a substantial amount of cash. An increase in interest rates over the mortgage rate applicable at origination of the loan may have an adverse effect on the borrower's ability to refinance.

      Financial instruments, which potentially subject the Company to credit risk, consist primarily of cash in bank. The Company maintains its cash in bank deposit accounts, which at times may exceed Federally insured limits.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Revenue Recognition

      The Company recognizes revenue primarily from loan origination fees, loan servicing fees, and extension fees. Loan origination fees are recorded as revenue at the close of escrow and reduced by direct loan origination costs. Loan servicing fees are recorded as revenue when such services are rendered. Servicing fees represent the interest spread between what is paid to the investor and what the borrower pays for the use of the money. This can vary from loan to loan. Extension fees are recorded as revenue at the extension grant date.

      Loan Origination Fees

      Loan origination fees related to investments in mortgage loans on real estate are amortized principally by the effective interest method over the term of the related obligation.

                     Sunderland Corporation and Subsidiaries

                                December 31, 1999

Note A - Organization and Summary of Significant Accounting Policies
                - Continued

      Investments in Marketable Securities

      Investments in equity securities consist of common stock. The securities are stated at market value as determined by the most recently traded price of each security at the balance sheet date. All marketable securities are defined as available-for-sale securities under the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

      Management determines the appropriate classification of its investments in marketable securities at the time of purchase and reevaluates such determination at each balance sheet date. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and unrealized holding gains and losses are included in earnings. Debt securities for which the Company does not have the intent or ability to hold to maturity and equity securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in other comprehensive income. The net unrealized gains and losses were immaterial for the year ended December 31, 1999. The cost of investments sold is determined on the specific identification or the first-in, first-out method.

      Property and Equipment

      Property and equipment are stated at cost. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets of 5 and 7 years. The cost of repairs and maintenance is charged to expense as incurred.

      Comprehensive Income

      The Company has no material components of other comprehensive income, and accordingly, comprehensive income is the same as net income for the period.

      Advertising Costs

      Advertising costs are expensed as incurred and amounted to $339,000 for the year ended December 31, 1999.

      Income Taxes

      The liability method is used to account for income taxes. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are scheduled to be in effect when the differences are expected to reverse.

                     Sunderland Corporation and Subsidiaries

                                December 31, 1999

Note A - Organization and Summary of Significant Accounting Policies
                - Continued

      Pro Forma Financial Information (Unaudited)
      Prior to the recapitalization of the Company (April 27, 1999), the earnings of Del Mar Mortgage, Inc., which are included in the Consolidated Statement of Income, are taxed to the shareholder of Del Mar Mortgage, Inc. The pro forma information reflects a provision for income taxes as if the Company had been a C corporation for the entire year ended December 31, 1999 using an assumed effective tax rate of 34%. Pro forma net income per share has been computed by dividing pro forma net income by the weighted average shares outstanding.

      Impairment of Long-Lived Assets to be Disposed

      The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

      Earnings Per Share

      Primary and fully-diluted earnings per share is based on the weighted-average number of outstanding common shares during the applicable period.

Note B - Accounts Receivable

      The Company services loans which have been arranged for the investor parties through a servicing agreement. The servicing agreement stipulates that all extension fees charged on behalf of the investors shall be retained by the Company as part of the loan servicing fees. Accounts receivable represent extension and loan origination fees earned but not yet received.

Note C - Investment in Real Estate Held for Sale

      The Company has an investment in real estate held for sale totaling $1,293,194 at December 31, 1999. The investment in real estate held for sale is recorded at the lower of historical cost or net realizable value.

                     Sunderland Corporation and Subsidiaries

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999

Note D - Investments in Mortgage Loans on Real Estate

      The Company invests in mortgage loans. The mortgage loans are secured by first trust deeds on real estate. These loans have maturities of one year or less with interest rates ranging from 12% to 14% payable monthly, with principal due at maturity. Management believes the underlying value of the assets securing the mortgage loans was sufficient at December 31, 1999 to realize their carrying value. Accordingly, no allowance for loan losses has been established.

Note E - Property and Equipment

      Property and equipment consists of the following at December 31, 1999:

        Furniture and equipment                         $ 52,429
        Less:  Accumulated depreciation                  (17,424)
                                                     -------------
                                                        $ 35,005
                                                     =============


Note F - Note Payable

      In 1999, the Company foreclosed on real estate which was subject to an existing lien (the "note"). The term of the note is for one year and includes interest at 12.75% per annum. The note is secured by certain real estate. The note was originally due on October 8, 1999 and was extended to April 8, 2000. The note requires monthly interest payments with the balance of unpaid principal and interest due on April 8, 2000.

Note G - Line of Credit

      The Company maintains a $3,000,000 floating line of credit with a financial institution. The outstanding balance as of December 31, 1999 totaled $1,980,000. The line of credit, which is guaranteed by the Company's majority shareholder, is payable in monthly installments of interest only at the bank's prime lending rate plus 1.5% (10% at December 31, 1999) and expires on December 15, 2000. The line of credit is secured by 1,450,000 shares of the Company's common stock held by the majority stockholder (23.5% of the outstanding stock at December 31, 1999) and the deeds of trust on the property being advanced against. The line of credit contains certain covenants, which the Company has complied with as of December 31, 1999.

                     Sunderland Corporation and Subsidiaries

                                December 31, 1999

Note H - Credit Agreement

      The Company has entered into a credit agreement with a financial institution that maintains non-interest bearing trust funds held on behalf of the investors and the Company (Note I). The credit agreement allows the Company to borrow funds up to the amount held in the trust accounts at a rate of 1% and invest those funds in commercial paper (securities). The Company has provided the financial institution with a security interest in the securities and, at all times, the securities remain in the financial institution's custody and control. The balance drawn down upon the credit agreement was $0 at December 31, 1999.

Note I - Trust Accounts

      The Company manages on behalf of Del Mar Mortgage, Inc., a company wholly owned by the Company's majority stockholder, certain trust assets including cash and receivables on behalf of the investors. The cash is held at a financial institution and the Company records and reconciles the receivables from borrowers. At December 31, 1999, the cash held in trust was $667,345 and the trust receivables were $1,215,466. The related trust liability was $1,882,811 at December 31, 1999. The trust assets and liabilities are not recorded on the balance sheet of the Company at December 31, 1999.

Note J - Loans Serviced For Others

      The Company services loans for others, which are not shown on the balance sheet. The face amount of these loans at December 31, 1999 approximated $227,000,000. Loans serviced for others include construction loans that are originated by the Company.

                     Sunderland Corporation and Subsidiaries

                                December 31, 1999

Note K - Related Party Transactions

      On April 27, 1999, the Company entered into a non-renewable transition agreement (the "Agreement") with Del Mar Mortgage, Inc., a company wholly owned by the Company's majority stockholder. The Agreement requires the Company to pay Del Mar Mortgage, Inc. 25% of loan origination fees earned from April 27, 1999 through October 26, 1999 and 12.5% of such fees from October 27, 1999 through April 26, 2000. The Agreement also requires the Company to remit to Del Mar Mortgage, Inc. all future loan servicing and extension fees recognized on loans originated by the Company prior to April 27, 1999. The Agreement terminates on April 26, 2000. The Company incurred $2,597,641 in fees related to the Agreement for the year ended December 31, 1999, which have been recorded as general and administrative expenses in the consolidated financial statements.

      The Company has recorded accounts receivable from Del Mar Mortgage, Inc. of $443,390 as of December 31, 1999. The Company also has a balance due to Del Mar Mortgage, Inc. of $244,641. These balances bear no interest and are due on demand.

      The Company incurred accounting and financial consulting fees of $150,000 for the year ended December 31, 1999, which were paid to an accounting firm whose managing principal is an officer, director and stockholder of the Company.

                     Sunderland Corporation and Subsidiaries

                                December 31, 1999

Note L - Income Taxes

      The components of income tax expense (benefit) are as follows:

        Current                                                   $986,875
        Deferred                                                   (27,542)
                                                               -------------
                                                                  $959,333
                                                               =============

      Deferred taxes result from temporary differences in the recognition of certain revenue and expense items for income tax and financial reporting purposes. The significant components of the Company's deferred taxes as of December 31, 1999 are as follows:

        Deferred tax assets:
             Accrued compensation                                  $ 27,542
        Less:  Valuation allowance                                      -
                                                                 -----------
        Net deferred taxes                                         $ 27,542
                                                                 ===========

      The reconciliation of the statutory federal rate to the Company's effective income tax rate is as follows:

        Statutory tax provision                                  $1,332,880
        Earnings taxed to shareholder                              (381,867)
        Non-deductible expenses                                       8,320
                                                              ---------------
                                                                 $  959,333
                                                              ===============


Note M - Employee Benefit Plan

      The Company maintains a 401(k) Savings Plan which covers substantially all full-time employees. Participants may make tax-deferred contributions of up to 15% of annual compensation (subject to other limitations specified by the Internal Revenue Code). The Company matches employee contributions dollar for dollar up to 5% of compensation. The Company contributed $ 37,537 to the plan for the year ended December 31, 1999.

                     Sunderland Corporation and Subsidiaries

                                December 31, 1999

Note N - Employment Agreements

      The Company has employment agreements and arrangements with certain officers and key employees. The agreements generally continue for a period of three years or until terminated by the executive or the Company with cause. The agreements and arrangements provide the employees with a base salary and benefits. The agreements contain covenants against competition with the Company, which extend for a period of time after termination.

Note O - Fair Value of Financial Instruments

      The carrying amounts of cash, accounts receivable, notes receivable, mortgage loans, accounts payable and notes payable approximate fair value because of the short-term maturity of these instruments.

Note P - Commitments and Contingencies

      Lease Commitments

      The Company operates from a leased office facility under a noncancellable operating lease. The lease requires the Company to pay certain escalation clauses for real estate taxes, operating expense, usage and common area charges. Rent expense for the leased office facility charged to operations for the year ended December 31, 1999 was $140,000.

      The Company leases equipment under a noncancellable operating lease. Rent expense for the equipment was $20,000 for the year ended December 31, 1999.

      Future minimum rental payments required under the operating leases as of December 31, 1999, are as follows:

        2000                  $180,418
        2001                   190,193
        2002                   193,728
        2003                   197,128
        2004                    66,363
                           ------------
                              $827,830
                           ============

                     Sunderland Corporation and Subsidiaries

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999

Note Q - Acquisitions

      On December 23, 1999, the Company consummated an agreement to acquire all the outstanding capital stock of DM Financial Services, Inc., a Las Vegas, Nevada based securities broker-dealer for 10,300 shares of the Company's common stock and DM Mortgage Advisors, Inc., a Phoenix, Arizona based mortgage funding company for 17,700 shares of the Company's common stock. The acquisition of DM Financial Services, Inc. is pending regulatory approval of both the National Association of Securities Dealers and the Corporate Securities Division of the State of Nevada. The acquisition of DM Mortgage Advisors, Inc. is also pending regulatory approval by the State of Arizona.

Note R - Litigation

The Company is a defendant in various lawsuits incurred in the normal course of business. In the opinion of management, after consulting with legal counsel, the liabilities, if any, resulting from these matters will not have a material effect on the consolidated financial statements of the Company.

Note S - Subsequent Events

      In January 2000, the Company entered into a letter of intent to merge with an accounting firm (the "Firm") whose managing principal is an officer, director and shareholder of the Company. The proposed transaction would transfer 100% of the outstanding common stock of the Firm to the Company in exchange for 800,000 common shares of the Company's stock.

                                                                       EXHIBIT A



                           DM MORTGAGE INVESTORS, LLC

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                           DM MORTGAGE INVESTORS, LLC

                                TABLE OF CONTENTS

ARTICLE 1
         ORGANIZATION OF THE LIMITED LIABILITY COMPANY............................................................1
                  1.1      Formation..............................................................................1
                  1.2      Name...................................................................................1
                  1.3      Place of Business......................................................................1
                  1.4      Purpose................................................................................1
                  1.5      Articles of Organization...............................................................1
                  1.6      Term of Existence......................................................................1
                  1.7      Power of Attorney......................................................................2
                  1.8      Nature of Power of Attorney............................................................2

ARTICLE 2
         DEFINITIONS..............................................................................................3
                  2.1      Acquisition and Investment Evaluation Expenses.........................................3
                  2.2      Acquisition and Investment Evaluation Fees.............................................3
                  2.3      Administrator..........................................................................3
                  2.4      Affiliate..............................................................................3
                  2.5      Agreement..............................................................................3
                  2.6      Capital Account........................................................................3
                  2.7      Capital Contribution...................................................................4
                  2.8      Capital Transaction....................................................................4
                  2.9      Code...................................................................................5
                  2.10     Company................................................................................5
                  2.11     Controlling Person.....................................................................5
                  2.12     Deed of Trust..........................................................................5
                  2.13     Earnings...............................................................................5
                  2.14     Escrow Account.........................................................................5
                  2.15     Fiscal Year............................................................................5
                  2.16     Front-End Fees.........................................................................5
                  2.17     Gross Asset Value......................................................................5
                  2.18     Independent Expert.....................................................................6
                  2.19     Investment in Mortgage Loans...........................................................6
                  2.20     Interest...............................................................................6
                  2.21     Late Payment Charges...................................................................6
                  2.22     Majority-In-Interest...................................................................6
                  2.23     Management Fee.........................................................................6
                  2.24     Manager................................................................................6
                  2.25     Member.................................................................................7
                  2.26     Mortgage Investment(s).................................................................7
                  2.27     Mortgage Loans.........................................................................7
                  2.28     NASAA Guidelines.......................................................................7

                  2.29     Net Income Available for Distribution..................................................7
                  2.30     Net Proceeds...........................................................................7
                  2.31     Net Worth..............................................................................7
                  2.32     Nevada Statutes........................................................................7
                  2.33     Offering...............................................................................7
                  2.34     Organization and Offering Expenses.....................................................7
                  2.35     Person.................................................................................8
                  2.36     Profits and Losses.....................................................................8
                  2.37     Program................................................................................8
                  2.38     Promotional Interest...................................................................8
                  2.39     Property Management Fee................................................................8
                  2.40     Prospectus.............................................................................8
                  2.41     Real Property..........................................................................9
                  2.42     Regulations............................................................................9
                  2.43     Reinvested Distributions...............................................................9
                  2.44     Roll-Up................................................................................9
                  2.45     Roll-Up Entity.........................................................................9
                  2.46     Sales Commissions......................................................................9
                  2.47     Sponsor................................................................................9
                  2.48     Subscription Agreement.................................................................9
                  2.49     Units.................................................................................10
                  2.50     Writedown.............................................................................10
                  2.51     Writedown Amount......................................................................10


ARTICLE 3
         THE MANAGER.............................................................................................10
                  3.1      Control in Manager....................................................................10
                  3.2      Limitations on Manager's Authority....................................................12
                  3.3      Right to Purchase Receivables and Loans...............................................13
                  3.4      Extent of Manager's Obligation and Fiduciary Duty.....................................13
                  3.5      Liability and Indemnification of Manager..............................................15
                  3.6      Assignment by the Manager.............................................................16
                  3.7      Promotional Interest of Manager.......................................................16
                  3.8      Removal of Manager....................................................................16
                  3.9      Right to Rely on Manager..............................................................16
                  3.10     Sole Discretion.......................................................................17
                  3.11     Transfer of the Control of the Manager................................................17

ARTICLE 4
         INVESTMENT AND OPERATING POLICIES.......................................................................17
                  4.1      Commitment of Capital Contributions...................................................17
                  4.2      Limitation on Single Property Loans...................................................17
                  4.3      Limitations on Company Indebtedness...................................................17
                  4.4      Limitation on Single Mortgage Loans and To Any One Borrower...........................18


                  4.5      Limitation of Mortgage Loans on Unimproved Real Property..............................18
                  4.6      Limitation on Investment in Land Sale Contracts.......................................18
                  4.7      Title Insurance Policy Required.......................................................18
                  4.8      Insurance Coverage Required...........................................................18
                  4.9      Sale of Mortgage Investments to Manager or Affiliates.................................18
                  4.10     Limitations on Purchase of Mortgage Investments from Manager..........................18
                  4.11     Criteria For Selection of Mortgage Investments........................................19
                  4.12     Limitation on Payments on Loans to the Company by the Manager or its Affiliates.......19
                  4.13     Restriction on Acquisition of or Sale of Mortgage Loans to Affiliated Programs........19
                  4.14     No Sale of Foreclosed Property to Manager or Affiliated Program.......................19

ARTICLE 5
         CAPITAL CONTRIBUTIONS; LOANS TO COMPANY.................................................................20
                  5.1      Capital Contribution by Manager.......................................................20
                  5.2      Other Contributions...................................................................20
                  5.3      Interest..............................................................................20
                  5.4      Loans.................................................................................20

ARTICLE 6
         VOTING AND OTHER RIGHTS OF MEMBERS......................................................................21
                  6.1      No Participation in Management........................................................21
                  6.2      Rights and Powers of Members..........................................................21
                  6.3      Meetings..............................................................................21
                  6.4      Limited Liability of Members..........................................................22
                  6.5      Access to Books and Records...........................................................22
                  6.6      Representation of Company.............................................................22

ARTICLE 7
         PROFITS AND LOSSES; CASH DISTRIBUTIONS..................................................................23
                  7.1      Allocation of Profits and Losses......................................................23
                  7.2      Net Income Available For Distribution.................................................23
                  7.3      Net Proceeds..........................................................................23
                  7.4      Cash Distributions Upon Dissolution...................................................23
                  7.5      Special Allocation Rules..............................................................24
                  7.6      Code Section 704 (c) Allocation.......................................................25
                  7.7      Intent of Allocations.................................................................26
                  7.8      Quarterly Valuation of Assets.........................................................26
ARTICLE 8
         REINVESTED DISTRIBUTIONS PLAN...........................................................................26
                  8.1      Members' Reinvested Distributions.....................................................26
                  8.2      Purchase of Additional Units..........................................................26
                  8.3      Statement of Account..................................................................27
                  8.4      Continued Suitability Requirements....................................................27


ARTICLE 9
         BOOKS AND RECORDS, REPORTS AND RETURNS..................................................................27
                  9.1      Books and Records.....................................................................27
                  9.2      Annual Statements.....................................................................28
                  9.3      [Reserved]............................................................................28
                  9.4      Quarterly Reports.....................................................................28
                  9.5      Filings...............................................................................29
                  9.6      Suitability Requirements..............................................................29
                  9.7      Fiscal Matters........................................................................29
                  9.8      Tax Matters Partner...................................................................30

ARTICLE 10
         TRANSFER OF COMPANY INTERESTS...........................................................................30
                  10.1     Interest of Manager...................................................................30
                  10.2     Transfer of Member's Interest.........................................................30
                  10.3     Further Restrictions on Transfers.....................................................31

ARTICLE 11
         DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER; WITHDRAWAL OF MANAGER.............................32
                  11.1     Effect of Death or Legal Incompetency of a Member on the Company......................32
                  11.2     Rights of Personal Representative.....................................................32
                  11.3     Withdrawal of Members Other than Managers.............................................32
                  11.4     Withdrawal by Manager.................................................................34
                  11.5     Payment to Terminated Manager.........................................................34

ARTICLE 12
         DISSOLUTION OF THE COMPANY..............................................................................34
                  12.1     Events Causing Dissolution............................................................34
                  12.2     Winding Up............................................................................34
                  12.3     Order of Distribution of Assets.......................................................35
                  12.4     No Recourse to Manager................................................................35
                  12.5     Compliance With Timing Requirements of Regulations....................................35

ARTICLE 13
         ROLL-UPS AND INVESTMENTS IN OTHER PROGRAMS..............................................................35
                  13.1     Investment in or with Non-Affiliates..................................................35
                  13.2     Investments In or With Affiliates. ...................................................36
                  13.3     Roll-Up Transactions: Appraisal.......................................................36
                  13.4     Members' Rights in a Roll-Up..........................................................37

ARTICLE 14
         COMPENSATION TO THE MANAGER AND ITS AFFILIATES..........................................................38
                  14.1     Offering Sales Commissions to Dealer Manager and Selected Dealers/

                           Reimbursement of Organizational and Offering Expenses.................................38
                  14.2     Compensation for Loan Evaluation and Processing Fees..................................38
                  14.3     Loan Brokerage Commissions............................................................38
                  14.4     Promotional Interest..................................................................39
                  14.5     Management Fee........................................................................39
                  14.6     Reimbursement ........................................................................39
                  14.7     Real Estate Brokerage Commissions in Resale of Property...............................39
                  14.8     Loan Servicing Fee....................................................................39
                  14.9     Escrow Fees...........................................................................40
                  14.10    Reconveyance Fees.....................................................................40
                  14.11    Extension Fee.........................................................................40
                  14.12    Assumption Fee........................................................................40
                  14.13    Non-reimbursable and Other Expenses...................................................40
                  14.14    Operating Expenses....................................................................40
                  14.15    Deferral of Fees and Expense Reimbursement............................................41
                  14.16    Prepayment and Late Fees..............................................................41

ARTICLE 15
         MISCELLANEOUS...........................................................................................41
                  15.1     Covenant to Sign Documents............................................................41
                  15.2     Notices...............................................................................41
                  15.3     Right to Engage in Competing Business.................................................42
                  15.4     Amendment.............................................................................42
                  15.5     Entire Agreement......................................................................42
                  15.6     Waiver................................................................................43
                  15.7     Severability.  .......................................................................43
                  15.8     Application of Nevada law.  ..........................................................43
                  15.9     Captions..............................................................................43
                  15.10    Number and Gender.....................................................................43
                  15.11    Counterparts..........................................................................43
                  15.12    Waiver of Action for Partition........................................................43
                  15.13    Defined Terms.........................................................................43
                  15.14    Binding on Assignees..................................................................43

                               OPERATING AGREEMENT
                                       OF
                           DM MORTGAGE INVESTORS, LLC
                       A Nevada Limited Liability Company


THIS OPERATING AGREEMENT ("Agreement") was made and entered into as of the 15th day of December, 1999, by and between Capsource, Inc., a Nevada corporation ("Manager"), and DM Mortgage Investors, LLC, a Nevada Limited Liability Company ("Company").


                                    ARTICLE 1
                  ORGANIZATION OF THE LIMITED LIABILITY COMPANY

         1.1 Formation. The Manager caused the formation of the Company on December 14, 1999 pursuant to the provisions of Title 7, Chapter 86, of the Nevada Statutes.

         1.2 Name. The name of the Company is DM MORTGAGE INVESTORS, LLC.

         1.3 Place of Business. The principal place of business of the Company shall be located at 2901 El Camino Avenue, Las Vegas, Suite 206, Nevada 89102, until changed by designation of the Manager with notice to all Members. In addition, the Company may maintain such other offices and places of business in the United States as the Manager may deem advisable. The Manager will file such documents as are necessary and appropriate to permit the Company to conduct its business lawfully in any state or territory of the United States.

         1.4 Purpose. The primary purpose of this Company is to invest in and purchase first, second, wraparound, participating and construction Mortgage Investments (as defined in Section 2.25 below), and to do all things reasonably related thereto, including, but not limited to, developing, managing and either holding for investment or disposing of real property acquired through foreclosure, either directly or through general partnership or joint ventures, as provided for in Sections 13.1 and 13.2 of this Agreement, and to generate and distribute the Profits of the Company from its operations.

         1.5 Articles of Organization. The Manager has duly executed, acknowledged and filed with the Office of the Secretary of State of the State of Nevada, Articles of Organization and Certificate of Acceptance of Appointment of resident agent, pursuant to the provisions of NRS Sections 86.151 and 86.221. Hereinafter, the Manager shall execute and cause to be filed Certificates of Amendment of the Articles of Organization whenever required by NRS or this Agreement.

         1.6 Term of Existence. The Company was organized and its term of existence commenced as of the date on which the Articles of Organization referred to in Section 1.5 were filed with the Office of the Secretary of State, and shall continue until December 31, 2019, unless earlier terminated pursuant to the provisions of this Agreement or by operation of law. The term of the Company may be extended by affirmative vote of the Majority-in-Interest, provided that the Company remains in compliance with the NASAA Guidelines.

         1.7 Power of Attorney. Each of the Members irrevocably constitutes and appoints the Manager as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

                  (a) This Agreement, the Articles of Organization as amended to date, as well as any and all additional amendments thereto required under the laws of the State of Nevada or of any other state or which the Manager deems advisable to prepare, execute and file;;

                  (b) Any certificates, instruments and documents, including, without limitation, Fictitious Business Name Statements, as may be required to be filed by the Company by any governmental agency or by the laws of any state or other jurisdiction in which the Company is doing or intends to do business or which the Manager deems advisable to file; and

                  (c) Any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted member, or the dissolution and termination of the Company, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Operating Agreement.

         1.8 Nature of Power of Attorney. The grant of authority in Section 1.7:

         (a) is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of the Investor and shall not be affected by the subsequent incapacity of the Investor;

         (ii) may be exercised by the Manager for each member by a facsimile signature of or on behalf of the Manager or by listing all of the members and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

         (iii) shall survive the delivery of an assignment by a member of the whole or any portion of his interest; except that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted member, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.

                                    ARTICLE 2
                                   DEFINITIONS

Unless stated otherwise, the terms set forth in this Article 2 shall, for all purposes of this Agreement, have the meanings as defined herein:

         2.1 Acquisition and Investment Evaluation Expenses. means expenses including but not limited to legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, title insurance funded by the Company, and miscellaneous expenses related to the evaluation, selection and acquisition of Mortgage Investments, whether or not acquired.

         2.2 Acquisition and Investment Evaluation Fees. means the total of all fees and commissions paid by any Person in connection with purchasing or investing in Mortgage Investments. Included in the computation of such fees or commissions shall be any selection fee, mortgage placement fee, nonrecurring management fee, and any evaluation fee, loan fee, or points paid by borrowers to the Manager, or any fee or a similar nature, however designated.

         2.3 Administrator. means the agency or official administering the securities law of a state in which Units are registered or qualified for offer and sale.

         2.4 Affiliate. means (a) any person directly or indirectly controlling, controlled by or under common control with another Person, (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other Person, (c) any officer, director or Member of such Person, or (d) if such other Person is an officer, director or Member, any company for which such Person acts in any such capacity.

         2.5 Agreement means this Operating Agreement, as amended from time to time.

         2.6 Capital Account. means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

         (a) To each Member's Capital Account there shall be credited such Member's Capital Contribution, such Member's distributive share of Profits, any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Member, and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company property distributed to such Member.

         (b) To each Member's Capital Account there shall be debited the amount of cash and the fair market value of any Company property distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated to a Member and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.

         (c) In the event that the Gross Asset Value of a Company asset is adjusted as a result of a Writedown, the Capital Accounts of all Members shall be adjusted simultaneously therewith in order to reflect the aggregate net adjustment which would have occurred if the Company had recognized Losses equal to the Writedown Amount and such Losses were allocated pursuant to Article 7.

         In the event any interest in the Company is transferred in accordance with Section 10.2 of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulation. In the event the Manager shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the then existing Treasury Regulation, the Manager may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Articles 7 and 12 hereof upon the dissolution of the Company. The Manager shall adjust the amounts debited or credited to Capital Accounts with respect to (a) any property contributed to the Company or distributed to the Manager, and (b) any liabilities that are secured by such contributed or distributed property or that are assumed by the Company or the Manager, in the event the Manager shall determine such adjustments are necessary or appropriate pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv). The Manager shall make any appropriate modification in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-l(b) as provided for in Sections 7.7 and 15.4(c).

         2.7 Capital Contribution. means the total investment and contribution to the capital of the Company by a Member in cash or by way of automatic reinvestment of Company distributions and, in the case of the Manager (in its capacity as a Member), its Promotional Interest as hereinafter defined. "Initial Capital Contribution" means the amount paid in cash by each Member with his original subscription to Units of the Company, pursuant to the offer and sale made by the Prospectus.

         2.8 Capital Transaction. means the repayment of principal or prepayment of a Mortgage Investment to the extent classified as a return of capital under the Code, and the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a Mortgage Investment or Real Property subject to a Mortgage Investment, or the payment of insurance or a guarantee with respect to a Mortgage Investment.

         2.9 Code. means the Internal Revenue Code of 1986, as amended from time to time, and corresponding provisions of subsequent revenue laws.

         2.10 Company. means DM Mortgage Investors, LLC, the Nevada Limited Liability Company to which this Agreement pertains.

         2.11 Controlling Person. means any Person, with whatever title, who performs functions for the Manager similar to those of (i) chairman or member of the board of directors; (ii) executive management, such as the president, vice-president, chief financial officer, corporate secretary or treasurer, or senior management, such as the vice president of a division reporting directly to executive management; or (iii) those holding 5% or more equity interest in the Manager or a Person having the power to direct or cause the direction of the Manager, whether through the ownership of voting securities, by contract or otherwise.

         2.12 Deed of Trust. means the lien or liens created on the Real Property of the borrower securing the borrower's obligation to the Company to repay the Mortgage Investment, whether in the form of a deed of trust, mortgage or otherwise.

         2.13 Earnings. means all revenues earned by the Company less all expenses incurred by the Company.

         2.14 Escrow Account. means the separate escrow account established by agreement with the Bankwest of Nevada, located in Las Vegas, Nevada, into which will be deposited all proceeds from the sale of the first 1,500,000 Units ($1,500,000), as described in Section 5.2 of this Agreement.

         2.15 Fiscal Year. means, subject to the provisions of Section 706 of the Code and Section 9.7.1, (i) the period commencing on the date of formation of the Company and ending on December 31, (ii) any subsequent 12 month period on January 1 and ending on December 31 and (iii) the period commencing January 1 and ending on the date on which all Company assets are distributed to the Members pursuant to Article 12.

         2.16 Front-End Fees. means fees and expenses paid by any Person to organize the Company and acquire assets for the Company, including Organization and Offering Expenses, Acquisition and Investment Evaluation Expenses, Acquisition and Investment Evaluation Fees, interest on deferred fees and expenses, and any other similar fees, however designated by the Manager.

         2.17 Gross Asset Value. means, with respect to any Company asset, the following:

                  (a) The initial Gross Asset Value of any Company asset at the time that it is contributed by a Member to the capital of the Company shall be an amount equal to the fair market value of such Company asset (without regard to the provisions of Code
Section 7701(g)), as determined by the contributing Member and the Manager;

                  (b) The Gross Asset Values of all Company assets shall be adjusted, as determined by the distributed Member and the Manager, to equal their respective fair market values upon the distribution to a Member by the Company of more than a de minimis amount of Company assets (other than money), unless all Members simultaneously receive distributions of undivided interests in the distributed Company assets in proportion to their respective Capital Accounts;

                  (c) The Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values (as determined by the Manager, in its reasonable discretion) upon the termination of the Company for Federal income tax purposes pursuant to Code Section 708(b)(1)(B); and

                  (d) The Gross Asset Value of a Company asset shall be adjusted in the case of a Writedown of such Company asset in accordance with Section 2.50.

         2.18 Independent Expert. means a Person with no material current or prior business or personal relationship with the Manager, who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company, and who is qualified to perform such services.

         2.19 Investment in Mortgage Loans. means the amount of Capital Contributions used to make or invest in Mortgage Investments or the amount actually paid or allocated to the purchase of Mortgage Investments, working capital reserves allocable thereto (except that working capital reserves in excess of 3.0% shall not be included), and other cash payments such as interest and taxes but excluding Front-End Fees.

         2.20 Interest. means the Capital Accounts of Members, which are divided into "Units."

         2.21 Late Payment Charges. means additional charges paid by borrowers on delinquent Mortgage Investments or on Mortgage Investments held past maturity by the Company, including additional interest and late payment fees.

         2.22 Majority-In-Interest. means Members holding a majority of the total outstanding Interests of the Company as of the first day of any current calendar month.

         2.23 Management Fee. means a fee paid to the Manager or other Person for the management of the Company and its Mortgage Investments and the administration of the Company.

         2.24 Manager. means Capsource, Inc., a Nevada corporation, or any Person substituted in place thereof pursuant to this Agreement. The Manager is also a Member.

         2.25 Member means the owners of Units in the Company.

         2.26 Mortgage Investment(s). means the Mortgage Loan(s) or an interest in the Mortgage Loans that are held by the Company.

         2.27 Mortgage Loans means investments of the Company that are notes, debentures, bonds and other evidences of indebtedness or obligations that are negotiable or non-negotiable and secured or collateralized by Deeds of Trust on Real Property.

         2.28 NASAA Guidelines. means the Mortgage Program Guidelines of the North American Securities Administrators Association, Inc. adopted on September 10, 1996 and as amended from time to time unless indicated to the contrary by the context.

         2.29 Net Income Available for Distribution. means an amount equal to the excess of accrued income from operations and investment, or the sale or refinancing or other disposition of, Company assets during any calendar month over the accrued operating expenses of the Company during such month; provided that:

                  (a) such operating expenses shall not include any general overhead expenses of the Manager not specifically related to, billed to or reimbursable by the Company as specified in Section 14.14 of this Agreement; and

                  (b) Net Income Available for Distribution shall not exceed the amount of cash on hand.

         2.30 Net Proceeds. means the net cash proceeds from any Capital Transaction.

         2.31 Net Worth. means the excess of total assets over total liabilities as determined by generally accepted accounting principles consistently applied, except that if any of such assets have been depreciated, then the amount of the depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets, provided that the amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

         2.32 Nevada Statutes. means Nevada Revised Statutes, as amended from time to time, unless indicated to the contrary by the context.

         2.33 Offering. means the offer and sale of Units of the Company made under the Prospectus.

         2.34 Organization and Offering Expenses. means those expenses incurred in connection with and in preparing the Company for registration with the Securities and Exchange

Commission and states and subsequently offering and distributing Units to the public, including sales commissions, if any, paid to securities broker-dealers in connections with the distribution of Units, and all advertising expenses.

         2.35 Person. means any natural person, partnership, corporation, unincorporated association or other legal entity.

         2.36 Profits and Losses. mean, for each Fiscal Year or any other period, an amount equal to the Company's taxable income or loss for such Fiscal Year or other given period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

                  (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section shall be added to such taxable income or loss;

                  (b) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section, shall be subtracted from such taxable income or loss.

                  (c) In the event any Company asset has a Gross Asset Value which differs from its adjusted cost basis, gain or loss resulting from the disposition of such Company asset shall be computed using the Gross Asset Value (rather than adjusted cost basis) of such Company asset.

                  (d) Notwithstanding any other provision of this Section, any items in the nature of income, gain, expenses or losses, which are specially allocated under Section 7.5(a), 7.5(b) and 7.6, shall not be taken into account in computing Profits or Losses.

         2.37 Program. means a limited or general partnership, limited liability company, limited liability partnership, trust, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investing in mortgage loans.

         2.38 Promotional Interest. means one-half (1/2) of one percent (1%) of the aggregate Capital Contributions of the non-Manager Members, as thereafter adjusted in accordance with Article 7.

         2.39 Property Management Fee. means any fee paid for day-to-day professional property management services.

         2.40 Prospectus. means the prospectus that forms a part of the initial Registration

Statement on Form S-11 under the Securities Act of 1933, as amended, filed by the Company with the Securities and Exchange Commission and any supplement or amended Prospectus or new prospectus that forms a part of a supplement to such Registration Statement filed by the Company, including offering circulars under Regulation A under the Securities Act of 1933, as amended.

         2.41 Real Property. means and includes land and any buildings, structures, improvements, fixtures, and equipment or other personal property located on or used in connection with land, but does not include mortgages, deeds of trust, mortgage loans or interests therein.

         2.42 Regulations. means, except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the United States Department of the Treasury under the Code, as such regulations may be lawfully changed from time to time.

         2.43 Reinvested Distributions. means Units purchased under the Company's Reinvested Distribution Plan that is described in Article 8 of this Agreement.

         2.44 Roll-Up. means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include a transaction involving (i) securities of the Company, if any, listed on a national securities exchange or quoted on the Nasdaq National Market for 12 months or (ii) conversion to corporate, trust, limited liability company, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) Members' voting rights; (b) the term of existence of the Company; (c) Manager compensation; (d) the Company's investment objectives.

         2.45 Roll-Up Entity. means a Company, real estate investment trust, corporation, limited liability company or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

         2.46 Sales Commissions. means the amount of compensation that may be paid to Participating Broker Dealers in connection with the sale of Units.

         2.47 Sponsor. means any Person (a) directly or indirectly instrumental in organizing, wholly or in part, a Program, or a Person who will manage or participate in the management of a Program, and any Affiliate of any such Person, but does not include a Person whose only relation with a Program is that of an independent property manager or other provider of services (such as attorneys, accountants or underwriters), whose only compensation is as such, or
(b) is a "Sponsor" as otherwise defined in the NASAA Guidelines.

         2.48 Subscription Agreement. means the document that is an exhibit to and part of the Prospectus that every Person who buys Units of the Company must execute and deliver with full payment for such Units and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

         2.49 Units. mean the units of equity in the Company evidencing the Company's Interests that are (a) issued to Members upon their admission to the Company pursuant to the Prospectus or (b) transferred to those who become substituted Members pursuant to Section 10.2 hereof. The Manager shall be permitted to purchase Units on the same basis as other Members. Units purchased at different times do not necessarily represent the same underlying amount of Interests.

         2.50 Writedown. means a determination by the Manager with respect to a particular Mortgage Investment or other Company investment (which determination has been verified by the Company's accountants as being in conformity with generally accepted accounting principles) that the fair market value of such investment at the time such determination is made is less than the amount actually paid or allocated to the purchase of such investment, which determination shall be made by the Company and its accountants within thirty
(30) days of the end of each calendar quarter and any such Writedown shall be effective on the last day of each such calendar quarter during the term of this Agreement.

         2.51 Writedown Amount. means, in respect of any Mortgage Investment or other Company investment, the amount by which, at the time that a Writedown is determined with respect to such Investment, the amount actually paid or allocated to the purchase of such investment exceeds the fair market value of such investment.


                                   ARTICLE 3
                                   THE MANAGER

         3.1 Control in Manager. Subject to the provisions of Section 3.2 and except as otherwise expressly stated elsewhere in this Agreement, the Manager has exclusive control over the business of the Company, including the power to assign duties, to determine how to invest the Company's assets, to sign bills of sale, title documents, leases, notes, security agreements, Mortgage Investments and contracts, and to assume direction of the business operations. As Manager of the Company and its business, the Manager has all duties generally associated with such position, including, but not limited to, dealing with Members, being responsible for all accounting, tax and legal matters, performing internal reviews of the Company's investments and loans, determining how and when to invest the Company's capital, and determining the course of action to take with respect to Company loans that are in default; and has all the powers with respect and ancillary thereto. Without limiting the generality of the foregoing, such powers include the right (except as otherwise specifically stated elsewhere in this Agreement, including under Section 3.2):

                  (a) To evaluate potential Company investments and to expend the capital of the Company in furtherance of the Company's business;

                  (b) To acquire, hold, lease, sell, trade, exchange, or otherwise dispose of all or any portion of Company property or any interest therein at such price and upon such terms and conditions as the Manager may deem proper;

                  (c) To cause the Company to become a joint venturer, partner or member of an entity formed to own, develop, operate and dispose of properties owned or co-owned by the Company acquired through foreclosure of a Mortgage Loan;

                  (d) To manage, operate and develop Company property, or to employ and supervise a property manager who may, or may not, be an Affiliate of the Manager;

                  (e) To borrow money from banks and other lending institutions for any Company purpose, and as security therefor, to encumber Company property;

                  (f) To repay in whole or in part, refinance, increase, modify, or extend, any obligation, affecting Company property;

                  (g) To employ from time to time, at the expense of the Company, persons, including the Manager or its Affiliates, required for the operation of the Company's business, including employees, agents, independent contractors, brokers, accountants, attorneys, and others; to enter into agreements and contracts with such persons on such terms and for such compensation as the Manager determines to be reasonable; and to give receipts, releases, and discharges with respect to all of the foregoing and any matters incident thereto as the Manager may deem advisable or appropriate; provided, however, that any such agreement or contract between the Company and the Manager or between the Company and an Affiliate of the Manager shall contain a provision that such agreement or contract may be terminated by the Company without penalty on sixty (60) days' written notice and without advance notice if the Manager or Affiliate who is a party to such contract or agreement resigns or is removed pursuant to the terms of this Agreement. Whenever possible, contracts between the Company and others shall contain a provision recognizing that the Members shall have no personal liability for performance or observance of the contract;

                  (h) To maintain, at the expense of the Company, adequate records and accounts of all operations and expenditures and furnish the Members with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

                  (i) To purchase, at the expense of the Company, liability and other insurance to protect the property of the Company and its business;

                  (j) To refinance, recast, modify, consolidate, extend or permit the assumption of any Mortgage Loan or other investment owned by the Company;

                  (k) To pay all expenses incurred in connection with the operation of the Company;

                  (l) To file tax returns on behalf of the Company and to make any and all elections available under the Code;

                  (m) Without the consent of the Members, to modify, delete, add to or correct from time to time any provision of this Agreement as permitted under Section 15.4 hereof.

         3.2 Limitations on Manager's Authority. The Manager has no authority to:

                  (a) do any act in contravention of this Agreement;

                  (b) do any act which would make it impossible to carry on the ordinary business of the Company;

                  (c) confess a judgment against the Company;

                  (d) possess Company property or assign the rights of the Company in property for other than a Company purpose;

                  (e) admit a person as a Manager without the prior affirmative vote or consent of a Majority-in Interest, or such higher vote as may be required by applicable law;

                  (f) voluntarily withdraw as Manager without the prior affirmative vote or consent of a Majority-in-Interest unless such withdrawal would not materially adversely affect the Members;

                  (g) sell all or substantially all of the assets of the Company in one or a series of related transactions that is not in the ordinary course of business, without the prior affirmative vote or consent of a Majority-in-Interest;

                  (h) amend this Agreement without the prior affirmative vote or consent of a Majority-in-Interest, except as permitted by Section 15.4 of this Agreement;

                  (i) dissolve the Company without the prior affirmative vote or consent of a Majority-in-Interest;

                  (j) cause the merger or other reorganization of the Company without the prior affirmative vote or consent of a Majority-in-Interest;

                  (k) grant to the Manager or any of its Affiliates an exclusive right to sell any Company assets;

                  (l) receive or permit the Manager or any Affiliate of the Manager to receive any insurance brokerage fee or write any insurance policy covering the Company or any Company property;

                  (m) receive from the Company a rebate or participate in any reciprocal business arrangement which would enable the Manager or any of its Affiliates to do so;

                  (n) commingle the Company's assets with those of any other Person;

                  (o) use or permit another to use the Company's assets in any manner, except for the exclusive benefit of the Company;

                  (p) pay or award, directly or indirectly, any commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Units;

                  (q) make loans to the Manager or an Affiliate of the Manager;
or

                  (r) pay, directly or indirectly, a commission or fee to the Manager in connection with the reinvestment or distribution of Net Proceeds.

         3.3 Right to Purchase Receivables and Loans. As long as the requirements of Article 4 are met and the restrictions set forth therein adhered to, the Manager, in its sole discretion, may at any time, but is not obligated to:

                  (a) purchase from the Company the interest receivable or principal on delinquent Mortgage Loans held by the Company;

                  (b) purchase from a senior lien holder the interest receivable or principal on mortgage loans senior to Mortgage Loans held by the Company held by such senior lien holder; and/or

                  (c) use its own monies to cover any other costs associated with Mortgage Loans held by the Company such as property taxes, insurance and legal expenses;

         3.4 Extent of Manager's Obligation and Fiduciary Duty. The Manager shall devote such of its time to the business of the Company as it determines, in good faith, to be reasonably necessary to conduct its business. The Manager shall not be bound to devote all of its business time to the affairs of the Company, and the Manager and its Affiliates may engage for their own account and for the account of others in any other business ventures and employments, including ventures and employments having a business similar or identical or competitive with the business of the Company. The Manager has fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Manager's possession or control, and the Manager will not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Company. The Manager will not allow the assets of the Company to be commingled with the assets of the Manager or any other Person. The Company shall not permit a Member to contract away the fiduciary duty owed to such Member by the Manager under common law. If at any time the Manager owns any Units as a Member, its right to vote such Units will be waived and not considered outstanding in any vote for removal of the Manager or for amendment of this Agreement (except as provided in Sections 3.1(m) and 15.4) or otherwise.

         3.5 Liability and Indemnification of Manager.

                  (a) Neither the Manager nor any of its Affiliates, agents or attorneys (hereinafter, an "Indemnified Party") shall be liable, responsible or accountable in damages or otherwise to any other Member, the Company, its receiver or trustee (the Company, its receiver or trustee are hereinafter referred to as "Indemnitors") for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all threatened, pending, or completed suits, actions or proceedings instituted against such Indemnified Party or the Company and all reasonable costs of investigation in connection therewith) (collectively referred to as "Liabilities" for the remainde of this Section) which may be imposed on, incurred by, or asserted against such Indemnified Party or the Company in any way relating to or arising out of any action or inaction on the part of the Company or on the part of such Indemnified Party in connection with services to or on behalf of the Company (and with respect to an Indemnified Party which is an Affiliate of the Manager for an act which the Manager would be entitled to indemnification if such act were performed by it) which such Indemnified Party reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful. Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Company nor Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities which resulted from such Indemnified Party's (i) own fraud, negligence or misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Company or any Member, or (iii) breach of this Agreement, regardless of whether or not any such act was first determined by the Indemnified Party, in good faith, to be in the best interests of the Company. If any action suit or proceeding shall be pending against the Company or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Company (subject to the provisions of Subsection 3.5(b), below), separate counsel of such Indemnified Party's choice in such action, suit or proceeding. The satisfaction of the obligations of the Company under this Section shall be from and limited to the assets of the Company and no Member shall have any personal liability on account thereof.

                  (b) Cash advances from Company funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Member are prohibited. Cash advances from Company funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Company; (ii) such suit, action or proceeding is initiated by a third party who is not a Member; and (iii) the Indemnified Party undertakes by written agreement to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under Subsection 3.5(a) above. If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Company for, or otherwise request the Company to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payments therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under Subsection 3.5(a) above. The Company shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received. In the event that a final determination is made that the Company is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within 60 days of such final determination, and in the event that a final determination is made that the Company is so obligated for any amount not paid by the Company to a particular Indemnified Party, the Company will pay such amount to such Indemnified Party within 60 days of such final determination.

                  (c) Notwithstanding anything to the contrary contained in Subsection 3.5(a) above, neither the Manager nor any of its Affiliates, agents, or attorneys, nor any person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the Manager shall undertake to cause the party seeking indemnification to apprise the court of the position of the Securities and Exchange Commission and the Nevada Administrator with respect to indemnification for securities violations.

                  (d) The Company shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.

                  (e) For purposes of this Section 3.5, an Affiliate, agent or attorney of the Manager shall be indemnified by the Company only in circumstances where such person has performed an act on behalf of the Company or the Manager within the scope of the authority of the Manager and for which the Manager would have been entitled to indemnification had such act been performed by it.

                  (f) Nothing in this Section 3.5 or otherwise in this Agreement is intended to, nor shall it be construed to, limit the full and complete indemnification that is provided to the Manger and its Affiliates and all other persons under Sections 86.401, 411, 421, 431, 441 and 451 of the Nevada Law, which provisions are hereby adopted and incorporated in this Agreement by this reference.

         3.6 Assignment by the Manager. The Manager's Interest in the Company may be assigned at the discretion of the Manager.

         3.7 Promotional Interest of Manager. The Manager shall be allocated the Promotional Interest as defined in Section 2.37.

         3.8 Removal of Manager. The Manager may be removed upon the following conditions:

                  (a) By written consent or vote of a Majority-in-Interest (excluding any Interest of the Manager being removed), the Manager may be removed. Such removal of the Manager, if there is no other Manager, shall not become effective for at least 120 days following the consent or vote of the Majority-in-Interest.

                  (b) During the 120 days set forth in (a), the Majority-in-Interest (excluding any Interest of the removed Manager) shall have the right to agree in writing to continue the business of the Company and, within six months following the termination date of the last remaining Manager, elect and admit a new Manager(s) who agrees to continue the existence of the Company.

                  (c) Substitution of a new Manager, if any, shall be effective upon written acceptance of the duties and responsibilities of a Manager by the new Manager. Upon effective substitution of a new Manager, this Agreement shall remain in full force and effect, except for the change in the Manager, and business of the Company shall be continued by the new Manager. The new Manager shall thereupon execute, acknowledge and file a certificate of amendment to the Articles of Organization of the Company in the manner required by Section 26.221 of the Nevada Law.

                  (d) Failure of a Majority-in-Interest to designate and admit a new Manager within the time specified herein shall dissolve the Company, in accordance with the provisions of Article 12 of this Agreement.

         3.9 Right to Rely on Manager. Any person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Manager as to:

                  (a) The identity of the Manager or any Member;

                  (b) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the Manager or which are in any further manner germane to the affairs of the Company;

                  (c) The persons who are authorized to execute and deliver any instrument or document of the Company; or

                  (d) Any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member.

         3.10 Sole Discretion. Except as may otherwise provided in this Agreement, all actions which the Manager may take pursuant to this Agreement are within its sole discretion.

         3.11 Transfer of the Control of the Manager. A sale or transfer of a controlling interest in the Manager will not terminate the Company or be considered the withdrawal or resignation of the Manager.


                                   ARTICLE 4
                        INVESTMENT AND OPERATING POLICIES

         4.1 Commitment of Capital Contributions. At a minimum, the Manager shall normally commit at least eighty-four percent (84%) of Capital Contributions to Investments in Mortgage Loans. The Company may invest in or purchase Mortgage Loans of such duration and on such real property and with such additional security as the Manager in its sole discretion shall determine. Such Mortgage Loans may be senior to other mortgage loans on such property, or junior to other mortgage loans on such property, all in the sole discretion of the Manager.

         4.2 Limitation on Single Property Loans. The Company normally shall not invest in a Mortgage Loan on any one property if at the time of the acquisition of the loan the aggregate amount of all mortgage loans outstanding on the property, including loans of the Company, would exceed an amount equal to eighty percent (80%) of the appraised value of the property as determined by independent appraisal, unless substantial justification exists because of the presence of other underwriting criteria.

         4.3 Limitations on Company Indebtedness. The Company will not incur indebtedness for the purpose of investing in or purchasing Mortgage Loans, except:

                  (a) to prevent defaults under existing loans when it has taken over the operation of a property, or if there otherwise is a need for additional capital with respect to such a property, and

                  (b) to assist in the development or operation of any real property on which the Company has theretofore invested in or purchased a Mortgage Loan and has subsequently taken over the operation thereof as a result of default or to protect such Mortgage Loan.

         The total amount of indebtedness incurred by the Company shall at no time exceed the sum of seventy percent (70%) of the aggregate fair market value of all Company Mortgage Investments.

         4.4 Limitation on Single Mortgage Loans and To Any One Borrower. The Company will limit its investment in any single Mortgage Loan and will limit its investments in Mortgage Loans to any one borrower to not more than twenty percent (20%) of the Capital Contributions to be raised by the Company.

         4.5 Limitation of Mortgage Loans on Unimproved Real Property. The Company may not invest in or purchase Mortgage Loans on unimproved Real Property in an amount in excess of twenty-five percent (25%) of the Capital Contributions to be raised by the Company.

         4.6 Limitation on Investment in Land Sale Contracts. The Company may not invest in real estate contracts of sale (otherwise known as land sale contracts) unless such contracts of sale are in recordable form and are appropriately recorded in the chain of title.

         4.7 Title Insurance Policy Required. The Company shall require that a mortgagee's or owner's title insurance policy as to the priority of a mortgage or the condition of title be obtained in connection with the investing in or purchasing of each Mortgage Loan. The Company shall also receive an independent, on-site appraisal for each property in which it invests or purchases a Mortgage Loan. All such appraisals shall be conducted by an Independent Expert. Such appraisals will be retained at the office of the Company and will be available for review and duplication by any Member for a period of at least six years after the last day that the Company holds a mortgage secured by the subject property.

         4.8 Insurance Coverage Required. There shall at all times be title, fire, and casualty insurance in an amount equal to the Company's Mortgage Loan plus any outstanding senior lien on the security property naming the Company and any senior lien-holder as loss payees, and, where such senior lien-holder exists, a Request for Notice of Default shall be recorded in the county where the security property is situated.

         4.9 Sale of Mortgage Investments to Manager or Affiliates. The Company shall not sell a mortgage to the Manager or an Affiliate.

         4.10 Limitations on Purchase of Mortgage Investments from Manager. Mortgage Investments may be purchased from the Manager or its Affiliates only if the manager acquires such mortgage loans in its own or an Affiliate's name and temporarily (up to 90 days) holds title thereto for the purpose of facilitating the acquisition of such loans, and provided that such loans are purchased by the Company for a price no greater than the cost of such loans to the Manager

(except compensation in accordance with Article 14 of this Agreement), such loans are not in default, and otherwise satisfy all requirements of this Section
4.10. Accordingly, all income generated and expenses associated with a Mortgage Investment so acquired shall be treated as belonging to the Company. The Manager shall not sell a loan to the Company if the cost of the loan exceeds the funds reasonably anticipated to be available to the Company to purchase the loan.

         4.11 Criteria For Selection of Mortgage Investments. The Manager shall be permitted to conduct business other than for the Company and in connection therewith to originate or purchase mortgage loans and sell them either to the Company or to other Affiliated or non-Affiliated investors. In most instances, the Manager will originate a loan for the Company first, if the Manager believes that the loan is suitable for the Company as a Mortgage Investment. At times when the Manager originates a loan that it believes is not suitable for or exceeds the funds available from the Company, the loan will normally be offered to other investors. In some cases, other factors are considered in determining which loans are ultimately sold to the Company or other investors. These factors may include: (i) generally all loans that are greater than $2,000,000 in face value will be acquired by the Company; and (ii) all hypothecation loans will be acquired by the Company. For Mortgage Loans acquired by th Manager or its Affiliates on behalf of the Company, the Manager or its Affiliates will retain interest in the loan until such time that the funds become available for the Company to purchase such loan.

         4.12 Limitation on Payments on Loans to the Company by the Manager or its Affiliates. The Manager or its Affiliates may not receive interest or similar charges or fees in excess of the amount which would be charged by non-Affiliated lending institutions on comparable loans for the same purpose, in the same locality of the property if the loan is made in connection with a particular property. No prepayment charge or penalty shall be required by the Manager on a loan to the Company secured by either a first or junior or all-inclusive trust deed, mortgage, or encumbrance on the property, except to the extent that such prepayment charge or penalty is attributable to the underlying encumbrance. The Company shall have an independent adviser for any such loan.

         4.13 Restriction on Acquisition of or Sale of Mortgage Loans to Affiliated Programs. The Company shall not acquire a Mortgage Investment from, or sell a Mortgage Investment to, another Program in which the Manager or its Affiliates has an interest, except in accordance with NASAA Guidelines.

         4.14 Sale of Foreclosed Property to Manager or Affiliated Program. The Company shall not sell a foreclosed property to the Manager or to another Program in which the Manager or its Affiliates has an interest.

                                    ARTICLE 5
                    CAPITAL CONTRIBUTIONS; LOANS TO COMPANY

         5.1 Capital Contribution by Manager. The Manager shall contribute to the capital of the Company an amount in cash equal to one-half (1/2) of one percent (1%) of the aggregate of the Capital Contribution of the other Members. The Manager shall also be deemed to have contributed to the capital of the Company an amount equal to the Promotional Interest. The Interests of the Manager in aggregate shall equal one percent of the aggregate Capital accounts of the other Members.

         5.2 Other Contributions.

                  (a) Capital Contributions of Members. The Members shall contribute to the capital of the Company an amount equal to one dollar ($1.00) for each Unit subscribed for by each Member, with a minimum subscription of two thousand (2,000) Units per Member (including subscriptions from entities of which such Member is the sole beneficial owner).

                  (b) Names, Addresses, Date of Admissions, and Contributions of Members. The names, addresses, date of admissions and Capital Contributions of the Members shall be set forth in Schedule A of this Agreement, as amended from time to time, and incorporated herein by reference. The Manager shall update Schedule A to reflect the then-current ownership of Units (and Interests) without further need to obtain consent, and Schedule A, as revised from time to time by the Manager, shall be presumed correct absent manifest error.

         5.3 Interest. No interest shall be paid on, or in respect of, any contribution to Company Capital by any Member, nor shall any Member have the right to demand or receive cash or other property in return for the Member's Capital Contribution.

         5.4 Loans. Subject to Section 4.12 hereof, any Member or Affiliate of a Member may, with the written consent of the Manager, lend or advance money to the Company. If the Manager or, with the written consent of the Manager, any Member shall make any loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company, but shall be a debt due from the Company. Subject to
Section 4.12 hereof, the amount of any such loan or advance by a lending Member or an Affiliate of a Member shall be repayable out of the Company's cash and shall bear interest at a rate of not in excess of the lesser of (i) the prime rate established, from time to time, by any major bank selected by the Manager for loans to the bank's most creditworthy commercial borrowers, plus five percent (5%) per annum, or (ii) the maximum rate permitted by applicable law. None of the Members or their Affiliates shall be obligated to mak any loan or advance to the Company.

                                   ARTICLE 6
                       VOTING AND OTHER RIGHTS OF MEMBERS

         6.1 No Participation in Management. Except as expressly provided herein, the Member shall take no part in the conduct or control of the Company business and shall have no right or authority to act for or bind the Company.

         6.2 Rights and Powers of Members. In addition to the rights to Members pertaining to removal and replacement of the Manager provided in Section 3.8 of this Agreement, the Members shall have the right to vote upon and take any of the following actions upon the approval of a Majority-in-Interest, without the concurrence of the Manager, and such affirmative vote of a Majority-in-Interest shall be required to allow or direct the Manager to:

                  (a) Dissolve and windup the Company prior to the expiration of the term of the Company as stated in Section 1.6 above;

                  (b) Amend this Agreement, subject to the rights to the Manager granted in Section 15.4 of this Agreement and subject also to the prior consent of the Manager if either the distributions due to the Manager or the duties of the Manager are affected;

                  (c) Merge the Company or sell, exchange, lease, mortgage, pledge or otherwise transfer, or grant a security interest in, all or substantially all of the assets of the Company, otherwise than in the ordinary course of its business.

                  (d) Change the nature of the Company's business;

                  (e) Elect to continue the business of the Company other than in the circumstances described in Section 3.8 of this Agreement; and

                  (f) Voluntarily withdraw as Manager, unless such withdrawal would neither affect the tax status of the Company nor materially adversely affect the Members (subject to any delay in effectiveness of such withdrawal as set forth elsewhere herein).

         6.3 Meetings. Meetings of Members may be held within or outside the State of Nevada at any place selected by the Person or Persons calling the meeting. If no other place is stated, meetings shall be held at the Company's principal place of business as established in accordance with Section 1.3 of this Agreement. Any matter upon which the Members are entitled to vote at a duly convened meeting of the Members may also be approved by the written consent of a Majority-in-Interest, which consents will have the effect of a vote held at a duly convened meeting of the Members.

         The Manager, or Members representing more than ten percent (10%) of the outstanding Interests for any matters on which the Members may vote, may call a meeting of the Company. If Members representing the requisite Interests present to the Manager a statement requesting a

Company meeting, or the Manager calls the meeting, the Manager shall fix a date for such meeting and shall (within ten (10) days after receipt of such statement, if applicable) give personal or mailed notice or notice by any other means of written communication, addressed to each Member at the respective address of the Member appearing on the books of the Company or given to the Company for the purpose of notice , not less than fifteen (15) or more than sixty (60) days prior to the date of the meeting, to all Members of the date, place and time of such meeting and the purpose for which it has been called. Unless otherwise specified, all meetings of the Company shall be held at 2:00 P.M. at the principal office of the Company.

         Members may vote in person or by proxy. A Majority-in-Interest, present in person or by proxy, shall constitute a quorum at any Company meeting. Any question relating to the Company which may be considered and acted upon by the Members may be considered and acted upon by vote at a Company meeting, and any consent required to be in writing shall be deemed given if approved by a vote by written ballot.

         6.4 Limited Liability of Members. Units are non-assessable, and no Members shall be personally liable for any of the expenses, liabilities, or obligations of the Company or for any of the losses thereof beyond the amount of such Member's Capital Contribution to the Company and such Member's share of any undistributed net income and gains of the Company.

         6.5 Access to Books and Records. The Members and their designated representatives shall have access to all books and records of the Company during normal business hours. An alphabetical list of the names, addresses and business telephone numbers of all Members together with the number of Units held by each of them will be maintained as a part of the books and records of the Company and shall be made available on request to any Member or his representative for a stated purpose including, without limitation, matters relating to Members' voting rights, tender offers, and the exercise of Members' rights under federal proxy law. A copy of the Members list shall be mailed to any Member requesting it within ten business days of the request and may include a reasonable charge for the copy work. The Member list shall be updated at least quarterly to reflect changes in the information contained therein.

         If the Manager neglects or refuses to exhibit, produce or mail a copy of the Member list as requested, the Manager shall be liable to any Member requesting the list for the costs, including attorney fees, incurred by that Member for compelling the production of the list, and for actual damages suffered by the Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the list is to secure such list or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than the in the interest of the Person as a Member in the Company. The Manager may require the Person requesting the list to represent that the list is not requested for such a commercial purpose. The remedies provided hereunder to Members requesting copies of such list are in addition to, and shall not in any way limit, other remedies available to Members under federal or Nevada law.

         6.6 Representation of Company. Each of the Members hereby acknowledges and agrees that the attorneys representing the Company and the Manager and its Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Members in any respect at any time. Each of the Members further acknowledges and agrees that such attorneys shall have no obligation to furnish the Members with any information or documents obtained, received or created in connection with the representation of the Company, the Manager and its Affiliates.


                                   ARTICLE 7
                     PROFITS AND LOSSES; CASH DISTRIBUTIONS

         7.1 Allocation of Profits and Losses. All Profits and Losses of the Company shall be credited to and charged against the Members in proportion to their respective Interests. The total Interest of the Manager (including its Promotional Interest) shall at all times be not less than one percent (1%) of the total Interests of all Members. Profits and Losses realized by the Company during any month shall be allocated to the Members as of the close of business on the last day of each calendar month, in accordance with their respective Interests and in proportion to the number of days during such month that they owned such Interests (i.e., a weighted average Capital Account), without regard to Profits and Losses realized with respect to time periods within such month.

         7.2 Net Income Available For Distribution. Net Income Available For Distribution shall be distributed to Members according to the above allocations, in cash to those Members who have on file with the Company their written election to receive such cash distributions, as a pro rata share of the total Net Income Available For Distribution, monthly in proportion to the weighted average Capital Account of each Members during the preceding calendar month. The Manager's proportionate share of Net Income Available For Distribution shall be distributed to the Manager in cash or credited to its Capital Account, as it elects.

         7.3 Net Proceeds. Net Proceeds, if any, may be reinvested in new Mortgage Investments for up to seven (7) years after the effectiveness of the registration statement containing the Prospectus. Net Proceeds may be used to improve or maintain properties acquired by the Company through foreclosure, to pay operating expenses or may be distributed to Members, in each event in the sole discretion of the Manager. In the event of distributions of Net Proceeds, such distributions shall be made to Members according to the allocations described in Section 7.1 above, provided that no such distributions shall be made to the Manager until the Members (excluding any Interest held by the manager) shall have received total distributions of one hundred percent (100%) of their Initial Capital Contributions.

         7.4 Cash Distributions Upon Dissolution. Upon dissolution and winding up of the Company, Net Income Available for Distribution and Net Proceeds available for distribution, if any, shall thereafter be distributed to Members in accordance with the provisions of Section 12.3 of this Agreement.

         7.5 Special Allocation Rules.

                  (a) For purposes of this Agreement, a loss or allocation (or item thereof) is attributable to non-recourse debt which is secured by Company property to the extent of the excess of the outstanding principal balance of such debt (excluding any portion of such principal balance which would not be treated as an amount realized under Section 1001 of the Code and Treasury Regulation Section 1.1001-2(c) if such debt were foreclosed upon) over the adjusted basis of such property. This excess is herein defined as "Minimum Gain" (whether taxable as capital gain or as ordinary income) as more explicitly set forth in Treasury Regulation Sections 1.704-2(b)(2) and l.704-2(d). Notwithstanding any other provision of Article 7, the allocation of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Company property will be allowed only to the extent that such allocation does not cause the sum of the deficit Capital Account balances of the Members receiving such allocations to exceed the Minimum Gain determined at the end of the Company's taxable year to which the allocations relate. The balance of such losses shall be allocated to the Manager. Any Member with a deficit Capital Account balance resulting in whole or in part from allocations of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Company property shall, to the extent possible, be allocated income or gain (or item thereof) in an amount not less than the Minimum Gain at a time no later than the time at which the Minimum Gain is reduced below the sum of such deficit Capital Account balances. This section is intended and shall be interpreted to comply with the requirements of Treasury Regulation Section 1.704-2(f).

                  (b) In the event any Member receives any adjustments, allocations or distributions, not covered by Subsection 7.5(a), so as to result in a deficit Capital Account, items of Company income and gain shall be specially allocated to such Members in an amount and manner sufficient to eliminate the deficit balances in his Capital Account created by such adjustments, allocations or distributions as quickly as possible. This Section shall constitute a qualified income offset under Treasury Regulation Section 1.704-1(b)(2)(ii).

                  (c) Organization and Offering Expenses for any Fiscal Year or other period shall be specially allocated to the Members in proportion to their Interests, provided that if additional Members are admitted to the Company on different dates, all Organization and Offering Expenses shall be divided among the Persons who own Interests from time to time so that, to the extent possible, the amount of Organization and Offering Expenses allocated to such Interests is in the same proportion as the Members' Interests bears to the aggregate capital of the Company. In the event the Manager shall determine that such result is not likely to be achieved through future allocations of Organization and Offering Expenses, the Manager may allocate a portion of Net Income or Losses so as to achieve the same effect on the Capital Accounts of the Members, notwithstanding any other provision of this Agreement.

                  (d) The Promotional Interest resulting from a Capital Contribution by a non-Manager Member shall be treated as an expense of the Company at the time of such Capital Contribution, which expense shall be specially allocated to the Member whose Capital Contribution gave rise to the Promotional Interest.

                  (e) For purposes of determining the Profits, Losses, Net Income Available for Distribution or any other items allocable to any period, any such other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.

                  (f) Notwithstanding Sections 7.1 and 7.2 hereof, (i) Net Losses, if any, allocable to the period prior to the admission of any additional Members pursuant to Section 5.2 hereof shall be allocated ninety-nine percent (99%) to the Manager and one percent (1%) to the Initial Member, and Net Income during that same period, if any, shall be allocated to the Manager, and (ii) Profits or Losses allocable to the period commencing with the admission of any additional Members and all subsequent periods shall be allocated pursuant to
Section 7.1.

                  (g) Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Net Income or Net Losses, as the case may be, for the year.

         7.6 Code Section 704(c) Allocations.

                  (a) Income, gains, losses and deductions, as determined for Federal income tax purposes, with respect to any Company asset which has a Gross Asset Value which differs from its adjusted basis for Federal income tax purposes shall, solely for Federal income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Company asset to the Company for Federal income tax purposes and its initial Gross Asset Value in accordance with Code Section 704(c) and the Treasury Regulations thereunder. In furtherance of the foregoing, it is understood and agreed that any income, gain, loss, or deduction attributable to Code Section 704(c) property shall be allocated to the Members in accordance with the traditional method of making Code Section 704(c) allocations, in accordance with Treasury Regulationss.1.704-3(b).

                  (b) In the event that the Gross Asset Value of any Company asset is adjusted under and pursuant to Section 2.17, subsequent allocations of income, gain, losses and deductions, as determined for Federal income tax purposes, with respect to such Company asset shall, solely for Federal income tax purposes, take account of any variation between the adjusted basis of such Company asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

                  (c) Allocations pursuant to this Section 7.6 are solely for purposes of Federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account.

                  (d) Except as otherwise set forth in this Agreement, any elections or other decisions relating to allocations under this Section 7.6 shall be made by the Manager, with the review and concurrence of the Company's accountants, in such manner as reasonably reflects the purpose and intention of this Agreement.


         7.7 Intent of Allocations. It is the intent of the Company that this Agreement comply with the safe harbor test set out in Treasury Regulation Sections 1.704-1(b)(2)(ii)(D) and 1.704-2 and the requirements of those Sections, including the qualified income offset and minimum gain charge-back, which are hereby incorporated by reference. If, for whatever reasons, the Company is advised by counsel or its accountants that the allocation provisions of this Agreement are unlikely to be respected for federal income tax purposes, the Manager is granted the authority to amend the allocation provisions of this Agreement, to the minimum extent deemed necessary by counsel or its accountants to effect the plan of Allocations and Distributions provided in this Agreement. The Manager shall have the discretion to adopt and revise rules, conventions and procedures as it believes appropriate with respect to the admission of Members to reflect Members' interests in the Company at the close of the years.


         7.8 Quarterly Valuation of Assets With respect to each of the Company's Mortgage Investments and other investments, the Manager shall review such investments at the end of each calendar quarter and determine if a Writedown is required with respect thereto. The Manager shall cause the Company's accountants, within thirty (30) days of the end of each calendar quarter, to verify that such determination was made in compliance with generally accepted accounting principles. Any Writedown of an asset resulting from such a valuation shall be effective on the last day of the respective calendar quarter during the term of this Agreement.

                                   ARTICLE 8
                          REINVESTED DISTRIBUTIONS PLAN

         8.1 Members' Reinvested Distributions. A Member may elect to participate in the Company's Reinvested Distributions Plan (the "Plan") at the time of his purchase of Units, by making such election in the form of the Subscription Agreement for Units executed by each Member. Participation in the Plan will commence as of the date of acceptance by the Company of the Member's Subscription Agreement. Subsequently, a Member may revoke any previous election or make a new election to participate in the Plan by sending written notice to the Company. Such notice shall be effective for the month in which the notice is received, if received at least ten (10) days prior to the end of the calendar month; otherwise the notice is effective the following month.

         8.2 Purchase of Additional Units. Under the Plan, distributions to which a participating Member is entitled shall be used to purchase additional Units at one dollar ($1.00) per Unit. Units so purchased under the Plan shall be credited to the Member's Capital Account as of the first day of the month following the month in which the Reinvested Distribution is made. If a Member revokes a previous election to participate in the Plan, distributions made by the Company subsequent to the month in which the revocation notice is received by the Company shall be made in cash to the Member instead of being reinvested in Units.

         8.3 Statement of Account. The Manager will mail to each Member who is a participant in the Plan a statement of account describing the Reinvested Distributions received, the number of Units purchased thereby, the purchase price per Unit (if other than one dollar ($1.00) per Unit), and the total number of Units held by the Member, within thirty (30) days after the Reinvested Distributions have been credited. Prior to the Members' reinvestment of distributions in the Company, the Manager will also mail an updated Prospectus or other updated disclosure document to each Member that fully describes the Plan, including the minimum investment amount, the type or source of proceeds which may be reinvested and the tax consequences of the reinvestment to the Members.

         8.4 Continued Suitability Requirements. Each Member who is a participant in the Plan must continue to meet the investor suitability standards described in the Subscription Agreement and Prospectus for participation in each reinvestment. It is the responsibility of each Member to notify the Manager promptly if he no longer meets the suitability standards set forth in the Prospectus for a purchase of Units in the Offering.

                  (a) Changes or Termination of the Plan. The terms and conditions of the Plan may be amended, supplemented, suspended or terminated for any reason by the Manager at any time by mailing notice thereof at least thirty
(30) days prior to the effective date of such action to each Member who is a participant in the Plan at his last address of record.


                                   ARTICLE 9
                     BOOKS AND RECORDS, REPORTS AND RETURNS

         9.1 Books and Records. The Manager shall cause the Company to keep the following:

                  (a) Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Company;

                  (b) A current list setting forth the full name and last known business or residence address of the Manager and each Member which shall be listed in alphabetical order and stating his respective Capital Contribution to the Company and share in Profits and Losses;

                  (c) A copy of the filed Articles of Organization, and all amendments thereto;

                  (d) Copies of the Company's federal, state and local income tax returns and reports, if any, for the six (6) most recent years;

                  (e) Copies of this Agreement, including all amendments thereto; and

                  (f) the financial statements of the Company for the three (3) most recent years.

         All such books and records shall be maintained at the Company's principal place of business and shall be available for inspection and copying by, and at the sole expense of, any Member, or any Member's duly authorized representatives, during reasonable business hours.

         9.2 Annual Statements. (a) The Manager shall cause to be prepared at least annually, at Company expense, audited financial statements prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accountant. The financial statements will include (i) audited balance sheet, statements of income or loss, Members' equity, and a statement of Cash Flow;
(ii) a statement as to any transactions with the Manager or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Manager or its Affiliates from the Company for the fiscal year completed, showing the amount paid or accrued to each recipient and the respective services performed; and (iii) a report identifying distributions from (A) cash flow from operations during that year, (B) cash flow from operations of prior years that had been held as reserves, (C) proceeds from capital transactions, (D) lease payments on net leases with builders and sellers, and (E) reserves from the gross proceeds of the offering originally obtained from the Members. Reimbursement to the Manager or its Affiliates shall be at the lower of their cost or the amount that the Company would be required to pay to independent Persons for comparable administrative services in the same geographic location. Copies of the aforementioned financial statements and reports shall be distributed to each Member within 120 days after the close of each taxable year of the Company.

                  (b) Costs of any verification performed by the Company's accountants will be itemized by said accountants and may be reimbursed to the Manager by the Company only to the extent that such reimbursement when added to the costs for administrative services rendered does not exceed the competitive rate for such services as determined in the above paragraph.

                  (c) Notwithstanding the 120 day period specified in clause (a) above, the Manager shall cause to be prepared and distributed to the Members not later than seventy-five (75) days after the close of each fiscal year of the Company all Company information necessary in the preparation of the Members' federal income tax returns.

         9.3 [Reserved]

         9.4 Quarterly Reports. (a) The Manager shall cause to be prepared during each quarter in which there were Mortgage Loans or origination or evaluation fees incurred, a special report (which may be included in the quarterly report described below) for so long as the proceeds of the offering are not fully committed and / or returned to investors, at the Company's expense, a statement of the amount of the Mortgage Loans, the material terms of such loans, the identity of the borrower and the real property and the appraised value of such real property. Copies of the statements shall be distributed to each Member within sixty (60) days after the end of each such quarterly period.

                  (b) The information required by Form 10-Q (if required to be filed with the Securities and Exchange Commission) will be supplied to each Member within forty-five (45) days of the end of the quarterly period covered thereby.

                  (c) If the Company is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, the Manager shall cause to be prepared, at Company expense, a quarterly report for each of the first three quarters in each fiscal year containing unaudited financial statements (consisting of a balance sheet, a statement of income or loss and a statement of Cash Flow) and a statement of other pertinent information regarding the Company and its activities during the period covered by the report. Copies of the statements and other pertinent information shall be distributed to each Member within sixty (60) days after the close of the quarter covered by the report of the Company.

         9.5 Filings. The Manager, at Company expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Manager, at Company expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations. The reports shall be prepared by the accounting or reporting basis required by the regulatory bodies. Any Member shall be provided with a copy of any of the reports upon request without expense to him. The Manager, at Company expense, shall file, with the Administrators for the states in which this Company is registered, as required by such states, a copy of each report referred to this Article 9.

         9.6 Suitability Requirements. The Manager, at Company expense, shall maintain for a period of at least six years a record of the information obtained to indicate that a member complies with the suitability standards set forth in the Prospectus.

         9.7 Fiscal Matters.

                  (a) Fiscal Year. The Company shall adopt the Fiscal Year for tax and accounting purposes. Subject to the provisions of Section 706 of the Code and approval by the Internal Revenue Service and the applicable state taxing authorities, the Manager in its sole discretion may, at any time without the approval of a Majority-in -Interest, change the Company's fiscal year to a period to be determined by the Manager.

                  (b) Method of Accounting. The accrual method of accounting shall be used for both income tax purposes and financial reporting purposes.

                  (c) Adjustment of Tax Basis. Upon the transfer of an interest in the Company, the Company may, at the sole discretion of the Manager, elect pursuant to Code Section 754, to adjust the basis of the Company property as allowed by Sections 734(b) and 743(b) thereof.

         9.8 Tax Matters Partner. The Manager shall act as the Tax Matters "Partner"

("TMP") and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6232 of the Code and the Treasury Regulations thereunder. The Members agree to perform all acts necessary under Section 6231 of the Code and Treasury Regulations thereunder to designate the Manager as the TMP.


                                   ARTICLE 10
                          TRANSFER OF COMPANY INTERESTS

         10.1 Interest of Manager. A successor or additional Manager may be admitted to the Company as follows:

                  (a) With the consent of all managers (should there be any manager other than the Manager) and a Majority-in-Interest, the Manager may at any time designate one or more Persons to be a successor to such Manager or to be an additional manager, in each case with such participation in such Manager's Interest as they may agree upon, so long as the Company and the Members shall not be adversely affected thereby.

                  (b) Upon any sale or transfer of the Manager's Interest, if there is an additional or successor manager of the Company, the successor manager shall succeed to all the powers, rights, duties and obligations of the assigning Manager hereunder, and the assigning Manager shall thereupon be irrevocably released and discharged from any further liabilities or obligations of or to the Company or the Members accruing after the date of such transfer. The sale, assignment or transfer of all or any portion of the outstanding stock of the Manager, or of any interest therein, or an assignment of the Manager's Interests for security purposes only, shall not be deemed to be a sale or transfer of such Manager's Interests subject to the provisions of this Section 10.1.

         10.2 Transfer of Member's Interest. To the extent any of the following restrictions is not necessary to the Company, in the discretion of the Manager reasonably exercised, the Manager may eliminate or modify any such restriction. Subject to the immediately preceding sentence, no assignee of the whole or any portion of a Member's Interest in the Company shall have the right to become a substituted Member in place of his assignor, unless the following conditions are first met:

                  (a) No transfer may be made of a fractional Unit, and no transfer may be made if, as a result of such transfer, a transferring Member would, after the transfer, own fewer than two thousand (2,000) Units, except where such transfer occurs by operation of law.

                  (b) The assignor shall designate such intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the Manager;

                  (c) The written consent of the Manager to such substitution shall be obtained, which consent shall not be unreasonably withheld, but which, in any event, shall not be given if the Manager determines that such sale or transfer may jeopardize the continued ability of the Company to qualify as a "partnership" for federal income tax purposes or that such sale or transfer may violate any applicable securities laws (including any investment suitability standards);

                  (d) The assignor and assignee named therein shall execute and acknowledge such other instruments as the Manager may deem necessary to effectuate such substitution, including, but not limited to, a power of attorney;

                  (e) The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

                  (f) Such assignee shall pay or, at the election of the Manager, obligate himself to pay all reasonable expenses connected with such substitution, including but not limited to reasonable attorneys' fees associated therewith; and

                  (g) The Company has received, if required by the Manager, a legal opinion satisfactory to the Manager that such transfer will not violate the registration provisions of the Securities Act of 1933, as amended, or any applicable state securities laws, which opinion shall be furnished at the Member's expense.

         Assignments complying with the above shall be recognized by the Company not later than the last day of the calendar month in which the written notice of assignment is received by the Company.

         10.3 Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Interests, and any proposed sale, assignment or transfer in violation of same shall be void ab initio:

                  (a) No Member shall make any transfer or assignment of all or any part of his Interest if said transfer or assignment would, when considered with all other transfers during the same applicable twelve month period, cause a termination of the Company for federal or Nevada state income tax purposes.

                  (b) Notice to California residents:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                  (c) Appropriate legends (including the legend above) under applicable securities laws shall be affixed to certificates evidencing the Units and issued or transferred to purchasers in other states.

                  (d) No Member shall make any transfer or assignment of all or any of his Interest if the Manager determines that such transfer or assignment would result in the Company being classified as a "publicly traded partnership" with the meaning of Section 7704(b) of the Code or Regulations. To prevent that:

                           (1) the Manager will not permit trading of Units on
                  an established securities market within the meaning of Section 7704(b);

                           (2) the Manager will prohibit any transfer of Units
                  which would cause the sum of percentage interest in Company capital or profits represented by Interests that are sold or otherwise disposed of during any taxable year of the Company to exceed two percent (2%) of the total interests in Company capital or profits; and

                           (3) the Manager will not permit any withdrawal of
                  Units except in compliance with the provisions of this Agreement.


                                   ARTICLE 11
              DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER;
                              WITHDRAWAL OF MANAGER

         11.1 Effect of Death or Legal Incompetency of a Member on the Company. The death or legal incompetency of a Member shall not cause a dissolution of the Company or entitle the Member or his estate to a return of his Capital Account.

         11.2 Rights of Personal Representative. On the death or legal incompetency of a Member, his personal representative shall have all the rights of that Member for the purpose of settling his estate or managing his property, including the rights of assignment and withdrawal.

         11.3 Withdrawal of Members Other than Managers. To withdraw, or partially withdraw from the Company, a Member must give written notice thereof to the Manager and may thereafter obtain the return, in cash, of his Capital Account, or the portion thereof as to which he requests withdrawal, within sixty-one (61) to ninety-one (91) days after written notice of withdrawal is delivered to the Manager, subject to the following limitations:

                  (a) except with regard to the right of the personal representative of a deceased Member under Section 11.2 above, no notice of withdrawal shall be honored and no withdrawal made with respect to any Units until the expiration of at least one year from the date of purchase of those Units in the Offering, other than purchases by way of automatic reinvestment of Company distributions described in Article 8 of this Agreement.

                  (b) to assure that the payments to a Member or his representative do not impair the capital or the operation of the Company, any such cash payments in return of an outstanding Capital Account shall be made by the Company only from Net Proceeds and Capital Contributions.

                  (c) a maximum of one hundred thousand dollars ($100,000) may be withdrawn by any Member during any calendar year;

                  (d) the Member shall have the right to receive such distributions of cash from their Capital Accounts only to the extent that funds described in Subsection 11.3 (b) are available; the Manager shall not be required to establish a reserve fund for the purpose of funding such payments; the Manager shall not be required to use any other sources of Company funds other than those set forth in Subsection 11.3(b) above; the Manager shall not be required to sell or otherwise liquidate any portion of the Company's Mortgage Investments or any other asset in order to make a cash distribution of any Capital Account pursuant to this Section 11.3;

                  (e) subject to Section 7.3, during the ninety (90) days following receipt of written notice of withdrawal from a Member, the Manager shall not refinance any loans of the Company or reinvest any Net Proceeds or Capital Contributions in new loans or other non-liquid investment unless and until the Company has sufficient funds available in cash to distribute to the withdrawing Member the amount that he is withdrawing from his Capital Account;

                  (f) subject to the restrictions on withdrawal contained in this Agreement, the amount to be distributed to any withdrawing Member shall be an amount equal to the amount of such Member's Capital Account as of the date of such distribution, as to which the Member has given a notice of withdrawal under this Section 11.3, notwithstanding that such amount may be greater or lesser than such Member's proportionate share of the current fair market value of the Company's net assets;

                  (g) in no event shall the Manager permit the withdrawal during any calendar year of total amounts from the Capital Accounts of members that exceeds ten percent (10%) of the aggregate Interests, except upon the vote of the Members to dissolve the Company pursuant to this Agreement;

                  (h) requests by Members for withdrawal will be honored in the order in which they are received by the Manager. If any request may not be honored, due to any limitations imposed by this Section 11.3 (except the one year holding limitation set forth in Subsection 11.3(a)), the Manager will so notify the requesting Member in writing, whose request, if not withdrawn by the Member, will subsequently be honored if and when the limitation no longer is imposed; and

                  (i) if a Member's Capital Account would have a balance of less than two thousand dollars ($2,000) following a requested withdrawal, the Manager, at its discretion, may distribute to such Member the entire balance in such account.

         11.4 Withdrawal by Manager. The Manager may withdraw from the Company upon not less than 120 days written notice of the same to all Members, but only with the affirmative vote or consent of a Majority-in-Interest. The withdrawing Manager shall not be liable for any debts, obligations or other responsibilities of the Company or this Agreement arising after the effective date of such withdrawal.

         11.5 Payment to Terminated Manager. If the business of the Company is continued as provided in Section 12.1 below upon the withdrawal, removal, dissolution, or bankruptcy of the Manager, then the Company shall pay to such Manager a sum equal to such Manager's outstanding Capital Account as of the date of such removal, withdrawal, dissolution or bankruptcy, payable in cash within thirty (30) days after such date. If the business of the Company is not so continued, then such Manager shall receive from the Company such sums as it may be entitled to receive in the course of dissolving the Company and winding up its affairs, as provided in Section 12.2 below.


                                   ARTICLE 12
                           DISSOLUTION OF THE COMPANY

         12.1 Events Causing Dissolution. The Company shall dissolve upon occurrence of the earlier of the following events:

                  (a) Expiration of the term of the Company as stated in Section
1.6 of this Agreement.

                  (b) With written consent of the Manager and any other Person who is then a manager, and the affirmative vote or consent of a Majority-in-Interest.

                  (c) The withdrawal, removal, dissolution or bankruptcy of the Manager, unless, if there is no remaining manager, a Majority-in-Interest agree in writing to continue the business of the Company and, within six months after the last remaining manager has ceased to be a manager, admit one or more managers who agree to such election and join the Company as managers.

         12.2 Winding Up. Upon the occurrence of an event of dissolution, the Company shall immediately be dissolved, but shall continue until its affairs have been wound up according to the provisions of the NRS. Upon dissolution of the Company, unless the business of the Company is continued as provided above, the Manager will wind up the Company's affairs as follows:

                  (a) No new Mortgage Investments shall be made or purchased;

                  (b) The Manager shall liquidate the assets of the Company as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties or by servicing the Company's outstanding Mortgage Investments in accordance with their terms;

                  (c) All sums of cash held by the Company as of the date of dissolution, together with all sums of cash received by the Company during the winding up process from any source whatsoever, shall be distributed in accordance with Section 12.3 below.

         12.3 Order of Distribution of Assets. In the event of dissolution as provided in Section 12.1 above, the assets of the Company shall be distributed in accordance with NRS Section 86.521.

         12.4 No Recourse to Manager. Upon dissolution and winding up under the NRS, each Member shall look solely to the assets of the Company for the return of his Capital Account, and if the Company assets remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return the amounts of the Capital Account of Members, Members shall have no recourse against the Manager or any other Member. The winding-up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Manager. The Manager is hereby authorized to do any and all acts and things authorized by law for these purposes. In the event of insolvency, dissolution, bankruptcy withdrawal or removal of the Manager by the Members, the winding up of the affairs of the Company and the distribution of its assets shall be conducted by such person or entity as may be selected by a vote of a Majority-in-Interest, which person or entity is hereby authorized to do any and all acts and things authorized by law for such purposes.

         12.5 Compliance With Timing Requirements of Regulations. In the event the Company is "liquidated" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Article 12 (if such liquidation constitutes a dissolution of the Company) or Article 7 hereof (if it does not) to the Manager and Members who have positive Capital Accounts in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2) and (b) if the Manager's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), the Manager shall contribute to the capital of the Company the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3).


                                   ARTICLE 13
                   ROLL-UPS AND INVESTMENTS IN OTHER PROGRAMS

         13.1 Investment in or with Non-Affiliates. The Company shall be permitted to invest in partnerships or joint ventures (including entities in limited liability company and limited liability partnership form) with non-Affiliates that own one or more particular Mortgage Loans of the Company, alone or together with any publicly registered Affiliate of the Company meeting the requirements of 13.2 below, if it acquires a controlling interest in such partnership or joint venture, but in no event shall duplicate fees be permitted. For purposes of this Section 13.1,

"Controlling Interest" means an equity interest possessing the power to direct or cause the direction of the management and policies of the partnership or joint venture, including the authority to:

                  (a) review all contracts entered into by the partnership or joint venture that will have a material effect on its business or assets;

                  (b) cause a sale of the Mortgage Loan or its interest therein subject in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts, and/or a right of first refusal or consent by the joint venture partner;

                  (c) approve budgets and capital expenditures, subject to a stated minimum amount;

                  (d) veto any sale of the Mortgage Loan, or alternatively, to receive a specified preference or sale or proceeds; and

                  (e) exercise a right of first refusal on any desired sale by the joint venture partner of its interest in the Mortgage Loan, except for transfer to an Affiliate of the joint venture partner.

         13.2 Investments In or With Affiliates. The Company shall be permitted to invest in partnerships or joint ventures with other publicly registered Affiliates of the Company if all of the following conditions are met:

                  (a) The other Programs have substantially identical investment objectives with the Company;

                  (b) there are no duplicate fees;

                  (c) the compensation to the Manager and to the Sponsors is substantially identical in each Program;

                  (d) each Program must have a right of first refusal to buy if the other Programs wish to sell assets held in the joint venture; and

                  (e) the investment of each Program is on substantially the same terms and conditions.

         13.3 Roll-Up Transactions: Appraisal. If the Company proposes to enter into a Roll-Up transaction , an appraisal of all Company assets shall be obtained from a competent, Independent Expert. If the appraisal will be included in a Prospectus to offer the securities of a Roll-Up entity to the Members of the Company, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the Registration Statement for the offering. The assets of the Company will be appraised on a consistent basis, and the appraisal shall be based on an evaluation of the Company's assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the Company's assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and its Members. A summary of the Independent Expert's appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Members in connection with the proposed Roll-Up.

         13.4 Members' Rights in a Roll-Up. If a Roll-Up is effected as to the Company, the Roll-Up Entity making the offer to the Company shall offer to the Members who vote against the Roll-Up the choice of (a) accepting the securities of the Roll-Up Entity that were offered in the proposed Roll-Up, or (b) one of the following: (i) remaining as a Member of the Company and preserving their interests therein unchanged; or (ii) receiving cash in an amount equal to the Member's pro-rata share of the appraised Net Asset Value of the Company. The Company's ability to participate in a Roll-Up is also subject to the following:

                  (a) The Company shall not participate in any proposed Roll-Up which would result in Members having voting rights in the Roll-Up Entity which are less than those provided in Section 3.2 and Article 6 of this Agreement. If the Roll-Up Entity is a corporation, the voting rights of the Members shall correspond to the voting rights provided in this Agreement to the extent reasonably possible.

                  (b) The Company will not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares, units or other equity interests, however denominated, by any purchaser of the securities of the Roll-Up Entity (except to the minimum necessary to preserve the tax status of the Roll-Up Entity).

                  (c) The Company will not participate in any proposed Roll-Up which would limit the ability of a Member to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the number of the Units or the value of the Interest held by the Member.

                  (d) The Company will not participate in any proposed Roll-Up in which the Members' rights as securities holders of access to the records of the Roll-Up Entity will be less than those provided for in this Agreement or in which any of the costs of the Roll-Up transaction would be borne by the Company if the Roll-Up is not approved by necessary vote of the Members.

                                   ARTICLE 14
                 COMPENSATION TO THE MANAGER AND ITS AFFILIATES

         14.1 Offering Sales Commissions to Dealer Manager and Selected Dealers/ Reimbursement of Organizational and Offering Expenses. The Members hereby approve, ratify and confirm the Company's Offering to the public on a best-efforts basis through DM Financial Services, Inc., the Dealer Manager and an Affiliate of the Manager ("DMFS"). The Members hereby authorize the Manager to enter into such contracts, including without limitation a "Dealer Manager" contract, and to facilitate the performance of obligations under any Selected Dealer agreements to be entered into by the dealer manager with any third party. The Members hereby approve, ratify and confirm the payment to DMFS of up to one and one-half percent (1.5%) of the gross proceeds of the Offering for all fees and expenses in connection with the Offering, including a maximum of one half of one percent (0.5%) of the proceeds for reimbursement of accountable expenses. With respect to the dealers entering into "Selected Dealer" agreements, the Members hereby approve, ratify and confirm the Company's paying sales commissions for the offer and sale of the Units of up to three percent (3.0%), marketing incentive fees of up to one-half of one percent (0.5%) and reimbursement of accountable expenses of up to one-half of one percent (0.5%) of gross proceeds of the offering.

         14.2 Compensation for Loan Evaluation and Processing Fees. Payment to the Manager or its Affiliates of Acquisition and Investment Evaluation Fees (including without limitation evaluation, certain document preparation, notarial and credit investigation services) shall be reasonable and shall be payable only for services actually rendered and to be rendered directly or indirectly and subject to the following conditions:

                  (a) The total of all such compensation paid to everyone involved in the transaction by the Company and/or any other Person shall be deemed to be presumptively reasonable if it does not exceed the compensation customarily charged in arms' length transactions by others rendering similar services as an ongoing public activity in the same geographical location and for comparable property;


                  (b) The amount payable pursuant to this Section 14.2, combined with all amounts owing under Section 14.1 and 14.3 and any other fees that are classified as Front-End Fees under the NASAA Guidelines, is subject to an aggregate fourteen percent (14%) maximum computed on the gross proceeds of the Offering.

         14.3 Loan Brokerage Commissions. The Company will enter into Mortgage Investment transactions where the borrower has employed and agreed to compensate the Manager, an Affiliate of the Manager or a non-Affiliated third party to act as a broker in arranging the loan. The exact amount of the Loan Brokerage Commissions are negotiated with prospective borrowers on a case by case basis. It is estimated that such commissions will be approximately two percent (2%) to six percent (6%) of the principal amount of each Mortgage Investment made during that year.

         14.4 Promotional Interest. The Manager shall receive the Promotional Interest as defined in Article 2.

         14.5 Management Fee. The Company shall pay the Manager an annual management fee of up to three-quarters of one percent (0.75%) of the original capital contributions committed to mortgage loans (including working capital reserves). Beginning with the third year, it will be three-quarters of one percent (0.75%) of the fair market value of the Company's assets (including working capital), less any indebtedness of the Company. For funds not invested in mortgages, the percentage paid as a management fee is one-half of one percent (0.5%).

The Manager shall engage an Independent Expert to determine the fair market value of the Company's assets promptly after the end of the Company's fiscal year, beginning at the close of the Company's second fiscal year, and the determination by such Independent Expert shall be binding on the Company and the Manager with respect to the management fees payable under this Section 14.5.

The Manager, in its discretion, may reduce such fee for any period of time, or from time to time, and thereafter increase it to the limits set forth above.

         14.6 Reimbursement. The Company shall reimburse the manager or its Affiliates for the actual cost to the Manager or its Affiliates (or pay directly), the cost of goods and materials used for or by the Company and obtained from entities unaffiliated with the Manager or its Affiliates. The Company shall also pay or reimburse the Manager or its Affiliates for the cost of administrative services necessary to the prudent operation of the Company, provided that such reimbursement will be at the lower of (A) the actual cost to the Manager or its Affiliates of providing such services, or (B) the amount the Company would be required to pay to non- affiliated persons rendering similar services in the same or comparable geographical location. The cost of administrative services as used in this subsection shall mean the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services, or other method of allocation acceptable to the program's independent certified public accountant.

         14.7 Real Estate Brokerage Commissions in Resale of Property. The total compensation paid to all Persons for the sale of a Real Property held by the Company as a result of foreclosure shall be limited to a competitive real estate commission, not to exceed six percent (6%) of the contract price for the sale of the Real Property. If the Manager or its Affiliate provides a substantial amount of the services in the sales effort, it may receive up to one-half (1/2) of the competitive real estate commission, not to exceed three percent (3%) of the contract price.

         14.8 Loan Servicing Fees. The Manager or an Affiliate of the Manager may act as servicing agent with respect to all Mortgage Investments, and in consideration for such collection efforts shall be entitled to receive from the respective borrower a servicing fee in an amount equal to one-fourth of one percent (0.250%) of the total unpaid principal balance of each such Mortgage Investment serviced. The Manager or an Affiliate may reduce such fee for any particular Mortgage Investment or period of time, or from time to time, and thereafter increase it to the limit set forth above.

         14.9 Escrow Fees. The Manager or an Affiliate of the Manager may act as escrow agent for Mortgage Investments made by the Company, for which services the Manager shall be entitled to receive such fees as are permitted by law and as are generally prevailing in the geographical area where the property securing the Mortgage Investment is located.

         14.10 Reconveyance Fees. The Manager may receive a fee from a borrower for reconveyance of a property upon full payment of a loan in an amount as is generally prevailing in the geographical area where the property is located.

         14.11 Extension Fee. The Manager may receive a fee payable by a borrower for extending the loan period, in an amount equal to a percentage of the loan.

         14.12 Assumption Fees. The Manager or an Affiliate of the Manager may receive a fee payable by a borrower for permitting the borrower to assume an existing a loan, in an amount equal to a percentage of the loan or a set fee.

         14.13 Non-reimbursable and Other Expenses. The Manager or its Affiliates will pay and will not be reimbursed by the Company for any general or administrative overhead expenses incurred by the Manager or its Affiliates which are not directly attributable to services for the Company the payment or reimbursement for which is authorized by this Article 14. The Manager is not entitled to receive reimbursement for Acquisition and Investment Evaluation Expenses incurred by the Manager or its Affiliates for the origination, selection and acquisition of Mortgage Loans. Acquisition and Investment Evaluation Expenses incurred by the Company that are not otherwise paid by borrowers will be billed directly to and paid directly by the Company.

         14.14 Operating Expenses. Subject to other provisions of this Article 14, all expenses of the Company shall be billed directly to and paid by the Company, which may include, but not be limited to: (i) all salaries, compensation, travel expenses and fringe benefits of personnel employed by the Company and involved in the business of the Company, including persons who may also be employees of the Manager or Affiliates of the Manager, but excluding control persons of either the Manager or Affiliates of the Manager; (ii) all costs of borrowed money, taxes and assessments on Company properties foreclosed upon and other taxes applicable to the Company; (iii) legal, audit, accounting, and brokerage fees; (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Company or in connection with the business of the Company; (v) fees and expenses paid to leasing agents, consultants, real estate brokers, insurance brokers, and other agents; (vi) costs and expenses of foreclosures, insurance premiums, real estate brokerage and leasing commissions and of maintenance of such property; (vii) the cost of insurance as required in connection with the business of the Company;
(viii) expenses of organizing, revising, amending, modifying or terminating the Company; (ix) expenses in connection with Distributions to Members by the Company, and communications, bookkeeping and clerical work necessary in maintaining relations with the Members and outside parties, including the cost of printing and mailing to such persons certificates for Units and reports of meetings of the Company, and of preparation of proxy statements and solicitations of proxies in connection therewith; (x) expenses in connection with preparing and mailing reports required to be furnished to the Members for investor, tax reporting or other purposes, or other reports to the Members which the Manager deems to be in the best interests of the Company; (xi) costs of any accounting, statistical or bookkeeping equipment and services necessary for the maintenance of the books and records of the Company including, but not limited to, computer services and time; (xii) the cost of preparation and dissemination of the information relating to potential sale, refinancing or other disposition of Company property; (xiii) costs incurred in connection with any litigation in which the Company may be involved, as well as in the examination, investigation or other proceedings conducted by any regulatory agency with jurisdiction over the Company, including legal and accounting fees incurred in connection therewith; (xiv) costs of any computer services used for or by the Company; (xv) expenses of professionals employed by the Company in connection with any of the foregoing, including attorneys, accountants and appraisers.

         14.15 Deferral of Fees and Expense Reimbursement. The Manager may defer payment to it or its Affiliates of any fee or expense reimbursement provided for herein. The amount so deferred shall be treated as a non-interest bearing debt of the Company and shall be paid from any source of current funds available to the Company, prior to distributions of Cash Available for Distribution provided for in Article 7.

         14.16 Prepayment and Late Fees. The Manager shall be entitled to keep, and the Company shall not be entitled to all or any portion of, prepayment and/or late fees obtained or collected by the Manager or an Affiliate of the Manager in connection with Mortgage Investments.

                                   ARTICLE 15
                                  MISCELLANEOUS

         15.1 Covenant to Sign Documents. Each Member covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Company and to achieve its purposes, including, without limitation, the Articles of Organization and all amendments thereto, and all such filings, records or publications necessary or appropriate under the laws of any jurisdiction in which the Company shall conduct its business.

         15.2 Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid. Notices to Members shall be addressed to the Members at the last address shown on the Company records. Notices to the Manager or to the Company shall be delivered to the Company's principal place of business, as set forth in Section 1.3 above or as hereafter changed as provided herein.

         15.3 Right to Engage in Competing Business. Nothing contained herein shall preclude any Member from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Members, without participation by the other Members, and without liability to them or any of them. Each Member waives any right he may have against the Manager for using for its own benefit information received as a consequence of the Manager's management of the affairs of the Company.

         15.4 Amendment. This Agreement is subject to amendment by the affirmative vote of a Majority-in-Interest in accordance with Section 6.2; provided, however, that no such amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Member or materially adversely affect any Member's interest in Profits, Losses, Company assets, distributions, management rights or voting rights, except as agreed by that Member. In addition, and notwithstanding anything to the contrary contained in this Agreement the Manager shall have the right to amend this Agreement, without the vote or consent of any of the Members, if, in the judgment of the Manager, such amendment does not adversely affect the rights of the Members, including an amendment:

                  (a) to grant to Members (and not solely the Manager in its capacity as a Member) additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon them;

                  (b) to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

                  (c) to conform this Agreement to applicable laws and regulations, including without limitation, federal and state securities and tax laws and regulations, and NASAA Guidelines; and

                  (d) to elect for the Company to be governed by any successor Nevada statute governing limited liability companies.

         The Manager shall notify the Members within a reasonable time of the adoption of any such amendment.

         15.5 Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

         15.6 Waiver. No waiver by any party hereto of any breach of, or default under, any provision of this Agreement by any party shall be construed or deemed a waiver of any breach of or default under any other provision of this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any future breach or default of the same provision of this Agreement.

         15.7 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         15.8 Application of Nevada law. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of Nevada.

         15.9 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

         15.10 Number and Gender. Whenever the singular form is used in this Agreement it includes the plural when required by the context, and the masculine gender shall include the feminine and neuter genders.

         15.11 Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by Manager on behalf of the Members as their attorney-in-fact.

         15.12 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to any property of the Company.

         15.13 Defined Terms. All terms used in this Agreement which are defined in the Prospectus shall have the meanings assigned to them in said Prospectus, unless this Agreement shall provide for a specific definition in Article 2.

         15.14 Binding on Assignees. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the provisions of Section 10.2, which control the assignment or other transfer of Company Interests.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.

                                   CAPSOURCE, INC., a Nevada corporation, as the sole initial Member

                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                   DM MORTGAGE INVESTORS, LLC, a Nevada
                                   Limited Liability Company

                                   By: CAPSOURCE, INC., a Nevada corporation, as MANAGER




                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                                      EXHIBIT B
                            SUBSCRIPTION INSTRUCTIONS

A.       Completion of Subscription Agreement

         (1) Subscription and related undertakings, representations and warranties: Please read carefully pages B-1 to B-4.

                  o Initial the representation contained in Section 6(d) on page
                    B-2.

                  o Indicate in section 13 on page B-4 whether you want to
                    reinvest distributions by purchasing additional Units.

                  o Indicate in section 14 on page B-4 how you will own the
                    Units.

         (2)      Questionnaire(s):

                  o Individual Subscribers.  Complete page B-5.

                  o Entities other than Employee Benefit Plans. Complete page
                    B-6.

                  o Employee Benefit Plans. Complete pages B-7 and B-8.

         (3)      Registration Information. Complete all information on page B-9

         (4)      Signature Page.  Complete and sign page B-10.

         (5) Existing Members Only (for use after initial acquisition of Units). After acquiring Units, you only have to complete the one page form entitled "Additional Subscription Request" at page B-11.

B. Payment. All subscriptions should be for at least $2,000, corresponding to a minimum of 2,000 Units.


                             If you are purchasing Units during      If you are purchasing Units following
                             the course of the Minimum Offering      the period of the Minimum Offering
                             ----------------------------------      -------------------------------------
Payment by Bank Check or     Make payable to order of "BankWest      Make payable to the order of "DM
Certified Check:             of Nevada, as Escrow Agent"             Mortgage Investors, LLC"

Payment by Wire Transfer:    BankWest of Nevada, as Escrow Agent     DM Mortgage Investors, LLC
                             for DM Mortgage Investors, LLC          Account No. 153790228677
                             Account No. 320003485                   Bank Routing No. 121201694
                             Bank Routing No. 122401778

C. Questions. If you have any questions in completing this Subscription Agreement, please call DM Financial Services, Inc. at (702) 247-1332.

D. Return of Documents. The Subscription Agreement should be returned to the following address:


                           DM Financial Services, Inc.
                        2901 El Camino Avenue, Suite 207
                               Las Vegas, NV 89102

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

                           DM Mortgage Investors, LLC

      1. SUBSCRIPTION. The undersigned investor ("Investor") hereby applies to become a member in DM Mortgage Investors, LLC, a Nevada limited liability Company (the "Company"). The Investor subscribes $--------- for the purchase of
--------   units of limited liability interest in the Company (the "Units"), the price being $1.00 per Unit (with a 2,000 Unit minimum purchase). The undersigned agrees to purchase the number of Units stated above in accordance with the terms and conditions of the Operating Agreement (the "Operating Agreement"), a copy of which is contained in the Prospectus of the Company as Exhibit A. The Units which the Investor offers to purchase shall not be deemed issued to, or owned by, the Investor until: (a) the Investor has fully paid by certified or bank check or by wire transfer for such Units, and (b) the Manager has in its sole discretion accepted all or any portion of Investor's offer of purchase.

      2. PAYMENT OF SUBSCRIPTION. The amount of the Investor's subscription set forth above either (a) has already been delivered by wire transfer, to the account set forth below, or (b) is enclosed in the form of a certified or bank check.

         The Investor hereby authorizes and directs DM Financial Services,
Inc. to deliver this Subscription Agreement to the Manager. The undersigned hereby directs BankWest of Nevada, as Escrow Agent (the "Bank") to pay to the Company the funds delivered by the Investor for the Units, to the extent the Investor's subscription has been accepted, subject to the Bank's receiving the Minimum Proceeds described in Section 3 below. The Investor acknowledges that the Manager can accept or reject all or any part of this subscription in its sole discretion, and that this offering may be terminated at any time by the Manager. If the Investor's subscription is rejected in part, the funds delivered herewith, to the extent the application is so rejected, will be returned to Investor as soon as practicable without interest or deduction, except to the extent of any interest actually earned.

      3. As described in the Prospectus under "Plan of Distribution," payments for Units will be held by the Bank in a segregated account (the "Escrow Account") until the Bank has received payment for subscriptions accepted by the Company for not fewer than 1,500,000 Units (the "Minimum Offering"), corresponding to not less than an aggregate of $1,500,000 in subscription payments (the "Minimum Proceeds").

      4. If the Minimum Proceeds have not been received by the Bank on or before the end of the Bank's business day on December 31, 2000, the Bank will return your payments, in full, together with your pro rata share of any net earnings received by the Bank on the subscription amount held by it as escrow agent, to you at the address shown on the Subscription Agreement Signature Page.

      5. If the Minimum Proceeds have been received by the Bank on or before December 31, 2000, the offering by the Company will continue, without use of the Bank or any escrow agent, to seek to distribute a total of 100,000,000 Units for $100,000,000. The Escrow Account will be closed upon the Bank's distribution of funds either (a) to the Company after the Bank receives the Minimum Proceeds, or
(b) to the Investors, in accordance with Section 4. Proceeds from sales of Units in the offering following the close of the Escrow Account will be paid directly to the Company for its use as described in the "Prospectus" under "Use of Proceeds."

      6. REPRESENTATIONS BY THE INVESTOR. The Investor represents and warrants that the Investor:

         (a)  has received the Prospectus of the Company dated March --- , 2000;

         (b) understands that no federal or state agency has made any finding or determination as to the fairness for public investment in, nor any recommendation nor endorsement of, the Units;

         (c) recognizes that the Units as an investment involve a high degree of risk and that the Investor may lose his entire investment;

         (d) ILLIQUID INVESTMENT: understands that there will be no public market for the Units, that there are substantial restrictions on repurchase, sale, assignment or transfer of the Units, and that it may not be possible readily to liquidate this investment;

PLEASE CONFIRM THE REPRESENTATION SET FORTH IN
SECTION 6(d) BY PLACING YOUR INITIALS HERE:              ---------------------

         (e) meets the following criteria:

            (i) if financial suitability standards (i.e., based on net worth or income levels) are provided in Appendix A to this Subscription Agreement for the state in which the Investor is domiciled, the undersigned meets those financial suitability standards;

           (ii) IF NO FINANCIAL SUITABILITY STANDARDS ARE INCLUDED IN APPENDIX A FOR THE STATE IN WHICH THE INVESTOR IS DOMICILED, ONE OF THE FOLLOWING IS TRUE:

               (A) the undersigned  has a minimum net worth  (exclusive of home, furnishings, and automobiles) of $45,000, and an annual gross income of at least $45,000;

               (B) the undersigned has a minimum net worth (exclusive of home, furnishings, and automobiles) of $150,000; or

               (C) the undersigned is purchasing in a fiduciary  capacity for a person meeting the requirements of either (i) or (ii) above; or

         (f) is under no disability with respect to entering into a contractual relationship with the Company, and, if the Investor is an individual, has attained the age of majority (as established in the state in which domiciled);

         (g) if a trustee, is the trustee for the trust on behalf of which it is purchasing the Units, and has due authority to purchase Units on behalf of the trust;

         (h) fully indemnifies and holds harmless the Company, the Manager, and its affiliates from any and all claims, actions, causes of action, damages, and expenses (including legal fees and expenses) whatsoever which may result from a breach of any of the representations by Investor contained herein;


         (i) has investment objectives that correspond to those stated in the Prospectus in the "Business" section, i.e., to preserve the capital of the Company and to provide monthly cash distributions to the members.

         (j) understands that the Company intends to be taxed as an association (partnership) and not as a corporation, and that, among other things, this may result in taxes being payable by the Investor even though the Company may not have distributed cash to the Investor.

         (k) understands that an investment in the Company will not, in itself, create a retirement plan (as defined in the Internal Revenue Code of 1986, as amended) for any investor and that, in order to create a retirement plan, an investor must comply with all applicable provisions of the Code.

      7. PURCHASE BY FIDUCIARY. If the Investor is purchasing the Units subscribed for hereby in a fiduciary capacity, the above representations and warranties are to be deemed to have been made on behalf of the person(s) for whom the Investor is so purchasing except that such person(s) need not be over 18 years of age.

      8. ADOPTION OF OPERATING AGREEMENT. The Investor hereby adopts, accepts, and agrees to be bound by all terms and provisions of the Operating Agreement (Exhibit A to the Prospectus) and to perform all obligations therein imposed upon a member with respect to Units to be purchased. By signing and completing the signature page of this Subscription Agreement, the undersigned agrees to become a Member in the Company upon acceptance of this Subscription Agreement by the Manager on behalf of the Company, and to pay the subscription price in full.

      9. LIMITATION ON ASSIGNMENT. The Investor acknowledges that the Units may be assigned only as provided in the Operating Agreement and further acknowledges the restrictions on the Company's repurchase or the Investor's resale, transfer, or assignment of the Units set forth in the Operating Agreement and as described in the Prospectus.

      10. SPECIAL POWER OF ATTORNEY. The Investor hereby makes, constitutes, and appoints the Manager of the Company to be such person's true and lawful attorney-in-fact with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file, as necessary or appropriate:

           (a) the Operating Agreement and the Articles of Organization, as amended to date, as well as any and all additional amendments thereto required under the laws of the State of Nevada or of any other state or which the Manager deems advisable to prepare, execute and file;

           (b) any other certificate, instrument or document, including Fictitious Business Name Statements, which may be required to be filed by the Company by any governmental agency or by the laws of any state or other jurisdiction in which the Company is doing or intends to do business, or which the Manager deems advisable to file; and

           (c) any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted member, or the dissolution and termination of the Company, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Operating Agreement.

      The foregoing grant of authority:

                (i) is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of the Investor and shall not be affected by the subsequent incapacity of the Investor;

                (ii) may be exercised by the Manager for each member by a facsimile signature of or on behalf of the Manager or by listing all of the members and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

                (iii) shall survive the delivery of an assignment by a member of the whole or any portion of his interest; except that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted member, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.

      11. NOTIFICATION OF MANAGER. The Investor agrees to notify the Manager immediately if any of the foregoing statements made herein shall become untrue.

      12. OPERATING AGREEMENT GOVERNS. In the event of any conflict between the provisions of the Operating Agreement and any instrument or document executed, acknowledged, filed or recorded by the Manager pursuant to this special power of attorney, the Operating Agreement will govern.

      13. REINVESTMENT OF DISTRIBUTIONS. The Company maintains a Distribution Reinvestment Plan ("Plan") under which distributions of income of the Company may be reinvested for the purchase of additional Units, rather than being received in cash. See Prospectus, under "Summary of Operating Agreement, Rights of Members and Description of Units - Reinvestments." So long as Investor meets the suitability standards established by the Company and by the securities law administrator of the state in which Investor is domiciled, and subject to possible suspension or termination of the Plan by the Manager, as set forth in the Operating Agreement, the Investor will continue to participate in the Plan. The Investor may change his election at any time by written notice to the

Company. Please choose one or the other of the two options by a check mark in the appropriate blank. If you check neither blank, you will be considered to have elected to receive your distributions in cash (Option B).

         A. ----- Investor elects to participate in the Company Distribution Reinvestment Plan and receive additional Units rather than cash as distributions of Net Income from the Company.

         B.---- Investor elects not to participate in the Company's Distribution Reinvestment Plan and to receive distributions of Net Income in cash.


    14. OWNERSHIP OF UNITS. The Investor's Units will be owned and should be shown on the Company's records as follows:

         Check one: -----   Individual Ownership
                    -----   Joint Tenants with Right of Survivorship (all
                            parties must sign)
                    -----   Tenants in Common (all parties must sign)
                    -----   Community Property (one signature required)
                    -----   Custodian
                    -----   Trustee
                    -----   Corporation
                    -----   Partnership
                    -----   Nonprofit Organization


                                      * * *

      If you have any questions in completing this Subscription Agreement, please call DM Financial Services, Inc. at

                                 (702) 247-1332

                  INDIVIDUAL INVESTORS MUST COMPLETE THIS PAGE


Name: ________________________________________

Date of Birth ________________________________

Occupation ___________________________________

Marital Status (check one)      Single___  Married___

Citizenship     U.S.___    Other_______________________

Investment Objective:
      Preservation of capital and monthly income distributions ___ (check) Other (please explain) _________________________________________________

_______________________________________________________________________________


Investor's Financial Status and Suitability:

      Investor's Net Worth, exclusive of home, furnishings, and automobiles (check appropriate range):

______ under $30,000          ______ $30,001 - $45,000  ______ $45,001 - 150,000
______ $150,001 - $250,000    ______ over $250,000

      Investor's Annual Income (check appropriate range)

______ under $30,000          ______ $30,001 - $45,000  ______ $45,001 - 75,000
______ $75,001 - $150,000     ______ over $150,000


Describe your investments in the last five years and discuss who made the relevant investment decisions (you, your financial adviser, broker, accountant or attorney): __________________________________________________

              __________________________________________________

              __________________________________________________

              __________________________________________________

              __________________________________________________


Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.___________________________________________________________

      ___________________________________________________________

      ___________________________________________________________

Are you subject to any regulatory or other constraints that may preclude or limit your participation in any potential Company investment?

      ____ YES             ____ NO

If yes, please describe:__________________________________________

                       LEGAL ENTITIES (NON-BENEFIT PLANS)

                              TO COMPLETE THIS PAGE


Name of Investor: ____________________________________________

Type of Legal Entity:

      ____ corporation (if so, provide jurisdiction of incorporation)___________
      ____ partnership or limited liability company (provide jurisdiction of organization) _______________________________________________________
      ____ trust (provide state in which formed and date of trust indenture)
           _____________________________________________________________________
      ____ other (describe) ____________________________________________________


Principal place of business ___________________________________________________

Investment Objective:
      Preservation of capital and monthly income distributions ___ (check) Other (please explain) _________________________________________________
_______________________________________________________________________________


Total assets (as indicated on the most recent balance sheet) of the Investor:
$________________________

Describe the Investor's investments in the last five years and discuss who made the relevant investment decisions (director, officer, financial adviser, broker, accountant or attorney): ______________________________________________________
      _________________________________________________________________________
      _________________________________________________________________________
      _________________________________________________________________________
      _________________________________________________________________________

Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units._________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Is the Investor subject to any regulatory or other constraints that may preclude or limit the Investor's participation in any potential Company investment?

      ____ YES             ____ NO

If yes, please describe: ______________________________________________________

                             EMPLOYEE BENEFIT PLANS

                          TO COMPLETE PAGES B-7 AND B-8

Name of Investor (the "Plan"): ____________________________________________

Investment Objective:
      Preservation of capital and monthly income distributions ___ (check) Other (please explain) __________________________________________________
________________________________________________________________________________

Total assets (as indicated on the most recent balance sheet) of the Investor:
$____________________________
Does this investment exceed 10% of the Plan's assets?

      ____ YES             ____ NO

Is the Plan an "employee benefit plan" within the meaning of Title I of ERISA (an "ERISA Plan") with a fiduciary as defined in Section 3(21) of ERISA which is a bank, insurance company or registered investment adviser (other than an affiliate of the Manager), which fiduciary will decide whether to purchase Units?

      ____ YES             ____ NO

      If yes, provide details __________________________________________________
________________________________________________________________________________


Is the Plan an employee benefit plan other than an ERISA plan?

      ____ YES             ____ NO

      If yes, provide details as to the nature of the Plan (IRA, Keogh, etc.) and the person making investment decisions on behalf of the Plan _______________

Does the Plan permit participants to direct the investment of the contributions made to the Plan on their behalf?

      ____ YES             ____ NO

Additional Plan Representations and Warranties:

The undersigned authorized signatory of the Plan hereby represents and warrants on behalf of the Plan that the answers to the following questions are true:

      Does the Manager or any of its employees or affiliates manage any part of the Plan's investment portfolio on a discretionary basis?

      ____ YES             ____ NO

      Does the Manager or any of its employees or affiliates regularly give investment advice to the Plan?

      ____ YES             ____ NO

      Does the Manager or any of its employees or affiliates have an agreement or understanding, written or unwritten, with the investment director of the Plan under which the latter receives information, recommendations and advice concerning investments which are used as a primary basis for the Plan's investment decisions?

      ____ YES             ____ NO

      Does the Manager or any of its employees or affiliates have an agreement or understanding, written or unwritten, with the investment director of the Plan under which the latter receives individualized investment advice concerning the Plan's assets?

      ____ YES             ____ NO

      IF THE ANSWER TO ANY OF THESE IS "YES," INDICATE WHETHER ALL OF THE REPRESENTATIONS AND WARRANTIES BELOW ARE TRUE BY INITIALING BELOW.

           The investment director of the Plan has studied the Prospectus and has made an independent decision to purchase Units solely on the basis thereof and without reliance on any other information or statements as to the appropriateness of this investment for the Plan.

           All the obligations and requirements of ERISA, including prudence and diversification, with respect to the investment of "plan assets" in the Company have been considered by the investment director of the Plan.

           The investment director and, if different, authorized signatory of the Plan understand that neither the Manager nor any of its affiliates: (a) has exercised any investment discretion or control with respect to the Plan's purchase of any Units, (b) have authority, responsibility to give, or have given individualized investment advice with respect to the Plan's purchase of any Units, or (c) are employers maintaining or contributing to such Plan.

           An investment in the Company conforms in all respects to the governing documents of the Plan.

           The person executing this Subscription Agreement on behalf of the Plan is a "fiduciary" of such Plan and trust and/or custodial account (within the meaning of Section 3(21)(A) of ERISA); the execution and delivery of this Subscription Agreement with respect to the Plan and trust and/or custodial account have been duly authorized; and investment in the Company conforms in all respect to laws applicable to the Plan and to the Plan documents; and in making this investment, the Plan, its fiduciaries and its investment director are aware of, and have taken into consideration, among other things, risk return factors and the anticipated effect of an investment in the Company on the diversification, liquidity and cash flow needs of the Plan and the projected effect of the investment in meeting the Plan's funding objectives and have concluded that this investment is a prudent one.

           The Plan's governing documents do not prohibit the Company from investing in specific securities or issues, including, but not limited to, securities which would be deemed to be "employer securities" with respect to the Plan as defined in Section 407 of ERISA.

           The Plan's proxy voting guidelines do not apply to securities held by the Company.

           The Plan, its investment director and, if different, the person executing this Subscription Agreement fully understand the tax considerations and risks of this investment.

      ARE THE FOREGOING RESPRESENTATIONS AND WARRANTIES TRUE?

      ____ YES             ____ NO

                                      * * *

Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.__________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                   REGISTRATION INFORMATION FOR THE INTERESTS

                                                 $
 ______________________________________________________________________________
     (Subscriber Name(s))                                 (Subscription Amount)

 ______________________________________________________________________________
     (Street Address)                                     (State/Zip Code)

 ______________________________________________________________________________
     (Telephone and Facsimile Numbers)                    (e-mail - Optional)

The full address to which any communications, distribution checks, and redemption checks, if applicable, should be sent (if different from registered address furnished in response to the preceding requirement) is:


 ______________________________________________________________________________
                                   (Name(s))

 ______________________________________________________________________________
     (Street Address)              (City)                  (State/Country)

 ______________________________________________________________________________
     (Telephone and Facsimile Numbers)                     (e-mail - Optional)

If the proceeds of distributions or redemptions, if any, are to be wired rather than sent by check, the account to which such proceeds should be wired is:

 ______________________________________________________________________________
                         (Name of Financial Institution)

 ______________________________________________________________________________
                        (Routing ABA Number - if a Bank)

 ______________________________________________________________________________
                       (Address of Financial Institution)

 ______________________________________________________________________________
                 (Financial Institution Account Name and Number)

 _________________________________
 Social Security No./EIN (Entity)     U.S. Citizen or Resident    ____YES ____NO

 _________________________________
 Plan Number (if applicable)          Existing Partner            ____YES ____NO

                                 SIGNATURE PAGE

BEFORE SIGNING THIS PAGE, HAVE YOU: (a) initialed the representation contained in Section 6(d) on page B-2, (b) indicated in section 13 on page B-4 whether you want to reinvest distributions by purchasing additional Units, and (c) indicated in section 14 on page B-4 how you will own the Units? If not, please do so.

INDIVIDUAL(S):


_____________________________________________________________     Date: _______
                (Signature of Subscriber)

______________________________________________________________
                (Print Name of Subscriber)

______________________________________________________________    Date: _______
                (Signature of Co-Subscriber)

______________________________________________________________
                (Print name of Co-Subscriber)

ENTITIES (other than Plans):

______________________________________________________________
                (Print Name of Subscriber)

By: __________________________________________________________    Date: _______
                (Signature of Authorized Signatory)

______________________________________________________________
                (Print Name and Title of Signatory)

By: __________________________________________________________    Date: _______
               (Signature of Required Authorized Co-Signatory)

______________________________________________________________
                  (Print Name and Title of Co-Signatory)

PLAN ENTITIES:


______________________________________________________________    Date: _______
(Signature of Individual Plan Participant)      (Print Name)

______________________________________________________________    Date: _______
(Signature of Custodian or Trustee)             (Print Name)

______________________________________________________________    Date: _______
(Signature of Other Authorized Signatory)       (Print Name)

________________________________________________________________________________
FOR USE BY THE COMPANY ONLY

Subscription has been:  _____ Accepted  ______ Accepted in Part
                        _____ Rejected  ______ Other

Subscription Amount: $ _________________        Dated: _________________________
                         Signed:  Capsource, Inc., Manager



                                            By: _______________________________
                                            Name:
                                            Title:

                         ADDITIONAL SUBSCRIPTION REQUEST

    (To Be Completed By Existing Investors Instead of Subscription Agreement)

Name of Investment Fund: ______________________________________________________

Name of Subscriber(s): ________________________________________________________

Additional Subscription Amount: $ _____________________________________________

         The undersigned hereby subscribes for the additional amount set forth above upon the terms and conditions described in the Confidential Private Offering Memorandum. The undersigned restates all of the covenants, representations and warranties made in the undersigned's original Subscription Agreement as if they were made on the date hereof and certifies that all of the financial information set forth in the undersigned's original Subscription Agreement remains accurate and complete on the date hereof.

INDIVIDUAL SIGNATURES:

______________________________________________________________    Dated: _______
                  (Signature of Subscriber)

______________________________________________________________    Dated: _______
                  (Signature of Co-Subscriber)

ENTITY AND PLAN SIGNATURES

By:___________________________________________________________    Dated: _______
                  (Signature of Authorized Signatory)

______________________________________________________________
                  (Print Name and Title of Signatory)

By:___________________________________________________________    Dated: _______
               (Signature of Required Authorized Co-Signatory)


______________________________________________________________
                 (Print Name and Title of Co-Signatory)

________________________________________________________________________________

FOR USE BY THE COMPANY ONLY
Subscription has been:  _____ Accepted  ______ Accepted in Part
                        _____ Rejected  ______ Other

Additional Subscription Amount Accepted: $ ____________________________________
Dated: ________________________________________________________________________
               Signed:      Capsource, Inc., Manager


                                            By: _______________________________
                                            Name:
                                            Title:

                                                                    APPENDIX A
                                STATE REGULATIONS
                                ("Blue Sky" Law)

Various states have established suitability standards for individual investors and subsequent transferees different from and/or in addition to those set by the Company. These requirements are set forth below:


------------------- ---------------------------------------------------- ---------------------------------------------
      State                        Suitability Standards                                 Requirements
------------------- ---------------------------------------------------- ---------------------------------------------
------------------- ---------------------------------------------------- ---------------------------------------------
California          Investors must have either (i) a minimum net worth   The following may appear on certificates
                    (exclusive of home, furnishings, and automobiles)    issued to California residents:
                    of $30,000, and an annual gross income of at least
                    $30,000; or (ii) minimum net worth (exclusive of
                    home, furnishings, and automobiles) of $75,000 or    IT IS UNLAWFUL TO CONSUMMATE A SALE OR
                    (iii) are purchasing in a fiduciary capacity for a   TRANSFER OF THIS SECURITY, OR ANY INTEREST
                    person meeting the requirements of either (i) or     THEREIN, OR TO RECEIVE ANY CONSIDERATION
                    (ii) above.                                          THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT
                                                                         OF THE COMMISSIONER OF CORPORATIONS OF THE
                                                                         STATE OF CALIFORNIA, EXCEPT AS PERMITTED
                                                                         IN THE COMMISSIONER'S RULES.

                                                                         There are restrictions on the transfer of
                                                                         the Units, which are set forth in the
                                                                         status included in Appendix B on the
                                                                         following two pages.
------------------- ---------------------------------------------------- ---------------------------------------------
New York            Annual gross income of $35,000 and net worth         Minimum Investment: $2,500 per individual
                    (exclusive of home, furnishings, and automobiles)    subscriber.
                    of $35,000, or in lieu of the foregoing a net
                    worth of $100,000.
------------------- ---------------------------------------------------- ---------------------------------------------

                                                                      APPENDIX B

                       RESTRICTIONS ON TRANSFER SET FORTH
                              IN RULE 260.141.11 OF
       THE CALIFORNIA CODE OF REGULATIONS TITLE 10, CHAPTER 3 (the "Code")

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

         (1)      to the issuer;

         (2)      pursuant to the order or process of any court;

         (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

         (4) to the transferors ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferors ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferees ancestors, descendants or spouse;

         (5) to the holders of securities of the same class of the same issuer;

         (6)      by way of gift or donation inter vivos or on death;

         (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

         (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

         (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule is not required;

         (10) by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

         (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

         (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

         (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

         (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

         (15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser; or

         (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificate representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

         IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONERS RULES.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The expenses incurred and estimated to be incurred in connection with this offering are as follows:

         Securities and Exchange Commission Registration Fee                         $   26,400
         National Association of Securities Dealers, Inc. Filing Fee                     10,500
         Blue Sky Fees                                                                   30,000
         Accounting Fees and Expenses                                                    80,000
         Legal Fees and Expenses                                                        200,000
         Printing Fees and Expenses                                                      75,000
         Mailing                                                                         25,000
         Miscellaneous                                                                   53,100
                                                                                     ----------

                  Total                                                              $ 500,000
                                                                                     =========


Item 32. Sales to Special Parties
         Not applicable.

Item 33. Recent Sales of Unregistered Securities
         Not Applicable

Item 34. Indemnification of Directors and Officers
         Indemnification of the Partners and any officer, director, employee, agent, subsidiary or assign thereof, is provided for in Section 3.5 of the Operating Agreement, which is included as Exhibit B to the Prospectus.

Item 35. Treatment of Proceeds from Stock Being Registered
         Not Applicable

Item 36. Financial Statements and Exhibits
         (a) Financial Statements: See "Index to Financial Statements" and the financial statements appearing thereafter in Part I of this registration statement.

         (b)      Exhibits:

                  1.1      Dealer Manager Agreement
                  1.2      Selected Dealer Agreement
                  3        Operating Agreement of Registrant (included as
                           Exhibit A to the Prospectus)
                  4.1      Operating Agreement (included as Exhibit A to the
                           Prospectus)
                  4.2      Subscription Agreement and Power of Attorney
                           (included as Exhibit B to the Prospectus)
                  10.1     BankWest Escrow Agreement
                  5.1      Opinion of Berkley, Gordon, Levine, Goldstein &
                           Garfinkel, LLP with respect to legality of the
                           securities
                  5.2      Opinion of Wendel, Rosen, Black & Dean, LLP with
                           respect to federal income tax matters
                  23.1     Consent of Berkley, Gordon, Levine, Goldstein &
                           Garfinkel, LLP (contained in Exhibit 5.1)
                  23.2     Consent of Wendel, Rosen, Black & Dean, LLP
                  23.3     Consent of Grant Thornton LLP (DM Mortgage Investors,
                           LLC)
                  23.4     Consent of Grant Thornton LLP (Sunderland
                           Corporation)
                  24       Power of Attorney
                  27       Financial Data Schedule

Item 37. Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include therein any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in any such prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona find offering thereof.

     (3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

     (4) To remove from regulation by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) To send to each limited partner at least on an annual basis a detailed statement of any transactions with the Manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 15, 2000.


                                          DM MORTGAGE INVESTORS, LLC

                                          By:      CAPSOURCE, INC., sole Manager



                                            By:  /s/ STEPHEN BYRNE
                                                 -------------------------------
                                                     Stephen Byrne
                                                     President (Principal
                                                      Officer of Manager)


                                            By:  /s/ LANCE BRADFORD
                                                 -------------------------------
                                                     Lance Bradford
                                                     Secretary and Treasurer
                                                      (Chief Accounting
                                                     Officer of the Manager)

                                            By:  /s/ MICHAEL SHUSTEK
                                                 -------------------------------
                                                     Michael Shustek, Director

                           DM MORTGAGE INVESTORS, LLC
                       a Nevada Limited Liability Company

                                INDEX TO EXHIBITS



                  1.1      Dealer Manager Agreement (1)

                  1.2      Selected Dealer Agreement (1)

                  3        Articles of Organization, as amended

                  4.1 Operating Agreement (included as Exhibit A to the Prospectus)

                  4.2 Subscription Agreement and Power of Attorney (included as Exhibit B to the Prospectus)

                  5.1 Legal opinion of Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP, with respect to legality of the securities

                  5.2 Opinion of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters

                  10.1     BankWest Escrow Agreement (1)

                  23.1 Consent of Berkley, Gordon, Levine, Gordon & Garfinkel, LLP (contained in Exhibit 5.1)

                  23.2     Consent of Wendel, Rosen, Black & Dean, LLP

                  23.3     Consent of Grant Thornton LLP (DM Mortgage Investors,
                           LLC)

                  23.4     Consent of Grant Thornton LLP (Sunderland
                           Corporation)

                  24       Power of Attorney

                  27       Financial Data Schedule


----------

(1)      Filed in preliminary form.